Exhibit 10.1

$36,000,000 US Dollar Revolving Loan
€16,000,000 Euro Revolving Loan
C$1,500,000 Canadian Dollar Revolving Loan

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 21, 2011

among

DYNAMIC MATERIALS CORPORATION,

The US Borrowers Party Hereto,

The Euro Borrowers Party Hereto,

The Canadian Borrowers Party Hereto,

The Guarantors Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as US Administrative Agent,

J.P. MORGAN EUROPE LIMITED,
as Euro Administrative Agent,

JPMORGAN CHASE BANK N.A., TORONTO BRANCH,
as Canadian Administrative Agent,

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent

* * *

JPMORGAN CHASE BANK, N.A.,
as Lead Arranger and Sole Bookrunner

i

SCHEDULES:

Schedule 1.01	Security Agreements
Schedule 2.01	Commitments
Schedule 3.01	Organization
Schedule 3.03	No Violations
Schedule 3.05	No Undisclosed Liabilities
Schedule 3.06	Litigation
Schedule 3.07	Compliance with Law
Schedule 3.08	Material Contracts
Schedule 3.09	Properties
Schedule 3.10	Intellectual Property
Schedule 3.12	Environmental Compliance
Schedule 3.15	Insurance
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.05	Existing Investments
Schedule 6.08(j)	Permitted Affiliate Agreements
Schedule 6.09	Restrictive Agreements
Schedule 9.10	Jurisdiction Specific Provisions

EXHIBITS:

Exhibit 1.1A	Form of Assignment and Assumption
Exhibit 1.1B(i)	Form of Joinder Agreement (Domestic)
Exhibit 1.1B(ii)	Form of Joinder Agreement (Foreign)
Exhibit 1.1C	Mandatory Cost Calculation
Exhibit 1.1D	Form of Commitment Increase Agreement
Exhibit 1.1E	Form of New Lender Agreement
Exhibit 2.03	Form of Borrowing Request
Exhibit 2.07	Form of Interest Election Request
Exhibit 5.01(c)	Form of Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 21, 2011 (this “Agreement”), among Dynamic Materials Corporation, a Delaware corporation (the “Parent”), the US Borrowers party hereto, the Euro Borrowers party hereto, the Canadian Borrowers party hereto, the Guarantors party hereto, the Lenders party hereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, National Association, as Documentation Agent.

PRELIMINARY STATEMENT:

WHEREAS, the Parent is a party to that certain Credit Agreement dated November 16, 2007 (the “Prior Agreement”) among the Parent, Dynamic Materials Luxembourg 2 S.à r.l., the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Europe Limited, as Euro administrative agent;

WHEREAS, the Borrowers, the Administrative Agent, the Euro Administrative Agent and the Lenders mutually desire to amend and restate the Prior Agreement in its entirety;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Borrowers, the Guarantors, the US Administrative Agent, the Euro Administrative Agent, the Canadian Administrative Agent and the Lenders agree as follows:

ARTICLE I

Definitions

Section 1.01           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any US Loan or US Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by an Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the US Administrative Agent, the Euro Administrative Agent and the Canadian Administrative Agent.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in Dollars or a US Letter of Credit and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the US Administrative Agent, (b) with respect to a Loan or Borrowing denominated in Euros or a Euro Letter of Credit, the Euro Administrative Agent and (c) with respect to a Loan or Borrowing denominated in Canadian Dollars or a Canadian Letter of Credit, the Canadian Administrative Agent.

“Applicable Issuing Lender” means (a) with respect to a US Letter of Credit, the US Issuing Lender, (b) with respect to a Euro Letter of Credit, the Euro Issuing Lender and (c) with respect to a Canadian Letter of Credit, the Canadian Issuing Lender.

“Applicable Margin” means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Parent is required to have delivered the financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01(c) in connection with such financial statements):

Level	Leverage Ratio	Applicable Margin for Eurodollar, Eurocurrency and CDOR Loans	Applicable Margin for ABR Loans	Applicable Margin for Canadian Prime Rate Loans
I	1.00 > X	1.25%	0.00%	1.50%
II	1.50 >X > 1.00	1.50%	0.00%	1.50%
III	X > 1.50	1.75%	0.25%	1.75%

Each change in the Applicable Margin shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and Section 5.01(c), commencing with the date on which such financials statements and Compliance Certificate are required to be delivered for the fiscal year ending December 31, 2011.  Notwithstanding the foregoing, for the period from the Effective Date through the date the financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) and Section 5.01(c) for the fiscal year ending December 31, 2011, the Applicable Margin shall be determined at Level I.  In the event that any financial statement delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, is shown to be inaccurate when delivered (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Parent shall immediately (i) deliver to the US Administrative Agent corrected financial statements for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected financial statements, and (iii) immediately pay to the US Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the US Administrative Agent in accordance with Section 2.17(e).  This provision is in addition to rights of the Agents and Lenders with respect to Section 2.12(g) and their other respective rights under this Agreement.  If the Parent fails to deliver the financial statements and corresponding Compliance Certificate to the US Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to be delivered pursuant to Section 5.01, the Applicable Margin shall be determined at Level III and shall remain at such level until the date such financial statements and corresponding Compliance Certificate are so delivered by the Parent.

“Applicable Percentage” means (a) with respect to any US Lender, the percentage of the total US Commitments represented by such Lender’s US Commitment, (b) with respect to any Euro Lender, the percentage of the total Euro Commitments represented by such Lender’s Euro Commitment and (c) with respect to any Canadian Lender, the percentage of total Canadian Commitments represented by such Lender’s Canadian Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of total Commitments of any Class (disregarding any Defaulting Lender’s Commitment of such Class) represented by such Lender’s Commitment of such Class.  If the Commitments have terminated or expired pursuant to this Agreement, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and any Lender’s status as a Defaulting Lender at the time of determination.

“Asset Sale” means a Disposition by any Borrower or any of its respective Subsidiaries to any Person of (a) substantially all of the assets, or any material division or line of business, of such Borrower or any such Subsidiary, or (b) any other assets of such Borrower or any such Subsidiary, including, without limitation, any accounts receivable, but excluding in each case of clause (a) and (b) above the Dispositions permitted in Section 6.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the US Administrative Agent, in the form of Exhibit 1.1A or any other form approved by US Administrative Agent and the Parent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

“Bank Products” means each and any of the following bank services provided to any Obligor by a Lender or any of its Affiliates: (a) commercial credit cards, (b) commercial checking accounts, (c) stored value cards and (d) treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the US Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the US Borrowers, the Euro Borrowers and the Canadian Borrowers.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, Eurocurrency Loans and CDOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit 2.03 or such other form reasonably acceptable to the Applicable Agent.

“Business Acquisition” means (a) an Investment by any Borrower or any other Person pursuant to which such Person shall become a Subsidiary of such Borrower or shall be merged into or consolidated with such Borrower or any of its Subsidiaries or (b) an acquisition by any Borrower or any of its respective Subsidiaries of the property and assets of any Person that constitute substantially all of the assets of such Person or any division or other business unit of such Person.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, Denver, Colorado, London, England, Toronto, Canada, and Luxembourg are authorized or required by Law to remain closed; provided that, (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (b) when used in connection with a Loan denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, an Affiliate of the US Administrative Agent, acting at the request of the US Administrative Agent, in its capacity as Canadian administrative agent for the Lenders hereunder.

“Canadian Borrowers” means the Parent and DYNAenergetics Canada.

“Canadian Borrowing” means a Borrowing comprised of one or more Canadian Loans.

“Canadian Commitment” means, with respect to each Canadian Lender, the commitment of such Lender to make Canadian Loans and to acquire participations in Canadian Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Canadian Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04.  The initial amount of each such Lender’s Canadian Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Commitment, as applicable.  The initial aggregate amount of the Lenders’ Canadian Commitments is C$1,500,000.

“Canadian Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Canadian Loans and its Canadian LC Exposure at such time.

“Canadian Dealer Offered Rate” means, with respect to any Canadian Borrowing for any Interest Period, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of such Interest Period for Canadian Dollar denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m., Local Time, on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after such time to reflect any error in the posted average annual rate of interest) plus 0.10%; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then such rate on that day shall be calculated as the cost of funds quoted by the Canadian Administrative Agent to raise Canadian Dollars for such Interest Period as of 10:00 a.m., Local Time, on such day for commercial loans and other extensions of credit to businesses of comparable credit risk or, if such day is not a Business Day, then as quoted by the Canadian Administrative Agent on the immediately preceding Business Day.

“Canadian Dollars” or “C$” means lawful currency of Canada.

“Canadian Issuing Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as the issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Canadian Issuing Lender may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of the Canadian Issuing Lender, in which case the term “Canadian Issuing Lender” shall include any Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

“Canadian LC Disbursement” means a payment made by the Canadian Issuing Lender pursuant to a Canadian Letter of Credit.

“Canadian LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Canadian Letters of Credit at such time plus (b) the aggregate amount of all Canadian LC Disbursements that have not yet been reimbursed by the Canadian Borrowers or converted into a Canadian Loan pursuant to Section 2.05(e) at such time.  The Canadian LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Lender” means a Lender with a Canadian Commitment or, if the Canadian Commitments have terminated or expired, a Lender with Canadian Credit Exposure.

“Canadian Letter of Credit” means any Letter of Credit denominated in Canadian Dollars issued pursuant to Section 2.05 of this Agreement.

“Canadian Loan” means a Loan made pursuant to Section 2.01(c).

“Canadian Prime”, when used in reference to any Canadian Loan or Canadian Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Prime Rate” means, for any period, a fluctuating interest rate per annum as in effect from time to time which rate per annum shall at all times be equal to the percentage rate per annum determined by the Canadian Administrative Agent (rounded up to two decimal places) to be the greater of (a) the rate of interest that the Canadian Administrative Agent establishes at the time as the reference rate of interest for determination of interest rates it will charge for loans in Canadian Dollars at its office in Toronto, Canada and to which it refers as its prime rate (or its equivalent or analogous such rate) or (b) the sum of (i) the yearly rate of interest to which the one-month CDOR is equivalent plus (ii) 1% per annum.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR”, when used in reference to any Canadian Loan or Canadian Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Dealer Offered Rate.

“Change in Control” means (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the Effective Date) shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the Effective Date) of issued and outstanding Equity Interests of the Parent representing more than 35% of the aggregate voting power in elections for directors of the Parent on a fully diluted basis; or (b) a majority of the members of the board of directors of the Parent shall cease to be either (i) Persons who were members of the board of directors on the Effective Date or (ii) Persons who became members of such board of directors after the Effective Date and whose election or nomination was approved by a vote or consent of the majority of the members of the board of directors that are either described in clause (i) above or who were elected under this clause (ii).

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking into effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or Governmental Authority with respect to the implementation of the Basel III Accord shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are US Loans, Euro Loans, Canadian Loans, US Swingline Loans or Euro Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a US Commitment, a Euro Commitment or a Canadian Commitment, and when used in reference to any Lender, refers to whether such Lender has a US Commitment, a Euro Commitment or a Canadian Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property described in the Security Agreements serving as security for the Loans.

“Commitment” means any US Commitment, Euro Commitment or Canadian Commitment, as the context may require, and “Commitments” means any or all of the foregoing, as the context may require.

“Commitment Fee Rate” means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Parent is required to have delivered the financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable (as such Leverage Ratio is reflected in the Compliance Certificate delivered pursuant to Section 5.01(c) in connection with such financial statements):

Level	Leverage Ratio	Commitment Fee Rate
I	1.00 > X	0.200%
II	1.50 > X> 1.00	0.250%
III	X > 1.50	0.300%

Each change in the Commitment Fee Rate shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and Section 5.01(c), commencing with the date on which such financials statements and Compliance Certificate are required to be delivered for the fiscal year ending December 31, 2011.  Notwithstanding the foregoing, for the period from the Effective Date through the date the financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01(a) and Section 5.01(c) for the fiscal year ending December 31, 2011, the Commitment Fee Rate shall be determined at Level I.  In the event any financial statement delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, is shown to be inaccurate when delivered (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Commitment Fee Percentage for any period (an “Applicable Commitment Fee Period”) than the Commitment Fee Percentage applied for such Applicable Commitment Fee Period, and only in such case, then the Parent shall immediately (i) deliver to the US Administrative Agent corrected financial statements for such Applicable Commitment Fee Period, (ii) determine the Commitment Fee Percentage for such Applicable Commitment Fee Period based on the corrected financial statements, and (iii) immediately pay to the US Administrative Agent the additional accrued commitment fees owing as a result of such increased Commitment Fee Rate for such Applicable Commitment Fee Period, which payment shall be promptly applied by the US Administrative Agent in accordance with Section 2.11.  This provision is in addition to the rights of the Agents and Lenders with respect to Section 2.12(g) and their other respective rights under this Agreement.  If the Parent fails to deliver the financial statements and corresponding Compliance Certificate to the US Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to be delivered pursuant to Section 5.01, the Commitment Fee Rate shall be determined at Level III and shall remain at such level under the date such financial statements and corresponding Compliance Certificate are so delivered by the Parent.

“Commitment Increase Agreement” means a Commitment Increase Agreement entered into by a Lender in accordance with Section 2.19(d) and accepted by the US Administrative Agent in the form of Exhibit 1.1D or any other form approved by the US Administrative Agent.

“Commitment Increase Notice” has the meaning set forth in Section 2.19(a).

“Compliance Certificate” has the meaning set forth in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Person, for any period, Net Income of such Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, to the extent deducted in the determination of such Net Income and without duplication, (a) provisions for income taxes, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary, non-recurring charges and (e) other non-cash charges; and minus, to the extent included in the determination of such Net Income and without duplication, (i) interest income, (ii) extraordinary, non-recurring income, revenue or gains and (iii) other non-cash income.

“Consolidated Funded Indebtedness” of any Person, means, without duplication, Indebtedness of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, evidenced by a note, bond, debenture or similar instrument with regularly scheduled interest payments and a maturity date.

“Consolidated Pro Forma EBITDA” means, for any Person, for any period, without duplication, Consolidated EBITDA of such Person, (i) plus the Consolidated EBITDA for such period of any Subsidiary of such Person acquired during such period, as if acquired on the first day of such period and (ii) minus the Consolidated EBITDA for such period of any Subsidiary of such Person disposed of during such period, as if disposed of on the first day of such period, determined in a manner reasonably satisfactory to US Administrative Agent.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s US Credit Exposure, Euro Credit Exposure and Canadian Credit Exposure at such time.  For purposes of determining Credit Exposure, the Euro Credit Exposure and the Canadian Credit Exposure shall be converted to Dollars at rates determined by the US Administrative Agent.

“Credit Party” means any Agent, Issuing Lender, Swingline Lender or any other Lender.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate per annum equal to (a) with respect to overdue principal of any Loan, the rate otherwise applicable to such Loan plus 2% and (b) with respect to all other amounts, the rate otherwise applicable to ABR Loans plus 2%.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Applicable Agent (and the US Administrative Agent if it shall not be the Applicable Agent) in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Applicable Agent (and the US Administrative Agent if it shall not be the Applicable Agent), or (d) has become the subject of a Bankruptcy Event.

“Disposition” means sale, lease, conveyance or other disposition.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Parent (other than a Subsidiary of any Foreign Subsidiary) that is a U.S. Person.

“DYNAenergetics Canada” means DYNAenergetics Canada Inc., a corporation existing under the laws of Alberta, Canada, a Wholly Owned Subsidiary of the Parent.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all Laws, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of any unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, or with respect to a Multiemployer Plan, any “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EURIBOR” means, in relation to any Euro Loan for any Interest Period, an interest rate per annum equal to the applicable Screen Rate as of 11:00 a.m. Brussels, Belgium time on the second TARGET Day (excluding any TARGET Day that is not a Business Day) prior to the beginning of such Interest Period for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

“Euro”, “Euros” and “€” mean the single currency of the Participating Member States.

“Euro Administrative Agent” means J.P. Morgan Europe Limited in London, England, an Affiliate of the US Administrative Agent, acting at the request of the US Administrative Agent, in its capacity as Euro administrative agent for the Lenders hereunder.

“Euro Borrowers” means the Parent and the Wholly Owned Subsidiaries of the Parent that are organized under the laws of a Participating Member State and that are identified as Euro Borrowers on the signature pages hereto.

“Euro Borrowing” means a Borrowing comprised of one or more Euro Loans.

“Euro Commitment” means, with respect to each Euro Lender, the commitment of such Lender to make Euro Loans and to acquire participations in Euro Letters of Credit and Euro Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Euro Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04.  The initial amount of each such Lender’s Euro Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Euro Commitment, as applicable.  The initial aggregate amount of the Lenders’ Euro Commitments is €16,000,000.

“Euro Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Euro Loans and its Euro LC Exposure and its Euro Swingline Exposure at such time.

“Euro Issuing Lender” means J.P. Morgan Europe Limited, in its capacity as the issuer of Euro Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Euro Issuing Lender may, in its discretion, arrange for one or more Euro Letters of Credit to be issued by Affiliates of the Euro Issuing Lender, in which case the term “Euro Issuing Lender” shall include any Affiliate with respect to Euro Letters of Credit issued by such Affiliate.

“Euro LC Disbursement” means a payment made by the Euro Issuing Lender pursuant to a Euro Letter of Credit.

“Euro LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Euro Letters of Credit at such time plus (b) the aggregate amount of all Euro LC Disbursements that have not yet been reimbursed by the Euro Borrowers or converted into a Euro Loan or Euro Swingline Loan pursuant to Section 2.05(e) at such time.  The Euro LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Euro LC Exposure at such time.

“Euro Lender” means a Lender with a Euro Commitment or, if the Euro Commitments have terminated or expired, a Lender with Euro Credit Exposure.

“Euro Letter of Credit” means any Letter of Credit denominated in Euros and issued pursuant to Section 2.05 of this Agreement.

“Euro Loan” means a Loan made pursuant to Section 2.01(b).

“Euro Swingline Exposure” means, at any time, the aggregate principal amount of all Euro Swingline Loans outstanding at such time.  The Euro Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Euro Swingline Exposure at such time.

“Euro Swingline Lender” means J.P. Morgan Europe Limited, in its capacity as lender of Euro Swingline Loans hereunder.

“Euro Swingline Loan” means a Loan made in Euros pursuant to Section 2.05.

“Euro Swingline Rate” means, in relation to a Euro Swingline Loan, the percentage rate per annum which is the aggregate of:

(a)                                  the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Euro Administrative Agent at its request quoted by the Reference Bank to leading banks in the European interbank market as of 11.00 a.m., Local Time on the date of Borrowing for that Euro Swingline Loan for the offering of deposits in Euro for a period comparable to the Interest Period for the relevant Euro Swingline Loan and for settlement on that day;

(b)                                 1.75 per cent per annum; and

(c)                                  Mandatory Cost (if any).

“Eurocurrency”, when used in reference to any Euro Loan or Euro Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBOR.

“Eurocurrency Rate” means EURIBOR.

“Eurodollar”, when used in reference to any US Loan or US Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Other Connection Taxes, including Connection Income Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lender office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letter of Credit” means that certain letter of credit dated February 4, 2010, issued by JPMorgan Chase Bank, N.A., in its capacity as issuing lender under the Prior Agreement, in the amount of $29,311.20.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter agreement, dated November 22, 2011, among the Parent, the Agents and the sole book runner and lead arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent.

“Fitch” means Fitch Ratings, Ltd.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA to (b) Fixed Charges.

“Fixed Charges” means, for any period of determination, without duplication, the sum of (a) cash Interest Expense, (b) cash dividends, (c) cash income Taxes and (d) an amount equal to 75% of depreciation expense, in each case, for the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Foreign Guarantors” means each of the Parent’s existing and subsequently acquired or organized Wholly Owned Subsidiaries that are Foreign Subsidiaries, including, without limitation, the Euro Borrowers and the Canadian Borrowers, which Subsidiaries guarantee the Obligations of the Euro Borrowers and the Canadian Borrowers under the Loan Documents.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary of the Parent that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approval” means (i) any authorization, consent, approval, license, waiver, or exemption, by or with; (ii) any notice to; (iii) any declaration of or with; or (iv) any registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any guarantee of any guarantor shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Parent in good faith.

“Guarantees” means the guarantees issued pursuant to this Agreement as contained in Article IX.

“Guarantors” means the US Guarantors and the Foreign Guarantors.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Interest Election Request” means (a) a request by a US Borrower to convert or continue a Eurodollar Borrowing, (b) a request by a Euro Borrower to continue a Eurocurrency Borrowing or (c) a request by a Canadian Borrower to convert or continue a CDOR Borrowing, in each case in accordance with Section 2.07 and substantially in the form attached hereto as Exhibit 2.07 or such other form reasonably acceptable to the Applicable Agent.

“Interest Expense” means, for any Person, for any period, determined on a consolidated basis in accordance with GAAP, the sum of  all interest on Indebtedness paid or payable (including the portion of rents payable under Capital Lease Obligations allocable to interest) in or for such period, plus all original issue discount and other interest expense associated with Indebtedness accreted or amortized or required to be accreted or amortized in or for such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a US Swingline Loan) or any Canadian Prime Rate Loan, the last day of each March, June, September and December and the Termination Date; (b) with respect to any Eurodollar Loan, Eurocurrency Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar, Eurocurrency or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period; and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, Eurocurrency Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means any investment in any Person, whether by means of a purchase of Equity Interests or debt securities, capital contribution, loan, guarantee, time deposit or otherwise (but not including any demand deposit).

“Issuing Lenders” means the US Issuing Lender, the Euro Issuing Lender and the Canadian Issuing Lender.

“Joinder Agreement” means those agreements in the form of Exhibit 1.1B(i) and Exhibit 1.1B(ii).

“Law” means all laws, statutes, treaties, ordinances, codes, acts, rules, regulations, Government Approvals and Orders of all Governmental Authorities, whether now or hereafter in effect.

“LC Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrower or converted into a Loan pursuant to Section 2.05(e) at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the US Swingline Lender and the Euro Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.05 of this Agreement.

“Leverage Ratio” means, for any trailing four quarter period, the ratio of Consolidated Funded Indebtedness of the Parent on the last day of such period to Consolidated Pro Forma EBITDA of the Parent for such trailing four-quarter period.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Reference Screen LIBOR01 page (or any successor thereto or substitute therefor provided by Reuters, providing rate quotations comparable to those currently provided on such page, as determined by the US Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., Local Time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London, England office of the US Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., Local Time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any applications for Letters of Credit and reimbursement agreements relating thereto, the Security Documents, the Fee Letter, any

Commitment Increase Agreements and New Lender Agreements and each Swap Agreement with any Lender or Affiliate thereof entered into pursuant to Section 6.06 or pursuant to the Prior Agreement.

“Loans” means the loans made by the Lenders to the US Borrowers, the Euro Borrowers or the Canadian Borrowers, as applicable, pursuant to this Agreement, including the Swingline Loans.

“Local Time” means (a) with respect to a Loan denominated in Dollars, New York City, New York time, (b) with respect to a Loan denominated in Euros, London, England time, and (c) with respect to a Loan denominated in Canadian Dollars, Toronto, Canada time.

“Mandatory Cost” means the percentage rate per annum calculated by the Euro Administrative Agent in accordance with Exhibit 1.1C.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, property, or condition (financial or otherwise) of any Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers or Guarantors to perform their Obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or (iv) the rights and remedies of the Agents and the Lenders under the Loan Documents.

“Material Contract” means any contract or agreement, written or oral, to which any Borrower or any of its Subsidiaries is a party to the extent a default under such contract could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding $2,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means the real property covered by the Mortgages.

“Mortgages” means (a) that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 16, 2007, executed by the Parent in favor of the US Administrative Agent in respect of certain property located in Hartford County, Connecticut, as more particularly described therein, as assigned by the Parent to AMK Welding, Inc. (b) that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 12, 2007, effective as of November 16, 2007, executed by the Parent in favor of the US Administrative Agent in respect of certain property located in Fayette County, Pennsylvania, as more particularly described therein and (c) that certain Open-End Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 16, 2007, executed by the Parent in favor of the US Administrative Agent in respect of certain property located in Fayette County, Pennsylvania, as more particularly described therein.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any Person, for any period, the net income or loss of the for such period determined on a consolidated basis in accordance with GAAP.

“New Lender” has the meaning set forth in Section 2.19(c).

“New Lender Agreement” means a New Lender Agreement entered into by a New Lender in accordance with Section 2.19(c) and accepted by the US Administrative Agent in the form of Exhibit 1.1E or any other form approved by the US Administrative Agent.

“Obligations” means all of the duties, obligations and liabilities of any kind of the Borrowers and each Guarantor hereunder or under any of the Loan Documents or in respect of Bank Products.

“Obligors” means the Borrowers and each Guarantor.

“Order” means an order, writ, judgment, award, injunction, decree, ruling or decision of any Governmental Authority or arbitrator.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Parent” has the meaning given in the preamble.

“Participant” has the meaning set forth in Section 10.04.

“Participating Member State” means a member state of the European Community that adopts or has adopted the Euro as its lawful currency under the legislation of the European Union for European Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)                                  Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, suppliers’, processors’ and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)                                 utility deposits and deposits to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)                                    easements, zoning restrictions, rights-of-way, reservations, subdivisions and similar encumbrances or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of owned or leased real property and minor defects and irregularities in title on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of either Borrower or any of its respective Subsidiaries;

(g)                                 Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and

(h)                                 Liens of licensors on licenses or sublicenses of Intellectual Property;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)                                  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)                                 Euro-denominated securities issued or unconditionally guaranteed or insured by any Participating Member State or Switzerland (or by any agency or instrumentality thereof to the extent such securities are backed by the full faith and credit of such Participating Member State), in each case maturing within one year from the date of acquisition thereof;

(c)           investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least F1 by Fitch, P-1 by Moody’s or A-1 by S&P;

(d)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) any financial institution in a Participating Member State or Switzerland, which financial institution has short term unsecured, unsubordinated and unguaranteed debt instruments in issue having a rating of at least F1 by Fitch, P-1 by Moody’s or A-1 by S&P; provided that with respect to any Foreign Subsidiary whose country of organization or country where it conducts its business operations is not a Participating Member State or Switzerland, Permitted Investments shall also mean those investments that are comparable to the investments set forth in this clause (d) in such Foreign Subsidiary’s country of organization or country where it conducts business operations;

(e)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (d)(ii) above; and

(f)            money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AAA by S&P, Aaa by Moody’s or AAA by Fitch or (iii) are rated as described in clause (ii) and invest solely in the assets described in clauses (a) through (e) above.

“Permitted Liens” means Liens that any of the Borrowers and their respective Subsidiaries are permitted to create, incur, assume or permit to exist pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 383 Madison Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Reference Bank” means the principal London office of J. P. Morgan Europe Limited or such other banks as may be appointed by the Euro Administrative Agent in consultation with the Parent.

“Register” has the meaning set forth in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Response” means (a) “response” as such term is defined in CERCLA, 42 U.S.C. §9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to:  (i) clean up, remove, treat, abate, or in any other way address any Hazardous Material in the environment; (ii) prevent the release or threatened release of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests, or any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc.

“Screen Rate” means, with respect to the EURIBOR, the percentage rate per annum determined by the Euro Administrative Agent to be the current rate of the Banking Federation of the European Union for the Reuters (Telerate) Screen - Page 248.  In the event that such rate does not appear thereon (or otherwise on such service), the “Screen Rate” for purposes of this definition shall be determined by:  (i) reference to such other comparable publicly available service for displaying EURIBOR rates as may be reasonably selected by the Euro Administrative Agent or (ii) at its option, the rate at which Euros approximately equal in principal amount to such Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the principal office of the Euro Administrative Agent in London, England by leading banks in the European Market for Euros at approximately 11:00 a.m., Local Time, two (2) TARGET Days prior to the commencement of such Interest Period.

“Security Agreements” means (i) those certain security and pledge agreements executed in connection with the Prior Agreement, as ratified and amended in connection with this Agreement, and identified on Schedule 1.01 to which certain Subsidiaries of the Parent will become parties from time to time as provided in Section 5.09 and (ii) that certain security and pledge agreement dated as of the Effective Date, between DYNAenergetics Canada and the US Administrative Agent.

“Security Documents” means the Security Agreements, the Mortgages, each Joinder Agreement, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Law to grant a valid, perfected security interest in any property, and all UCC or other financing statements or instruments of perfection required by this Agreement, any security agreement or mortgage to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement or any mortgage and any other document or instrument utilized to pledge as collateral for any of the Obligations any property of whatever kind or nature, in each case, as the same may be amended or modified from time to time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions that is entered into in the ordinary course of business for risk management purposes and not for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any of its respective Subsidiaries shall be a Swap Agreement.

“Swingline Loan” means a US Swingline Loan or a Euro Swingline Loan, as the context may require.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, or similar charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the fifth anniversary of the Effective Date.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the EURIBOR, the CDOR or the Canadian Prime Rate.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other State the Laws of which are required to be applied in connection with the issue or perfection of security interests.

“US Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as US administrative agent for the Lenders hereunder.

“US Borrowers” means the Parent and the Wholly-Owned Subsidiaries of the Parent that are Domestic Subsidiaries and that are identified as US Borrowers on the signature pages hereto.

“US Borrowing” means a Borrowing comprised of one or more US Loans.

“US Commitment” means, with respect to each US Lender, the commitment of such Lender to make US Loans and to acquire participations in US Letters of Credit and US Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s US Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or Section 10.04.  The initial amount of each such Lender’s US Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Commitment, as applicable.  The initial aggregate amount of the Lenders’ US Commitments is $36,000,000.

“US Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s US Loans and its US LC Exposure and its US Swingline Exposure at such time.

“US Guarantors” means each US Borrower and each of the Parent’s existing and subsequently acquired or organized Wholly Owned Subsidiaries that are Domestic Subsidiaries (other than any Domestic Subsidiary of any Foreign Subsidiary), which US Guarantors guarantee certain Obligations under the Loan Documents pursuant to either Section 9.01(a)(i) or Section 9.01(a)(ii).

“US Issuing Lender” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of US Letters of Credit hereunder and in its capacity as the issuer of the Existing Letter of Credit, and its successors in such capacity as provided in Section 2.05(i).  The US Issuing Lender may, in its discretion, arrange for one or more US Letters of Credit to be issued by Affiliates of the US Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to US Letters of Credit issued by such Affiliate.

“US LC Disbursement” means a payment made by the US Issuing Lender pursuant to a US Letter of Credit.

“US LC Exposure” means, at any time, the sum of (a) the aggregate amount of all US Letters of Credit at such time plus (b) the aggregate amount of all US LC Disbursements that have not yet been reimbursed by the US Borrowers or converted into a US Loan or a US Swingline Loan pursuant to Section 2.05(e) at such time.  The US LC Exposure of any Lender at any time shall be its Applicable Percentage of the total US LC Exposure at such time.

“US Lender” means a Lender with a US Commitment or, if the Commitments have terminated or expired, a Lender with US Credit Exposure.

“US Letter of Credit” means any Letter of Credit denominated in US Dollars and issued pursuant to Section 2.05 of this Agreement.

“US Loan” means a Loan made pursuant to Section 2.01(a).

“US Swingline Exposure” means, at any time, the aggregate principal amount of all US Swingline Loans outstanding at such time.  The US Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total US Swingline Exposure at such time.

“US Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of US Swingline Loans hereunder.

“US Swingline Loan” means a Loan made in Dollars pursuant to Section 2.04(a).

“Wholly Owned Subsidiary” means, with respect to any parent at any date, a Subsidiary of which Equity Interests representing 100% of the equity or general partnership interests, as applicable (other than director or nominal shares), are, as of such date, owned, Controlled or held by such parent or one or more Wholly Owned Subsidiaries of such parent or by such parent and one or more Wholly Owned Subsidiaries of such parent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “US Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “US Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “US Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “US Eurodollar Borrowing”).

Section 1.03          Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference herein or in any other Loan Document to a Loan Document shall include all appendices, exhibits and schedules thereto and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04          Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposes Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any of its Subsidiaries at “fair value”, as defined therein and

(ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.05          Conversions.  The US Administrative Agent shall make all conversions of currencies hereunder in accordance with its customary practices.

ARTICLE II

The Credits

Section 2.01          Commitments.  Subject to the terms and conditions set forth herein:

(a)           Each US Lender agrees to make loans to the US Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s US Credit Exposure exceeding such Lender’s US Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, prepay and reborrow US Loans.

(b)           Each Euro Lender agrees to make loans to the Euro Borrowers from time to time during the Availability Period in an aggregate amount that will not result in such Lender’s Euro Credit Exposure exceeding such Lender’s Euro Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Euro Borrowers may borrow, prepay and reborrow Euro Loans.

(c)           Each Canadian Lender agrees to make loans to the Canadian Borrowers from time to time during the Availability Period in an aggregate amount that will not result in such Lender’s Canadian Credit Exposure exceeding such Lender’s Canadian Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrowers may borrow, prepay and reborrow Canadian Loans.

Section 2.02          Loans and Borrowings.

(a)           Each Loan of any Class (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of such Class made by the appropriate Lenders ratably in accordance with their respective Commitments of such Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.12, (i) each Borrowing (other than a US Swingline Loan) under the US Commitment shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable US Borrower may request in accordance herewith, (ii) each Borrowing (other than a Euro Swingline Loan) under the Euro Commitment shall be comprised entirely of Eurocurrency Loans and (iii) each Borrowing under the Canadian Commitment shall be comprised entirety of

CDOR Loans or Canadian Prime Loans as the applicable Canadian Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect such Lender’s Commitment or the obligation of the US Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €100,000 and not less than €1,000,000; provided that a Eurocurrency Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total Euro Commitments, (ii) that which is required to repay a Euro Swingline Loan or (iii) that which is required to finance the reimbursement of a Euro LC Disbursement as contemplated by Section 2.05(c).  At the commencement of each Interest Period for any CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total US Commitments, (ii) that which is required to repay a US Swingline Loan, or (iii) that which is required to finance the reimbursement of a US LC Disbursement as contemplated by Section 2.05(e).  At the time that each Canadian Prime Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000; provided that a Canadian Prime Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the Canadian Commitments or (ii) that which is required to finance the reimbursement of a Canadian LC Disbursement as contemplated by Section 2.05(e).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) five (5) Eurodollar Borrowings outstanding, (ii) five (5) Eurocurrency Borrowings outstanding or (iii) three (3) CDOR Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

Section 2.03          Requests for Borrowings.  To request a Borrowing other than a Swingline Loan, the applicable Borrower shall notify the Applicable Agent (and the US Administrative Agent if it shall not be the Applicable Agent) of such request (a) in the case of a Eurodollar Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, by telephone or electronic communication not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed Borrowing, (c) in the case of a Eurocurrency Borrowing, by facsimile or electronic communication not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing, (d) in the case of a CDOR Borrowing, by facsimile or electronic communication not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing and (e) in the case of a Canadian Prime Borrowing, by facsimile or electronic communication not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed Borrowing;

provided that (i) any such notice of an ABR Borrowing to finance the reimbursement of a US LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing and (ii) any such notice of a Canadian Prime Borrowing to finance the reimbursement of a Canadian LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and, if delivered by telephone, shall be confirmed promptly by facsimile transmission or electronic communication to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower.  Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrower requesting such Borrowing;

(ii)           the aggregate amount of the requested Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          the Class and Type of such Borrowing;

(v)           in the case of a Eurodollar Borrowing, a Eurocurrency Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, (i) with respect to Borrowings under the US Commitments, then the requested Borrowing shall be an ABR Borrowing and (ii) with respect to Borrowings under the Canadian Commitment, then the requested Borrowing shall be a Canadian Prime Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, Eurocurrency Borrowing or CDOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender having a Commitment of the Class of the requested Borrowing of the details such Borrowing Request and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04          Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, (i) the US Swingline Lender agrees to make US Swingline Loans to the US Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the aggregate principal amount of outstanding US Swingline Loans exceeding $5,000,000 or (B) the total US Credit Exposures exceeding the total US Commitments and (ii) the Euro Swingline Lender agrees to make Euro Swingline Loans to the Euro Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (A) the aggregate principal amount of outstanding Euro Swingline Loans exceeding €5,000,000 and (B) the total Euro Credit Exposures exceeding the total Euro Commitments; provided that

(x) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (y) for purposes of this Section 2.04 only, the terms “Euro Borrower” and “Euro Borrowers” shall not include the Parent.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers and Euro Borrowers, as applicable, may borrow, prepay and reborrow Swingline Loans.  Each US Swingline Loan shall be in an amount that is an integral multiple of $1 and not less than $25,000 and each Euro Swingline Loan shall be in an amount that is not less than €250,000.

(b)           To request a US Swingline Loan, a US Borrower shall notify the US Administrative Agent of such request by telephone (confirmed by facsimile or electronic communication) not later than 12:00 noon, Local Time, on the day of a proposed US Swingline Loan.  To request a Euro Swingline Loan, a Euro Borrower shall notify the Euro Administrative Agent of such request by facsimile or electronic communication not later than 9:00 a.m., Local Time, on the day of a proposed Euro Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  Such Agent will promptly advise the applicable Swingline Lender of any such notice received from a Borrower.  The applicable Swingline Lender shall make each Swingline Loan to be made by it available to the applicable Borrower by means of a credit to the deposit account of such Borrower designated by such Borrower in writing in its request for such Swingline Loan or its confirmation of its request for such Swingline Loan, as applicable (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the appropriate Issuing Lender) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c)           The US Swingline Lender may by written notice given to the US Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day require the US Lenders to acquire participations on such Business Day in all or a portion of the US Swingline Loans outstanding.  The Euro Swingline Lender may by written notice given to the Euro Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day require the Euro Lenders to acquire participations on such Business Day in all or a portion of the Euro Swingline Loans outstanding.  Each such notice shall specify the aggregate amount of Swingline Loans in which the applicable Lenders will participate.  Promptly upon receipt of such notice, (i) with respect to US Swingline Loans, the US Administrative Agent will give notice thereof to each US Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans and (ii) with respect to Euro Swingline Loans, the Euro Administrative Agent will give notice thereof to each Euro Lender specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each US Lender and each Euro Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the US Administrative Agent or the Euro Administrative Agent, as applicable, for the account of the relevant Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each US Lender and Euro Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each US Lender and Euro Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in

Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Lender), and the US Administrative Agent or the Euro Administrative Agent, as applicable, shall promptly pay to the relevant Swingline Lender the amounts so received by it from such Lenders.  The US Administrative Agent or the Euro Administrative Agent, as applicable, shall notify the US Borrowers or the Euro Borrowers, as applicable, of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the US Administrative Agent or the Euro Administrative Agent, as applicable, and not to the relevant Swingline Lender.  Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the US Administrative Agent or the Euro Administrative Agent, as applicable; any such amounts received by such Agent shall be promptly remitted by such Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the relevant Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid by a Swingline Lender or such Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrowers or the Euro Borrowers of any default in the payment thereof.

Section 2.05           Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, at any time during the Availability Period, (i) any US Borrower may request the issuance of, and the US Issuing Lender shall issue, US Letters of Credit for the account of such US Borrower or the account of any of its Subsidiaries, in a form reasonably acceptable to the US Administrative Agent and the US Issuing Lender, (ii) any Euro Borrower may request the issuance of, and the Euro Issuing Lender shall issue, Euro Letters of Credit for the account of such Euro Borrower or the account of any of its Subsidiaries, in a form reasonably acceptable to the Euro Administrative Agent and the Euro Issuing Lender and (iii) any Canadian Borrower may request the issuance of, and the Canadian Issuing Lender shall issue, Canadian Letters of Credit for the account of such Canadian Borrower or the account of any of its Subsidiaries, in a form reasonably acceptable to the Canadian Administrative Agent and the Canadian Issuing Lender.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall transmit by facsimile or by electronic communication to the Applicable Issuing Lender and the Applicable Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by such Issuing Lender, such Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower to which such Letter of Credit shall be issued shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) in the case of a US Letter of Credit, the US LC Exposure shall not exceed $15,000,000 and the total US Credit Exposures shall not exceed the total US Commitments, (ii) in the case of a Euro Letter of Credit, the Euro LC Exposure shall not exceed €7,000,000 and the total Euro Credit Exposures shall not exceed the total Euro Commitments and (iii) in the case of a Canadian Letter of Credit, the Canadian LC Exposure shall not exceed C$500,000 and the total Canadian Credit Exposures shall not exceed the total Canadian Commitments.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to 5:00 p.m., Local Time, on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Termination Date; provided, however, that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Lender or the Lenders, (i) the US Issuing Lender hereby grants to each US Lender, and each such Lender hereby acquires from the US Issuing Lender, a participation in such US Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, (ii) the Euro Issuing Lender hereby grants to each Euro Lender, and each such Lender hereby acquires from the Euro Issuing Lender, a participation in such Euro Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit and (iii) the Canadian Issuing Lender hereby grants to each Canadian Lender, and each such Lender hereby acquires from the Canadian Issuing Lender, a participation in such Canadian Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Applicable Agent, for the account of the Applicable Issuing Lender, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit for a Borrower’s own account or the account of any of its Subsidiaries, such Borrower shall reimburse such LC Disbursement by paying to the Applicable Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Local Time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 1:00 p.m., Local Time, on the Business Day immediately following the day that such Borrower receives such notice; provided that (i) in the case of a US LC Disbursement, if such LC Disbursement is not less than $1,000,000, the applicable US Borrower may, subject to the conditions to borrowing set forth herein, request, in accordance with Section 2.03 or Section 2.04, that such payment be financed with an ABR Borrowing or US Swingline Loan in an equivalent amount and, to the extent so financed, such US Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or US Swingline Loan, (ii) in the case of a Euro LC Disbursement, if such LC Disbursement is not less than €250,000, the applicable Euro Borrower may, subject to the conditions to borrowing set forth herein, request, in accordance with Section 2.03 or Section 2.04, that such payment be financed with a Eurocurrency Borrowing or a Euro Swingline Loan in an equivalent amount and, to the extent so financed, such Euro Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Eurocurrency Borrowing or Euro Swingline Loan and (iii) in the case of a Canadian LC Disbursement, if such LC Disbursement is not less that C$50,000, the applicable Canadian Borrower may, subject to the conditions to Borrowing set forth herein, request, in accordance with Section 2.03, that such payment be financed with a Canadian Prime Loan in an equivalent amount and, to the extent so financed, such Canadian Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Loan.  If such Borrower fails to make such payment when due, the Applicable Agent shall notify each appropriate Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each such Lender shall pay to the Applicable Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Lender), and the Applicable Agent shall promptly pay to the Applicable Issuing Lender the amounts so received by it from such Lenders.  Promptly following receipt by the Applicable Agent of any payment from a Borrower pursuant to this paragraph, the Applicable Agent shall distribute such payment to the Applicable Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Applicable Issuing Lender, then to such Lenders and the Applicable Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement (other than the funding of an ABR Loan, a Swingline Loan or a Canadian Prime Rate Loan, as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ Obligations hereunder.  Neither the Agents, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Applicable Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Law) suffered by such Borrower that are caused by the Applicable Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), each Issuing Lender shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  Each Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Applicable Issuing Lender shall promptly notify the Applicable Agent and the relevant Borrower by telephone (confirmed by facsimile or electronic communication) in the case of the US Issuing Lender or by facsimile or electronic communication in the case of the Euro Issuing Lender or the Canadian Issuing Lender, in each case, of such demand for payment and whether the Applicable Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Applicable Issuing Lender and the relevant Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If an Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, (i) in the case of a US LC Disbursement, at the rate per annum then applicable to ABR Loans, (ii) the case of a Euro LC Disbursement, at the rate per annum then applicable to Euro Swingline Loans and (iii) in the case of a Canadian LC Disbursement, at the rate per annum then applicable to Canadian Prime Loans; provided that, if the relevant Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph

(e) of this Section, then Section 2.12(g) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of an Issuing Lender.  Any Issuing Lender may be replaced at any time by written agreement among the Parent, the US Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender (unless such replaced Issuing Lender is then a Defaulting Lender in which case the replaced Issuing Lender’s consent is not necessary).  The US Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender.  At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Parent receives notice from the US Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Lenders with LC Exposure representing greater than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph), (i) the US Borrowers shall deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the total US LC Exposure as of such date plus any accrued and unpaid interest thereon minus the amount on deposit in such account that has not been applied against the Obligations, (ii) the Euro Borrowers shall deposit in an account with the Euro Administrative Agent, in the name of the Euro Administrative Agent and for the benefit of the Lenders, an amount in cash in Euros equal to the total Euro LC Exposure as of such date plus any accrued and unpaid interest thereon minus the amount on deposit in such account that has not been applied against the Obligations and (iii) the Canadian Borrowers shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Lenders, an amount in cash in Canadian Dollars equal to the total Canadian LC Exposure as of such date plus any accrued and unpaid interest thereon minus the amount on deposit in such account that has not been applied against the Obligations; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01.  Each such deposit shall be held by the Applicable Agent as collateral for the payment and performance of the Obligations.  The Applicable Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and discretion of the Applicable Agent (but, if so made, shall be limited to overnight bank loans or other investments denominated in the applicable currency generally comparable to those described in clauses (a) through (f) of Permitted Investments) and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Applicable Agent to reimburse the Applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure, be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide an amount of cash collateral hereunder, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

(k)           Existing Letter of Credit.  The Existing Letter of Credit shall be a Letter of Credit for all purposes hereunder.

Section 2.06           Funding of Borrowings.

(a)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the same currency as such Loan, to the account of the Applicable Agent most recently designated by it for such purpose by notice to each such Lender not later than (i) 1:00 p.m., Local Time, in the case of US Loans, (ii) 12:00 noon, Local Time, in the case of Euro Loans, and (iii) 2:00 p.m., Local Time, in the case of Canadian Loans; provided that all Swingline Loans shall be made as provided in Section 2.04(a).  The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to such account or accounts of the applicable Borrower designated by such Borrower in the applicable Borrowing Request; provided that (i) ABR Loans made to finance the reimbursement of a US LC Disbursement as provided in Section 2.05(e) shall be remitted by the US Administrative Agent to the US Issuing Lender, (ii) Euro Swingline Loans made to finance the reimbursement of a Euro LC Disbursement as provided in Section 2.05(e) shall be remitted by the Euro Administrative Agent to the Euro Issuing Lender and (iii) Canadian Prime Loans made to finance the reimbursement of a Canadian LC Disbursement as provided in Section 2.05(e) shall be remitted by the Canadian Administrative Agent to the Canadian Issuing Lender.

(b)           Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then such Lender and the applicable Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent at (i) in the case of a US Lender, the greater of the Federal Funds Effective Rate and a rate determined by the US

Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of a US Borrower, the interest rate applicable to ABR Loans, (iii) in the case of a Euro Lender, the Eurocurrency Rate, (iv) in the case of a Euro Borrower, the interest rate applicable to Eurodollar Loans, (v) in the case of a Canadian Lender, a rate determined by the Canadian Administrative Agent in accordance with banking industry rules on interbank compensation and (vi) in the case of a Canadian Borrower, the interest rate applicable to Canadian Prime Loans.  If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07           Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, a Eurocurrency Borrowing and a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, (i) with respect to Borrowings under the US Commitment, a US Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, (ii) with respect to a Eurocurrency Borrowing, a Euro Borrower may elect Interest Periods therefor and (iii) with respect to a Borrowings under the Canadian Commitment, a Canadian Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CDOR Borrowing, may elect Interest Periods therefor, in each case, as provided in this Section.  Each Borrower may elect different options with respect to different portions of its affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the applicable Borrower shall notify the Applicable Agent of such election in the manner and by the time that a Borrowing Request would be required to be delivered under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each Interest Election Request shall be irrevocable and, if delivered by telephone, shall be confirmed promptly by facsimile transmission or electronic communication to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the applicable Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Eurocurrency Borrowing, a Canadian Prime Borrowing or a CDOR Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, a Eurocurrency Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing, a Eurocurrency Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing, a Eurocurrency Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) an ABR Borrowing in the case of a Eurodollar Borrowing, (ii) a Eurocurrency Borrowing with an Interest Period of one month’s duration in the case of a Eurocurrency Borrowing and (iii) a Canadian Prime Borrowing in the case of a CDOR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the US Administrative Agent, at the request of the Required Lenders, so notifies the Parent, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (iii) no outstanding Canadian Borrowing may be converted or continued as a CDOR Borrowing and (iv) unless repaid, each CDOR Borrowing shall be converted as a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.

Section 2.08           Termination and Reduction of Commitments.

(a)           Unless previously terminated, the Commitments shall terminate on the Termination Date.

(b)           The Parent may at any time terminate or from time to time reduce the Commitments of any Class; provided that (i) each reduction of the US Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and the Parent shall not terminate or reduce the US Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total US Credit Exposures would exceed the total US Commitments, (ii) each reduction of the Euro Commitments shall be in an amount that is an integral multiple of €1,000,000 and not less than €2,000,000 and the Parent shall not terminate or reduce the Euro Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.10, the total Euro Credit Exposures would exceed the total Euro Commitments and (iii) each reduction of the Canadian Commitments shall be in an amount that is an integral multiple of C$100,000 and not less than C$100,000 and the Parent shall not terminate or reduce the Canadian Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.10, the total Canadian Credit Exposures would exceed the total Canadian Commitments.

(c)           The Parent shall notify the US Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the US Administrative Agent shall advise the Applicable Agent if the US Administrative Agent shall not be the Applicable Agent and the Lenders with the Commitment to be reduced or terminated of the contents thereof.  Each notice delivered by the Parent pursuant to this Section shall be irrevocable.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09           Repayment of Loans; Evidence of Debt.

(a)           Each US Borrower hereby unconditionally promises to pay (i) to the US Administrative Agent for the account of each US Lender the then unpaid principal amount of each US Loan (other than US Swingline Loans) on the Termination Date and (ii) to the US Swingline Lender the then unpaid principal amount of each US Swingline Loan on the earliest of (A) the date that is fourteen (14) days after the date such Swingline Loan was made and (B) the Termination Date; provided that on each date that a US Borrowing (other than a US Swingline Loan) is made, the applicable US Borrowers shall repay all US Swingline Loans then outstanding.  Each Euro Borrower hereby unconditionally promises to pay (i) to the Euro Administrative Agent for the account of each Euro Lender the then unpaid principal amount of each Euro Loan (other than Euro Swingline Loans) on the Termination Date and (ii) to the Euro Swingline Lender the then unpaid principal amount of each Euro Swingline Loan on the earliest of (A) the date that is fourteen (14) days after the date such Swingline Loan was made and (B) the Termination Date; provided that on each date that a Euro Borrowing (other than a Euro Swingline Loan) is made, the applicable Euro Borrowers shall repay all Euro Swingline Loans then outstanding.  Each Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Loan on the Termination Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The US Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made under the US Commitments, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the US Borrowers to each US Lender hereunder and (iii) the amount of any sum received by the US Administrative Agent hereunder for the account of the US Lenders and each such Lender’s share thereof.

(d)           The Euro Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made under the Euro Commitments and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Euro Borrowers to each Euro Lender and (iii) the amount of any sum received by the Euro Administrative Agent hereunder for the account of the Euro Lenders and each such Lender’s share thereof.

(e)           The Canadian Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made under the Canadian Commitments, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrowers to each Canadian Lender and (iii) the amount of any sum received by the Canadian Administrative Agent hereunder for the account of the Canadian Lenders and each such Lender’s share thereof.

(f)            The entries made in the accounts maintained pursuant to paragraph (b), (c), (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any of the Agents to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the respective Loans made to it in accordance with the terms of this Agreement.

(g)           Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Applicable Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10           Prepayment of Loans.

(a)           Each Borrower shall have the right at any time and from time to time to prepay any Borrowing selected by it in whole or in part, without penalty or premium (other than breakage costs and similar expenses, if any, due under Section 2.15), subject to prior notice in accordance with paragraph (c) of this Section.

(b)           If at any time the total US Credit Exposures exceed the total US Commitments, the US Borrowers shall (i) prepay US Borrowings in an aggregate amount equal to such excess and (ii) if any excess remains after prepaying all of the US Borrowings as a result of US LC Exposure, pay to the US Administrative Agent on behalf of the US Lenders an amount in cash in Dollars equal to such excess to be held as cash collateral as provided in Section 2.05(j).  If at any time the total Euro Credit Exposures exceed the total Euro Commitments, the Euro Borrowers shall (i) prepay Euro Borrowings in an aggregate amount equal to such excess and (ii) if any excess remains after prepaying all of the Euro Borrowings as a result of Euro LC Exposure, pay to the Euro Administrative Agent on behalf of the Euro Lenders an amount in cash in Euros equal to such excess to be held as cash collateral as provided in Section 2.05(j).  If at any time the total Canadian Credit Exposures exceed the total Canadian Commitments, the Canadian

Borrowers shall (i) prepay Canadian Borrowings in an aggregate amount equal to such excess and (ii) if any excess remains after prepaying all of the Canadian Borrowings as a result of Canadian LC Exposure, pay to the Canadian Administrative Agent on behalf of the Canadian Lenders an amount in cash in Canadian Dollars equal to such excess to be held as cash collateral as provided in Section 2.05(j).

(c)           The applicable Borrower shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, by telephone (confirmed by facsimile or electronic communication) not later than 12:00 noon, Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, by telephone (confirmed by facsimile or electronic communication) not later than 12:00 noon, Local Time, one (1) Business Day before the date of prepayment, (iii) in the case of prepayment of a Eurocurrency Loan, by facsimile or electronic communication not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (iv) in the case of repayment of a CDOR Loan, by facsimile or electronic communication not later than 12:00 noon, Local Time, three (3) Business Days before the date of prepayment, (v) in the case of repayment of a Canadian Prime Loan by facsimile or electronic communication, not later than 12:00 noon, Local Time, one (1) Business Day before the date of prepayment, (vi) in the case of prepayment of a US Swingline Loan, by telephone (confirmed by facsimile or electronic communication), not later than 1:00 p.m., Local Time, on the date of prepayment and (vii) in the case of prepayment of a Euro Swingline Loan, by facsimile or electronic communication, not later than 1:00 p.m., Local Time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing (other than a Swingline Loan), the Applicable Agent shall advise the relevant Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

Section 2.11           Fees.

(a)           The US Borrowers shall pay to the US Administrative Agent for the account of each US Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused US Commitment of such US Lender during the period from and including the Effective Date to but excluding the date on which such US Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the US Commitments terminate, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of calculating the unused US Commitment of each US Lender, US Swingline Loans made or deemed made or attributable to such Lender shall not count as usage.

(b)           The US Borrowers shall pay (i) to the US Administrative Agent for the account of each US Lender a participation fee with respect to its participations in US Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s US LC Exposure (excluding any portion thereof attributable to unreimbursed US LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s US Commitment terminates and the date on which it ceases to have any US LC Exposure and (ii) to the US Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the US LC Exposure (excluding any portion thereof attributable to unreimbursed US LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the US Commitments and the date on which there ceases to be any US LC Exposure, but in no event less than $500 during such period as well as the US Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any US Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the US Commitments terminate and any such fees accruing after the date on which the US Commitments terminate shall be payable on demand.  Any other fees payable to the US Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           The Euro Borrowers shall pay to the Euro Administrative Agent for the account of each Euro Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused Euro Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Euro Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Euro Commitments terminate, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of calculating the unused Euro Commitment of each Euro Lender, Euro Swingline Loans made or deemed made or attributable to such Lender shall not count as usage.

(d)           The Euro Borrowers shall pay (i) to the Euro Administrative Agent for the account of each Euro Lender a participation fee with respect to its participations in Euro Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s Euro LC Exposure (excluding any portion thereof attributable to unreimbursed Euro LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Euro Commitment terminates and the date on which it ceases to have any Euro LC Exposure and (ii) to the Euro Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Euro LC Exposure (excluding any portion thereof attributable to unreimbursed Euro LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Euro Commitments and the date on which there ceases to be any Euro LC Exposure, but in no event less than $500 during such period as well as the Euro Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Euro Commitments terminate and any such fees accruing after the date on which the Euro Commitments terminate shall be payable on demand.  Any other fees payable to the Euro Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)           The Canadian Borrowers shall pay to the Canadian Administrative Agent for the account of each Canadian Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused Canadian Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Canadian Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Canadian Commitments terminate, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f)            The Canadian Borrowers shall pay (i) to the Canadian Administrative Agent for the account of each Canadian Lender a participation fee with respect to its participations in Canadian Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to CDOR Loans on the average daily amount of such Lender’s Canadian LC Exposure (excluding any portion thereof attributable to unreimbursed Canadian LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Canadian Commitment terminates and the date on which it ceases to have any Canadian LC Exposure and (ii) to the Canadian Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Canadian LC Exposure (excluding any portion thereof attributable to unreimbursed Canadian LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Canadian Commitments and the date on which there ceases to be any Canadian LC Exposure, but in no event less than C$500 during such period as well as the Canadian Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Canadian Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day of such months, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Canadian Commitments terminate and any such fees accruing after the date on which the Canadian Commitments terminate shall be payable on demand.  Any other fees payable to the Canadian Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g)           The Parent shall pay to the each Agent, as applicable, for its own account, fees payable by it in the amounts and at the times specified in the Fee Letter, or otherwise separately agreed upon, between the Parent and the Agents.

(h)           All fees payable hereunder to the Agents or the Issuing Lenders shall be paid on the dates due, in immediately available funds, in Dollars, in the case of fees payable under (a) and (b) above, in Euros in the case of fees payable under (c) and (d) above and in Canadian Dollars in the case of fees payable under (e) and (f) above, in each case, to the Applicable Agent (or to the Applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders.  Fees payable under this Section 2.11 shall not be past due if paid within five (5) Business Days after receipt of a statement by the Parent from the Applicable Agent or the Applicable Issuing Lender, or the US Administrative Agent on its own behalf or on the behalf of any other Agent or any Issuing Lender, setting forth the amount of such fees.  Fees paid shall not be refundable under any circumstances absent manifest error.

Section 2.12           Interest.

(a)           The Loans comprising each ABR Borrowing (including each US Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate plus the Applicable Margin, plus the Mandatory Cost, if any.

(d)           The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Margin.

(e)           The Loans comprising each CDOR Borrowing shall bear interest at the Canadian Dealer Offered Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(f)            Each Euro Swingline Loan shall bear interest at the Euro Swingline Rate.

(g)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, such overdue amount shall bear interest at the Default Rate.

(h)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans of any Class (other than Swingline Loans), upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(i)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, (ii) the Canadian Dealer Offered Rate or (iii) the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Eurocurrency Rate, Canadian Prime Rate or Canadian Offered Rate shall be determined by the Applicable Agent and such determination shall be conclusive absent manifest error.

Section 2.13           Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing, Eurocurrency Borrowing or CDOR Borrowing:

(a)           the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the Eurocurrency Rate or the Canadian Dealer Offered Rate, as applicable, for such Interest Period; or

(b)           in the case of Eurodollar Borrowings only, the US Administrative Agent is advised by the Lenders having US Credit Exposure and unused US Commitments representing more than 50% of the sum of the total US Credit Exposures and such unused US Commitments at such time that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Parent and the applicable Lenders by telephone, facsimile or electronic communication as promptly as practicable thereafter and, until the Applicable Agent notifies the Parent and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) if any Borrowing Request requests a Eurocurrency Borrowing, such request shall be deemed to be withdrawn and (iv) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing.

Section 2.14           Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charges or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Mandatory Cost) or any Issuing Lender;

(ii)           impose on any such Lender or Issuing Lender or the London interbank market or the European Union banking market any other condition affecting this Agreement or Eurodollar Loans, Eurocurrency Loans or CDOR Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost (other than with respect to Taxes, which shall be governed solely by Section 2.16) to such Lender of making or maintaining any Eurodollar Loan, Eurocurrency Loan or CDOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the Parent will pay to any such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender or Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Parent will pay to any such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section (subject to paragraph (e) of this Section) shall be delivered to the Parent and shall be conclusive absent manifest error.  The Parent shall pay any such Lender or Issuing Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)           Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Parent shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Lender notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof; provided, further, that no Lender shall seek compensation from the Parent unless such Lender is actively seeking compensation from other similarly situated borrowers as well.

(e)           Notwithstanding anything to the contrary under paragraphs (a) and (b) of this Section, neither paragraph (a) nor (b) of this Section shall apply to the extent the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, is (i) attributable to the gross negligence of a Lender or its Affiliate that results in its failing to comply with any Law, (ii) attributable to any deduction or withholding for or on account of Tax from a payment under any Loan Document required by law to be made by any Obligor, (iii) any Tax or amount relating to Taxes or (iv) compensated for by the payment of Mandatory Cost.

Section 2.15           Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan, Eurocurrency Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan, Eurocurrency Loan or CDOR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the applicable Borrowers shall compensate each affected Lender for the loss, cost and expense (other than any lost profit or margin) attributable to such event.  In the case of a Eurodollar Loan, Eurocurrency Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) its costs of obtaining funds for the Loan being paid, prepaid or converted or not borrowed based on the Adjusted LIBO Rate, the Eurocurrency Rate or the Canadian Dealer Offered Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would realize by such Lender in reemploying during such period the funds so paid, prepaid, converted or not borrowed.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error.  The Parent shall pay any such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.  The Parent shall not be obligated to compensate a Lender pursuant to this Section for any amount relating to any such event occurring more than 180 days prior to the date such Lender notifies the Parent of such Lender’s intention to claim compensation therefor

Section 2.16           Taxes.

(a)           Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, any Lender or any Issuing Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)           In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)           The Borrowers shall indemnify the Agents, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agents, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Euro Borrower shall have any liability under this Section 2.16(c) with respect to Indemnified Taxes or Other Taxes attributable to any Loan made to or other Obligation of any US Borrower.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Lender or such Issuing Lender, or by an Agent on its own behalf or on behalf of such Lender or Issuing Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the relevant Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the relevant Agent.

(e)           (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the US Administrative Agent, at the time such Person becomes a party to this Agreement and at such time or times reasonably requested by the Parent or the US Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Parent or the US Administrative Agent as will permit such payments to be made without withholdings or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent or the US Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent or the US Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Parent and the US Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the US Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the US Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the US Administrative Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the Untied States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction or, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)           executed originals of IRS Form W-8ECI certifying that it is entitled to receive all payments under the Loan Documents without deduction or withholding in respect of U.S. federal withholding Tax;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)          to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by a Form W-8ECI,

W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the US Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the US Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent or the US Administrative Agent to determine the withholding or deduction required to be made; and

(D)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent and the US Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent or the US Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent or the US Administrative Agent as may be necessary for the Parent and the US Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent and the US Administrative Agent in writing of its legal inability to do so.

(f)            If any Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or other amounts as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or other amounts giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of such Agent or Lender, agrees to repay the amount paid over to such

Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or Lender after receipt of written notice that such Agent or Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(g)           For purposes of this Section 2.16, references to a Lender shall include each Agent and each Issuing Lender.

Section 2.17          Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Sharing of Collateral Proceeds and Payments After Default.

(a)           Each US Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of US LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, in Dollars, without set-off or counterclaim.  Each Euro Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Euro LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, in Euros, without set-off or counterclaim.  Each Canadian Borrower shall make each payment to be made by it hereunder (whether of principal, interest, fees or reimbursement of Canadian LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, in Canadian Dollars, without set-off or counterclaim.  Any amounts received after such times on any date may, in the discretion of the Applicable Agent be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Applicable Agent at such account as the Applicable Agent shall from time to time specify in a notice delivered to the applicable Borrowers, except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 10.03 shall be made directly to the Persons entitled thereto.  Each Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  The Euro Administrative Agent and the Canadian Administrative Agent shall notify the US Administrative Agent of payments received by them from time to time.

(b)           If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal or unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           Subject to the provisions of Section 2.17(d), if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and, in the case of a US Lender or a Euro Lender, US Swingline Loans or Euro Swingline Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by (i) the US Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective US Loans and participations in US LC Disbursements and US Swingline Loans, (ii) the Euro Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Euro Loans and participations in Euro LC Disbursements and Euro Swingline Loans and (iii) the Canadian Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Canadian Loans and participations in Canadian LC Disbursements; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (y) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Parent, any Subsidiary of the Parent or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)           Following acceleration of the Loans pursuant to this Agreement, if at any time any payment on any of the Loans or any receipt of proceeds from any Collateral results in the US Lenders, the Euro Lenders or the Canadian Lenders receiving payments or proceeds in excess of their Class Percentage (defined below) of all such payments or proceeds received, such Lenders will deliver any excess to the US Administrative Agent and the US Administrative Agent shall redistribute such excess to the extent required such that the US Lenders, the Euro Lenders and the Canadian Lenders shall receive their Class Percentage of such payment or proceeds.  All payments to the US Administrative Agent shall be made in Dollars.  As used herein, the term “Class Percentage” for each Class of the Lenders shall mean the percentage, expressed as a decimal and determined by dividing the total Obligations, including obligations under Swap Agreements with such Lenders, outstanding for each Class of the Lenders by the aggregate total Obligations, including obligations under Swap Agreements with all Lenders, outstanding after giving effect to such payment or receipt of proceeds, all as calculated by the US Administrative Agent whose calculation shall be conclusive absent manifest error.  For purposes of calculating the Class Percentage, all payments, proceeds and Loan amounts shall be deemed to be in Dollars, with any necessary conversions being made at the rates determined by the US Administrative Agent.  For purposes of determining the amount of any payment to be made to the US Administrative Agent in Dollars under this paragraph from any Euro Lender or Canadian Lender, the amount in Dollars payable in respect of any Eurocurrency Loan, CDOR Loan or Canadian Prime Loan shall be converted to Dollars at the rates determined by the US Administrative Agent.

(e)           Unless the Applicable Agent shall have received notice from relevant Borrower or Borrowers prior to the date on which any payment is due to the Applicable Agent for the account of the applicable Class of Lenders or applicable Issuing Lenders hereunder that such Borrower or Borrowers will not make such payment, the Applicable Agent may assume that such Borrower has, or such Borrowers have, made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Lender, as applicable, the amount due.  In such event, if such Borrower has, or such Borrowers have, not in fact made such payment, then each of the Lenders and the Issuing lender that has received such amounts, as applicable, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent at the greater of (i) (A) the Federal Funds Effective Rate with respect to amounts paid on the US Loans, (B) the Eurocurrency Rate with respect to amounts paid on the Euro Loans and (C) the Canadian Dealer Offered Rate with respect to amounts paid on the Canadian Loans and (ii) a rate determined by the Applicable Agents accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or Section 2.05(d) or Section 2.05(e), Section 2.06(b), Section 2.17(e) or Section 10.03(c), then the Applicable Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18          Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.14 or Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall cooperate in completing any procedural formalities required for each of the Borrowers to be able to make payments under the Loan Documents without any deduction or withholding in respect of Indemnified Taxes or Other Taxes and shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Parent shall pay all reasonable costs and expenses incurred by any Lender or Issuing Lender in connection with any such designation or assignment.

(b)           If (i) any Lender requests compensation under Section 2.14 or Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (ii) any Lender is a Defaulting Lender, or (iii) any Lender refuses to consent to an amendment, modification, waiver or consent of this Agreement that requires consent of 100% of the Lenders pursuant to Section 10.02(b) and the consent of the Required Lenders shall have been obtained, then the Parent may, at its sole expense and effort, upon notice to such Lender and the US Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent shall have received the prior written consent of each Agent which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, as applicable, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will or is expected to result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.

Section 2.19          Increase in the Commitments.

(a)           If no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing, the Parent may at any time and from time to time during the Availability Period request one or more increases of the Commitments, if any, by notice to the US Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) the Commitment of any Lender may not be increased without such Lender’s consent, (ii) the minimum amount of any such increase shall be $5,000,000, €3,000,000 or C$1,000,000, as applicable, and (iii) the aggregate amount of increases in the Commitments shall not exceed $15,000,000, or the equivalent thereof as determined by the US Administrative Agent.  Notwithstanding the foregoing, no such increase shall cause the total Canadian Commitment to exceed C$3,000,000.

(b)           Any such Commitment Increase Notice must offer each Lender (other than a Defaulting Lender) the opportunity to subscribe for its pro rata share of the requested increase in the Commitments, and the US Administrative Agent shall promptly provide to each Lender a copy of any Commitment Increase Notice received by the US Administrative Agent.  Within fifteen (15) Business Days after receipt by the US Administrative Agent of the applicable Commitment Increase Notice, each Lender that is not a Defaulting Lender wishing to subscribe for its pro rata share of the requested increase in the Commitments must deliver written notice of such fact to the US Administrative Agent.  If any portion of the requested increase in the Commitments is not subscribed for by the Lenders within such 15 Business Day period, the Parent may, in its sole discretion, but with the consent of the US Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld, delayed or conditioned), offer to any existing Lender that is not a Defaulting Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (c) or (d) below, as applicable, by notifying the US Administrative Agent.  Promptly and in any event within five (5) Business Days after receipt of notice from the Parent of its desire to offer such unsubscribed commitments to certain existing Lenders, to the additional banks or financial institutions identified therein or to such existing Lenders, additional banks or financial institutions as may be identified by the US Administrative Agent and approved by the Parent, the US Administrative Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments.

(c)           Any additional bank or financial institution that is not a Lender that the Parent selects to offer participation in the increased Commitments shall notify the US Administrative Agent of its agreement to participate in the increased Commitments within five (5) Business Days of the date the US Administrative Agent’s notice described in (b) above is sent and shall execute and deliver to the US Administrative Agent a New Lender Agreement setting forth its Commitment, and upon the effectiveness of such New Lender Agreement such bank or financial institution (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Lender and Schedule 2.01 and the definition of Commitment and US Commitment, Euro Commitment or Canadian Commitment, as applicable, in Section 1.01 hereof shall be deemed amended to increase the aggregate Commitments of the Lenders by the Commitment of such New Lender, provided that the Commitment of any New Lender shall be an amount not less than $5,000,000, €3,000,000 or C$1,000,000, as applicable.  Each New Lender Agreement shall be irrevocable and shall be effective upon notice thereof by the US Administrative Agent at the same time as that of all other New Lenders or increasing Lenders.

(d)           Any Lender that accepts an offer to it by the Parent to increase its Commitment pursuant to this Section 2.19 shall, in each case, execute a Commitment Increase Agreement with the Parent and the US Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 2.01 and the definition of Commitment and US Commitment, Euro Commitment or Canadian Commitment, as applicable, in Section 1.01 hereof shall be deemed to be amended to reflect such increase.  Any Commitment Increase Agreement shall be irrevocable and shall be effective upon notice thereof by the US Administrative Agent at the same time as that of all other New Lenders and increasing Lenders.

(e)           In addition to the requirements described above in paragraphs (a) through (d), the effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the US Administrative Agent of corporate resolutions of the Parent and the applicable Borrowers authorizing such increase.  Once a New Lender Agreement or Commitment Increase Agreement becomes effective, the appropriate Agent shall reflect the increases in the Commitments effected by such agreements by appropriate entries in the Register.

(f)            If any bank or financial institution becomes a New Lender pursuant to Section 2.19(c) or any Lender’s Commitment is increased pursuant to Section 2.19(d), additional Loans made on or after the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto or, in the case of an ABR Loan or a Canadian Prime Loan, on the date of such increase, and the making of new Loans of the same Type pro rata based on the respective Commitments in effect on and after such Re-Allocation Date.

(g)           If on any Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, Eurocurrency Loans or CDOR Loans, such Eurodollar Loans, Eurocurrency Loans or CDOR Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the relevant Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans, Eurocurrency Loans and CDOR Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans, Eurocurrency Loans and CDOR Loans pro rata based on the respective principal amounts thereof outstanding.

(h)           Upon the effectiveness of any Commitment Increase Agreement, Schedule 2.01 and other pertinent sections hereof shall be automatically and proportionately modified to reflect the increased Commitment, the exact figures to be agreed between the Parent and the US Administrative Agent, and all references to the Commitments shall be deemed amended mutatis mutandis.

Section 2.20          Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a), (c) and/or (e), as applicable;

(b)           the right of such Defaulting Lender to approve or disapprove any amendment, waiver or consent with respect this Agreement shall be limited as set forth in Section 10.02(b);

(c)           if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            (A) all or any part of the US Swingline Exposure and US LC Exposure of such Defaulting Lender, if any, shall be reallocated among the non-Defaulting US Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting US Lenders’ US Credit Exposures plus such Defaulting Lender’s US Swingline Exposure and US LC Exposure does not exceed the total of all non-Defaulting US Lenders’ US Commitments; (B) all or any part of the Euro Swingline Exposure and Euro LC Exposure of such Defaulting Lender, if any, shall be reallocated among the non-Defaulting Euro Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Euro Lenders’ Euro Credit Exposures plus such Defaulting Lender’s Euro Swingline Exposure and Euro LC Exposure does not exceed the total of all non-Defaulting Euro Lenders’ Euro Commitments; and (C) all or any part of the Canadian LC Exposure of such Defaulting Lender, if any, shall be reallocated among the non-Defaulting Canadian Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Canadian Lenders’ Canadian Credit Exposures plus such Defaulting Lender’s Canadian LC Exposure does not exceed the total of all non-Defaulting Canadian Lenders’ Canadian Commitments; provided that each such reallocation shall be given effect only if, at the date the applicable Lender became a Defaulting Lender, no Default or Event of Default exists;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by the US Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each Issuing Lender only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)          if the Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b), (d) and/or (f), as applicable, with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) through (f), as applicable, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b), (d) and/or (f), as applicable, with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Lender is a Defaulting Lender, (A) the US Swingline Lender shall not be required to fund any US Swingline Loan and the US Issuing Lender shall not be required to issue, amend or increase any US Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding US LC Exposure will be 100% covered by the US Commitments of the non-Defaulting US Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.20(c), and participating interests in any newly made US Swingline Loan or any newly issued or increased US Letter of Credit shall be allocated among non-Defaulting US Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting

Lender shall not participate therein); (B) the Euro Swingline Lender shall not be required to fund any Euro Swingline Loan and the Euro Issuing Lender shall not be required to issue, amend or increase any Euro Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Euro LC Exposure will be 100% covered by the Euro Commitments of the non-Defaulting Euro Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.20(c), and participating interests in any newly made Euro Swingline Loan or any newly issued or increased Euro Letter of Credit shall be allocated among non-Defaulting Euro Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein); and (C) the Canadian Issuing Lender shall not be required to issue, amend or increase any Canadian Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Canadian LC Exposure will be 100% covered by the Canadian Commitments of the non-Defaulting Canadian Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.20(c), and participating interests in any newly issued or increased Canadian Letter of Credit shall be allocated among non-Defaulting Canadian Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Parent or such Lender, satisfactory to such Swingline Lender or Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the US Administrative Agent, the Parent, the Swingline Lenders and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the US Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

The Borrowers for themselves and their respective Subsidiaries represent and warrant to the Agents and the Lenders that:

Section 3.01          Organization.  Except as set forth on Schedule 3.01, each Obligor and its respective Subsidiaries (with respect to any Foreign Obligor or Foreign Subsidiary, only to the extent applicable) (i) is duly organized, validly existing and, with respect to each Obligor other than any Foreign Subsidiary, in good standing under the Laws of the jurisdiction of its organization, (ii) has the requisite power and authority to conduct its business as it is presently being conducted, and (iii) is duly qualified or licensed to conduct business and is in good standing in each jurisdiction where such qualification or good standing is required, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02          Authority Relative to this Agreement.  Each Obligor has the power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform its obligations hereunder and thereunder.  The Transactions have been duly authorized by all necessary corporate or other entity action, as applicable, on the part of each Obligor that is a party hereto or thereto.  This Agreement and the other Loan Documents have been duly and validly executed and delivered by each Obligor party hereto or thereto and constitute the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

Section 3.03          No Violation.  Except as set forth on Schedule 3.03, the Transactions will not:

(a)           result in a breach of the articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other organization documents, as applicable, of any Obligor or any of its respective Subsidiaries;

(b)           result in the imposition of any Lien on any asset of any Obligor or any of its respective Subsidiaries (including the Equity Interests of any of the Subsidiaries of the Borrowers), other than the Liens created under the Loan Documents;

(c)           result in, or constitute an event that, with the passage of time or giving of notice or both, would be, a breach, violation or default (or give rise to any right of termination, cancellation, prepayment or acceleration) under (i) any agreement to which any Obligor or any of its respective Subsidiaries is a party, under which any Obligor or any of its respective Subsidiaries has or may acquire rights or obligations or by which its respective properties or assets may be bound or (ii) any Governmental Approval held by, or required for the conduct of the business of, any Obligor or any of its respective Subsidiaries, in each case of (i) and (ii) above, where such breach, violation or default could reasonably be expected to result in a Material Adverse Effect;

(d)           require any Obligor or any of its respective Subsidiaries to obtain any consent, waiver, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any Person except (i) such as have been obtained or made and are in full force and effect or waived, (ii) filings necessary to perfect or assign Liens created under the Loan Documents or (iii) filing of this Agreement and one or more other Loan Documents with the Securities and Exchange Commission on the appropriate form; or

(e)                                  violate any Law or Order applicable to any Obligor or any of its respective Subsidiaries or by which any of their respective properties or assets may be bound, where such violation could reasonably be expected to result in a Material Adverse Effect.

Section 3.04                             Financial Statements.  The Parent has previously furnished to the US Administrative Agent the following financial statements (collectively, the “Financial Statements”):  (i) the audited consolidated balance sheet of the Parent as of December 31, 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year then ended, the notes accompanying such Financial Statements, and the report of Ernst & Young LLP, independent certified public accountants, and (ii) the unaudited consolidated balance sheet of the Parent as of September 30, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period then ended.  The Financial Statements fairly present in all material respects the consolidated financial position of the Parent as of their respective dates and the consolidated results of operations and cash flows of the Parent for the periods ended on such dates in accordance with GAAP, subject, in the case of interim financial statements, to absence of footnotes and year-end audit adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect).  Since December 31, 2010, there has been no material adverse change in the Parent’s consolidated financial position that could reasonably be expected to result in a Material Adverse Effect.

Section 3.05                             No Undisclosed Liabilities.  Except as set forth in Schedule 3.05, none of the Obligors or any of their respective Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, and whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in the financial statements most recently delivered by the Parent pursuant to Section 4.01(g) or Section 5.01, as applicable, (ii) current liabilities or obligations incurred in the ordinary course of business since the date of such financial statements, (iii) liabilities or obligations that are not required to be included in financial statements prepared in accordance with GAAP, (iv) liabilities or obligations arising under Governmental Approvals or contracts to which any Obligor or any of its respective Subsidiaries is a party or otherwise subject, (v) liabilities or obligations that could not reasonably be expected to result in a Material Adverse Effect and (vi) other Permitted Indebtedness.

Section 3.06                             Litigation.  Schedule 3.06 briefly describes each action, suit or proceeding pending before any Governmental Authority or arbitration panel, or to the knowledge of the Borrowers, threatened, (i) which seeks to prevent, enjoin or delay any of the Transactions, or (ii) against any Obligor or any of its respective Subsidiaries regarding the business of, or assets owned or used by, any of them as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.07                             Compliance with Law.  Except as set forth on Schedule 3.07, (i) each Obligor and its respective Subsidiaries is in compliance with each Law that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and (ii) none of the Obligors or any of their respective Subsidiaries has received any notice of, nor does any Borrower have knowledge of, the assertion by any Governmental Authority or other Person of any such failure to be in compliance.

Section 3.08                             Material Contracts.  Schedule 3.08 lists as of the Effective Date each Material Contract to which any Obligor or any of its respective Subsidiaries is a party.  Except as set forth in Schedule 3.08, (i) none of the Borrowers is aware of any pending or threatened termination or cancellation of any of Material Contract or any notice of any assertion by any party thereto of any material default thereunder, (ii) none of the Obligors or any of their respective Subsidiaries nor, to the knowledge of any of the Borrowers, any other party to a Material Contract is in default of any material obligation thereunder, and (iii) no other event has occurred and no other condition exists that, with notice or lapse of time or both, would constitute a default by any Obligor or any of its respect Subsidiaries or, to any of the Borrowers’ knowledge, any other party under any Material Contract, in each case of (i), (ii) and (iii) above, which could reasonably be expected to result in a Material Adverse Effect.

Section 3.09                             Properties.  Schedule 3.09 lists as of the Effective Date each interest in (i) real property owned by the Parent and (ii) real property leased or otherwise occupied or used by the Parent as a lessee or licensee.  Each of the Obligors and its respective Subsidiaries owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence), or has valid leasehold interests or licenses in, all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) material to its respective businesses.  All such properties and assets are free and clear of all Liens, except Permitted Liens, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.  All such properties (i) are in good operating order, condition and repair (ordinary wear and tear excepted), as applicable, and (ii) constitute all of the property that is required for the respective business and operations of the Obligors and their respective Subsidiaries as presently conducted.

Section 3.10                             Intellectual Property.

(a)                                 Schedule 3.10 lists as of the Effective Date all material patents, patent applications, registered trademarks, trademark applications, registered trade names, registered service marks, and registered copyrights (the “Intellectual Property”) owned by or licensed to the Parent or any of its Domestic Subsidiaries.  As of the Effective Date, none of the Intellectual Property owned by or licensed to any Obligor or its respective Subsidiaries has been declared invalid or is the subject of a pending or, to the knowledge of the Borrowers, threatened action for cancellation or a declaration of invalidity, and there is no pending judicial proceeding involving any claim, and none of the Obligors or any of their respective Subsidiaries has received any written notice or claim of any infringement, misuse or misappropriation by any Obligor or any of its respective Subsidiaries of any Intellectual Property right owned by any third party, in each case except for any such declaration, cancellation, proceeding, infringement, misuse or misappropriation which could not reasonable be expected to result in a Material Adverse Effect.

(b)                                 To the Borrowers’ knowledge, except as set forth in Schedule 3.10, the conduct by any of the Obligors or any of their respective Subsidiaries of their respective businesses as presently conducted does not conflict with, infringe on, or otherwise violate any copyright, trade secret, or patent rights of any Person, except where such conflict, infringement or violation could not reasonably be expected to have a Material Adverse Effect.

Section 3.11                             Taxes.  All Tax returns and reports of any of the Obligors and their respective Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns and reports to be due and payable and all assessments, fees and other governmental charges upon any of them and upon any of their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable except to the extent being actively contested by any of them in good faith and by appropriate proceedings or, with respect to any Subsidiary that is not a Wholly Owned Subsidiary, except to the extent any failure to so file and pay would not result in a Material Adverse Effect; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefore.  As of the Effective Date, no Borrower knows of any proposed Tax assessment against any of the Obligors or any of their respective Subsidiaries that is not being actively contested by any of them in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, which assessment could reasonably be expected to result in a Material Adverse Effect.

Section 3.12                             Environmental Compliance.  In each case, except to the extent such condition or event, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and except as set forth in Schedule 3.12,

(a)                                 none of the Obligors or any of their respective Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any Environmental Law or has become subject to any Environmental Liability;

(b)                                 none of the Obligors or any of their respective Subsidiaries has received any notice of any claim with respect to any such Environmental Liability and the Parent does not know of any basis for any such Environmental Liability;

(c)                                  none of the Obligors or any of their respective Subsidiaries has arranged for the disposal of Hazardous Material at a site listed for investigation or clean-up by any Governmental Authority or in violation of Law;

(d)                                 there is no proceeding pending against any of the Obligors or any of their respective Subsidiaries by any Governmental Authority with respect to the presence on or release of any Hazardous Material from any real property or facility owned or operated at any time by any of them or otherwise used in connection with their respective businesses;

(e)                                  the Parent has no knowledge that any Hazardous Material has been or is currently being generated, processed, stored or released (or is subject to a threatened Release) from, on or under any real property or facility owned or operated by any of the Obligors or any of their respective Subsidiaries, or otherwise used in connection with their respective businesses in a quantity or concentration that would require remedial action under any Environmental Law if reported to or discovered by the relevant Governmental Authority; and

(f)                                   to the knowledge of the Parent, there has been no underground storage tank located at any facility owned or operated by any of the Obligors or any of their respective Subsidiaries at any time.

Section 3.13                             Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any of the Obligors or any of their respective Subsidiaries pending or, to the knowledge of the Borrowers, threatened.  The hours worked by and payments made to employees of the Parent have not been in violation of the Fair Labor Standards Act or any other Law dealing with such matters.  All payments due from any of the Obligors or any of their respective Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any of the Obligors or any of their respective Subsidiaries.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Obligors or any of their respective Subsidiaries is bound.

Section 3.14                             Investment and Holding Company Status.  Neither the Parent nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.15                             Insurance.  As of the Effective Date, Schedule 3.15 lists all policies or binders of fire, liability, worker’s compensation, vehicular or other insurance held by or for the benefit of the Parent (specifying the insurer, the policy number or covering note number with respect to binders).  All insurance held by or for the benefit of the any of the Obligors or any of their respective Subsidiaries is in full force and effect, is with financially sound and reputable insurers and is in amounts and provides coverage that are reasonable and customary for Persons engaged in businesses similar to those conducted by any of the Obligors or any of their respective Subsidiaries.

Section 3.16                             Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date, and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair market value of the assets of each Obligor will exceed its debts and liabilities; (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities; (c) each Obligor will be able to pay its debts and liabilities as they become absolute and mature; and (d) no Obligor will have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.17                             ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.18                             Disclosure.  The Borrowers have disclosed to the Lenders all factual matters of which the senior executive officers of the Borrowers have actual knowledge (other than general industry and economic conditions and legal and regulatory requirements applicable to companies and businesses similar to the members generally), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor the other reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contained, as of the date furnished, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that no assurance has been given or will be given that any projected financial information and other projections and forward-looking information have been or will be achieved).

Section 3.19                             Margin Stock.  No part of any Borrowing or any Swingline Loan shall be used at any time, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  None of the Borrowers nor any of their Subsidiaries are engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock.  No part of the proceeds of any Borrowing will be used for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

ARTICLE IV

Conditions

Section 4.01                             Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)                                 The US Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the US Administrative Agent (which may include facsimile or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)                                 The US Administrative Agent (or its counsel) shall have received each of the Security Documents or ratification agreements with respect thereto from each applicable Obligor and same shall constitute satisfactory security documentation to create or maintain, as applicable, first priority security interests in the Collateral free and clear of all Liens, other than Permitted Liens, including, without limitation, (i) duly executed modifications to the Mortgages reflecting the Termination Date, as amended and restated by this Agreement, and (ii) a security and pledge agreement executed by DYNAenergetics Canada, in each case, in form and substance reasonably satisfactory to the US Administrative Agent;

(c)                                  The US Administrative Agent shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and, where applicable, good standing of each Obligor, the authorization of the Transactions, the authority of each natural Person executing any of the Loan Documents on behalf of any Obligor and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the US Administrative Agent and its counsel.

(d)                                 Each Lender requesting a promissory note evidencing Loans made by such Lender shall have received from the applicable Borrower a promissory note payable to such Lender in a form approved by the US Administrative Agent in its sole discretion.

(e)                                  The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder.

(f)                                   All material governmental and third party approvals and permits necessary in connection with the Transactions and the continued operations of the Obligors shall have been obtained and be in full force and effect and copies thereof shall have been provided to the US Administrative Agent (or its counsel).

(g)                                  The Lenders shall have received (i) audited consolidated financial statements of the Parent for the two most recent fiscal years of the Parent ended prior to the Effective Date and (ii) unaudited interim consolidated financial statements of the Parent for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection (g) as to which such financial statements are available, in each case reasonably satisfactory to the US Administrative Agent.

(h)                                 The US Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Holme Roberts & Owen LLP, counsel for the Borrowers, covering such matters as the US Administrative Agent shall reasonably request, (ii) Canadian counsel to DYNAenergetics Canada concerning the authority of DYNAenergetics Canada to enter into this Agreement and such other matters as the US Administrative Agent shall reasonably request, including, without limitation, the perfection of the Lien of the US Administrative Agent in substantially all of the assets of DYNAenergetics Canada and (iii) French, German and Luxembourg counsel to the Borrowers concerning the authority of the Euro Borrowers and Foreign Guarantors (other than DYNAenergetics Canada and Nitro Metall AB) to enter into the Transactions and such other matters as the US Administrative Agent shall reasonably request.  The Borrowers hereby request such counsels to deliver such opinions.

(i)                                     The US Administrative Agent shall have received reports of UCC, tax and judgment Lien searches or other similar searches conducted by a reputable search firm with respect to each Borrower and its respective Subsidiaries in each location requested by the US Administrative Agent and the information disclosed in such reports shall be satisfactory to the US Administrative Agent.

(j)                                    The Lenders shall have received details of the legal and capital structure of the Borrowers which shall be reasonably satisfactory to the Lenders.

(k)                                 All membership and stock certificates, if any, of each Subsidiary of the Parent described on Annex 3 to the Security Agreements will be delivered to US Administrative Agent together with, as appropriate, related stock and membership powers executed in blank by the relevant Obligor, to the extent such membership and stock certificates and related stock and membership powers were not previously delivered to the US Administrative Agent in connection with the Prior Agreement.

(l)                                     The Administrative Agent shall have received the Phase I environmental reports and other environmental information in the possession of or available to the Parent and covering the Mortgaged Property, to the extent such reports and information were not previously delivered to the US Administrative Agent in connection with the Prior Agreement.

(m)                             The US Administrative Agent shall have received a binding commitment from First American Title Insurance Company to issue an endorsement to each mortgagee’s policy of title insurance covering the Mortgaged Property stating that said company will not claim that its liability for the payment of any loss or damage under the terms and provisions of such policy has been waived or surrendered by the US Administrative Agent or reduced by said company by reason of the execution of the modification to the Mortgage insured by such policy and described above in paragraph (b).

(n)                                 The US Administrative Agent shall have received evidence of insurance coverage of each Borrower and its Subsidiaries satisfying the requirements of Section 5.05(b); the US Administrative Agent shall have been named as an additional insured and as a mortgagee/loss payee on the liability and casualty insurance policies covering the Mortgaged Property.

(o)                                 The US Administrative Agent shall have received all documents and other items that it may reasonably request relating to any other matters relevant hereto, all in form and substance reasonably satisfactory to the US Administrative Agent.

Section 4.02                             Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of each Obligor set forth in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit; provided, that to the extent any such representation and warranty was made as of a specific date, such representation and warranty shall be true and correct in all material respects as of such specific date.

(b)                                 No Material Adverse Effect shall have occurred since the date of the most recent Borrowing.

(c)                                  The Applicable Agent shall have received a request for a Borrowing as required by Section 2.03 or the Applicable Issuing Lender and the Applicable Agent shall have received a request for the issuance of a Letter of Credit as required by Section 2.05(b).

(d)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Obligors on the date thereof as to the matters specified in paragraphs (a) and (c) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed:

Section 5.01                             Financial Statements and Other Information.  The Parent will furnish to the US Administrative Agent:

(a)                                 on or before the last day of the third month after the end of each fiscal year of the Parent, the audited consolidated balance sheet and related statements of operations, cash flows and shareholders’ equity as of the end of and for such year of the Parent, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 on or before the 15th day of the second month after the end of the first three fiscal quarters of each fiscal year of the Parent, the consolidated balance sheet and related statements of operations, cash flows and shareholders’ equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the Parent, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer substantially in the form attached hereto as Exhibit 5.01(c) (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.14 and Section 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the last audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect such change would have on the financial statements accompanying such certificate;

(d)                                 promptly after the same become available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as applicable;

(e)                                  within 90 days following the commencement of each fiscal year, the Parent and its Subsidiaries operating and capital expenditure budgets and cash flow forecast for such fiscal year (which shall include a projected combined balance sheet summary for the Parent and its Subsidiaries of the last day of such fiscal year and the related projected statements of combined income and cash flows for such fiscal year);

(f)                                   promptly upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon any Obligor’s obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by the Borrowers or any of their Subsidiaries, (ii) any release of Hazardous Substances on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case of clauses (i), (ii) and (iii) above in which there is a reasonable likelihood of an adverse decision or determination that could reasonably be expected to result in a Material Adverse Effect, a certificate of an executive officer of the Parent, setting forth the details of such matter and the actions, if any, that such Obligor is required or proposes to take;

(g)                                  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries, or compliance with the terms of this Agreement, as any Agent or Lender may reasonably request; and

(h)                                 within 90 days after the end of each fiscal year, a report in form and substance reasonably satisfactory to the US Administrative Agent describing all material insurance coverage maintained by any of the Obligors or any of their respective Subsidiaries as of the date of such report.

Section 5.02                             Notices of Material Events.  The Parent will furnish to the US Administrative Agent and each Lender prompt written notice of the following:

(a)                                 the occurrence of any Default and the action that the Obligors are taking or propose to take with respect thereto;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Obligor that could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of the Loan Documents;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)                                 any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action, if any, taken or proposed to be taken with respect thereto.

Section 5.03                             Existence; Conduct of Business.  Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except to the extent failure to maintain or preserve could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

Section 5.04                             Payment of Obligations.  Each Borrower will, and will cause each of its respective Subsidiaries to, pay when due its material obligations, including liabilities for Taxes, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05                             Maintenance of Properties; Insurance.  Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06                             Books and Records; Inspection Rights.  Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which in all material respects full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the US Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided a representative of the Parent shall have the right to be present), all at such reasonable times and as often as reasonably requested; provided, that following the Effective Date and so long as no Event of Default has occurred and is continuing, the Parent shall only be required to reimburse the US Administrative Agent in accordance with Section 10.03 for the cost of one such inspection in any fiscal year.

Section 5.07                             Compliance with Laws.  Each Borrower will, and will cause each of its respective Subsidiaries to, comply with all Laws (including Environmental Laws) and Orders applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08                             Use of Proceeds and Letters of Credit.  Each Borrower covenants and agrees that the proceeds of the Loans it receives will be used only to (i) refinance existing Indebtedness; (ii) pay the fees, expenses and other transaction costs of the Transactions; and (iii) fund working capital needs and general corporate purposes of such Borrower and its Subsidiaries.  Each Borrower covenants and agrees that no part of the proceeds of any Loan it receives will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued only to support the working capital needs and general corporate obligations of the applicable Borrower and its Subsidiaries relating to their respective lines of business as currently conducted.

Section 5.09                             Additional Guarantees and Security Documents.  If any additional Wholly Owned Subsidiary of the Parent is formed or acquired after the Effective Date, the Parent will promptly notify the US Administrative Agent thereof and

(a)                                 if such Subsidiary is a Domestic Subsidiary, within 30 days after such Subsidiary is formed or acquired, the Parent shall cause (i) any such Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries to execute a Joinder Agreement for purposes of such Subsidiary becoming a US Guarantor under Section 9.01(a)(i) hereunder and a party to the relevant Security Documents, which Security Documents secure the Obligations of the Euro Borrowers and the Canadian Borrowers and deliver to the US Administrative Agent such other documents relating thereto as the US Administrative Agent shall reasonably request, (ii) any such Domestic Subsidiary the assets of which are not all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries to execute a Joinder Agreement for purposes of such Subsidiary becoming a US Guarantor under Section 9.01(a)(ii) hereunder and a party to the relevant Security Documents, which Security Documents secure the Obligations of the US Borrowers, the Euro Borrowers and the Canadian Borrowers and deliver to the US Administrative Agent such other documents relating thereto as the US Administrative Agent shall reasonably request, (iii) the Equity Interests issued by any such Subsidiary described in clause (a)(i) above representing 65% of the total combined voting power (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of all of the Equity Interests in such Subsidiary to be pledged to secure the Obligations of the US Borrowers, the Euro Borrowers and the Canadian Borrowers pursuant to the relevant Security Documents and (iv) all of the Equity Interests issued by any such Subsidiary described in clause (a)(ii) to be pledged to secure the Obligations of the US Borrowers, the Euro Borrowers and the Canadian Borrowers pursuant to the relevant Security Documents;

(b)                                 if such Subsidiary is a Foreign Subsidiary that is owned by a Domestic Subsidiary or by the Parent, within 45 days after such Subsidiary is formed or acquired, the Parent shall cause (i) such Subsidiary to execute a Joinder Agreement for purposes of such Subsidiary becoming a Foreign Guarantor hereunder and deliver to the US Administrative Agent such other documents relating thereto as the US Administrative Agent shall reasonably request and (ii) the

Equity Interests issued by such Subsidiary representing 65% of the total combined voting power (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of all of the Equity Interests in such Subsidiary to be pledged to secure the Obligations of the US Borrowers pursuant to the relevant Security Documents; and

(c)                                  if such Subsidiary is a Foreign Subsidiary owned by a Foreign Subsidiary, within 45 days after such Subsidiary is formed or acquired, such Foreign Subsidiary shall cause (i) such Subsidiary to execute a Joinder Agreement for purposes of such Subsidiary becoming a Foreign Guarantor hereunder and deliver to the US Administrative Agent such other documents relating thereto as the US Administrative Agent shall reasonably request and (ii) all of the Equity Interests issued by such Subsidiary to be pledged to secure the Obligations of the Euro Borrowers and the Canadian Borrowers pursuant to the relevant Security Documents.

(d)                                 The intent of the parties under this Agreement is that no Foreign Subsidiary or Domestic Subsidiary all or substantially all of the assets of which consist of stock or securities in one or more Foreign Subsidiaries shall be treated as a pledgor or guarantor with respect to the Loans or any Obligations of the US Borrowers for purposes of Code Section 956(d) and Treasury Regulation Section 1.956-2(c), and that the provisions of this Agreement shall be interpreted in a manner consistent with that intent.  Notwithstanding anything to the contrary herein or under any Loan Documents, no Foreign Subsidiary or Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries shall have any liability whatsoever in respect of any Obligations of the US Borrowers or any Domestic Subsidiary.

Section 5.10                             Compliance with ERISA.  In addition to and without limiting the generality of Section 5.07, to the extent applicable, the Parent shall, and shall cause each of its Subsidiaries to, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code, in each case of clauses (a), (b), (c) and (d) above, except to the extent such failure to comply, such not taking such action, such failure to take such action, such not participating or such operating would not reasonably be expected to result in a Material Adverse Effect and (e) furnish to the US Administrative Agent upon the US Administrative Agent’s request such additional information about any employee benefit plan as may be reasonably requested by the US Administrative Agent.

Section 5.11                             Compliance with Environmental Laws; Environmental Reports.

(a)                                 Each Borrower shall, and shall cause each of its respective Subsidiaries to, (i) comply, and use best efforts to cause all lessees and other persons occupying real property owned, operated or leased by any of them to comply, in all material respects with all Environmental Laws applicable to its operations and real property; (ii) obtain and renew all material Governmental Approvals required under Environmental Laws applicable to its operations and real property; and conduct any Response in accordance with Environmental Laws; provided that no Borrower or any of its Subsidiaries shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b)                                 If a Default caused by reason of a breach of Section 3.12 or Section 5.11(a) shall have occurred and be continuing for more than 10 days without such Borrower or its Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the US Administrative Agent, the Parent shall provide to the Lenders within 30 days after such request, at the expense of the Parent, an environmental assessment report regarding the matters that are the subject of such Default, including where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and in the form and substance reasonably acceptable to the US Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

Section 5.12                             Maintain Business.  Except as otherwise permitted hereunder, each Borrower shall, and shall cause each of its respective Subsidiaries to, continue to engage primarily in the business or businesses being conducted on the Effective Date and businesses reasonably related thereto and other reasonable expansions and extensions of such business or businesses.

Section 5.13                             Further Assurances and New Intellectual Property.  Each Obligor will, at its own cost and expense, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be reasonably necessary or as any Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the Transactions, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders, or the Agents for the benefit of the Lenders, to the Collateral (including Collateral acquired after the Effective Date).  If any material trademark, copyright or patent is acquired by the Parent, any other US Borrower or any US Guarantor after the Effective Date (other than trademarks, copyrights and patents constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Parent shall promptly give notice to the US Administrative Agent thereof, and, shall cause such assets to be subjected to a Lien securing the Obligations of the US Borrowers and the Obligations of the Foreign Borrowers.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed:

Section 6.01                             Indebtedness.  No Borrower will, nor will permit any of its respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness created hereunder or under any of the Loan Documents, including renewals, extensions, refinancings and replacements hereof or thereof;

(b)                                 Indebtedness set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c)                                  Indebtedness of any Obligor or any of its respective Subsidiaries incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations, and any Indebtedness assumed or that remains outstanding in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding;

(d)                                 Indebtedness owed by any Obligor to any other Obligor and guarantees by any Obligor of the Indebtedness of any other Obligor;

(e)                                  Indebtedness owed by any Obligor to any of the Subsidiaries of the Parent that is not an Obligor and guarantees by any Subsidiary of the Parent that is not an Obligor of any Indebtedness of any Obligor; provided that such Indebtedness is, and subrogation or reimbursement rights in respect of such guarantees are, subordinated in right of payment to the Obligations of such Obligor under the Loan Documents on terms reasonably acceptable to the US Administrative Agent;

(f)                                   Indebtedness owed by any Subsidiary of any Obligor to any Obligor and guarantees by any Obligor of the Indebtedness of any such Subsidiary; provided that the principal amount of such Indebtedness and guarantees together with the principal amount of Indebtedness owed to any Obligor pursuant to Section 6.01(h) in the aggregate shall be limited to $10,000,000 at any time outstanding.  Notwithstanding the foregoing, no additional such Indebtedness shall be incurred and no additional such guarantees shall be made during the continuance of an Event of Default;

(g)                                  Indebtedness owed by any Subsidiary of any Obligor that is not an Obligor to any other Subsidiary that is not an Obligor and guarantees by any such Subsidiary of the Indebtedness of any other Subsidiary that is not an Obligor;

(h)                                 Indebtedness of any Subsidiary of any Obligor to the holders (or their respective Affiliates) of the Equity Interests in such Subsidiary on a basis that is substantially proportionate to their Equity Interests (with any disproportionately large interest received by any Obligor or any of its respective Subsidiaries or any disproportionately small interest received by any Person other than such Obligor or any such Subsidiary, being ignored for this purpose); provided that the principal amount of such Indebtedness owed to any Obligor together with the principal amount of Indebtedness owed to any Obligor pursuant to Section 6.01(f) shall be limited to

$10,000,000 at any time outstanding.  Notwithstanding the foregoing, no additional such Indebtedness shall be incurred during the continuance of an Event of Default;

(i)                                     Indebtedness arising in connection with any Swap Agreement permitted by Section 6.06;

(j)                                    Indebtedness in respect of deposits made by customers and held under forward purchasing arrangements entered into with customers in the ordinary course of business;

(k)                                 Indebtedness in respect of performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business;

(l)                                     Indebtedness in respect of workers’ compensation claims or self-insurance obligations otherwise permitted hereunder, in each case incurred in the ordinary course of business;

(m)                             customary indemnification, reimbursement or similar obligations and warranties under leases and other contracts in the ordinary course of business;

(n)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days after incurrence;

(o)                                 Indebtedness constituting Investments permitted by Section 6.05;

(p)                                 Indebtedness owed by any Obligor or any Subsidiary of any Obligor to any Lender or any Affiliate of any Lender in respect of loans in currencies other than US Dollars, Euros or Canadian Dollars and guarantees of any such Indebtedness by any Foreign Guarantor; provided that (i) the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed the equivalent amount of $8,000,000 calculated as of the date such Indebtedness is incurred and (ii) such Lender or such Affiliate and the US Administrative Agent shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the US Administrative Agent;

(q)                                 Indebtedness of any Foreign Subsidiary owing to Commerzbank Aktiengesellschaft in an aggregate principal amount not to exceed €4,000,000 at any time outstanding; and

(r)                                    unsecured Indebtedness in the aggregate amount not in excess of $8,000,000 outstanding at any time.

Section 6.02                             Liens.  No Borrower will, nor will permit any of its respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                 Permitted Encumbrances;

(b)                                 Liens created by the Security Documents;

(c)                                  Liens to secure Swap Agreements with any of the Lenders or Affiliate thereof;

(d)                                 Liens on any property or asset of any Borrower or any of its respective Subsidiaries existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Liens shall not apply to any other property or asset of any Borrower or any of such Subsidiaries and (ii) such Liens shall secure only those obligations which it secures on the Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

(e)                                  Liens on assets acquired, constructed or improved by any Borrower or any of its respective Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by clause (c) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such assets and (iv) such Liens shall not apply to any other property or assets of any Borrower or any of its respective other Subsidiaries;

(f)                                   Liens existing on any property or asset prior to the acquisition thereof by any Borrower or any of its respective Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Liens shall not apply to any other property or assets of any Borrower or any of its respective other Subsidiaries, (iii) such Liens shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof and (iv) such Liens secure only Indebtedness permitted under Section 6.01(c);

(g)                                  Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, netting or similar rights and remedies as to deposit, securities and commodities accounts;

(h)                                 Liens of sellers of goods to any Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business solely in connection with the purchase of such goods;

(i)                                     Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(j)                                    Liens deemed to exist in connection with investments in repurchase agreements described under clause (d) of the definition of Permitted Investments;

(k)                                 Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code as in effect in the applicable state or District of Columbia;

(l)                                     Liens in favor of any Obligor securing Indebtedness permitted under Section 6.01(d) and Section 6.01(f); provided that any such Liens encumbering assets of an Obligor shall be subordinated in right of payment to the Obligations of such Obligor under the Loan Documents on terms reasonably acceptable to the US Administrative Agent;

(m)                             Liens arising out of conditional sale, title retention, consignment or similar arrangements, or by way of contract that secures Indebtedness under any agreement, for the sale of goods and services;

(n)                                 Liens on the Collateral in favor of any Lender or any Affiliate of any Lender in respect of Indebtedness permitted under Section 6.01(p); provided that such Liens are pari passu with the Liens securing the Obligations and subject to the intercreditor agreement described above in Section 6.01(p);

(o)                                 Liens on Equity Interests consisting of preferred equity certificates of Dynamic Materials Luxembourg 1 S.à r.l. and Dynamic Materials Luxembourg 2 S.à r.l. that (i) require a holder of common or ordinary shares of such issuers to hold such preferred equity certificates in a specified proportion, (ii) require a holder of such preferred equity certificates to hold common or ordinary shares of such issuers in a specified proportion, (iii) restrict transfers of such preferred equity certificates, common shares or ordinary shares of such issuers to transfers that result in compliance with the preceding clauses (i) and (ii) or (iv) permit such issuers to call or redeem such Equity Interests; and

(p)                                 Liens on the assets of any Foreign Subsidiary securing Indebtedness permitted under Section 6.01(q), so long as such assets are not Collateral.

Section 6.03                             Fundamental Changes.  No Borrower will, nor will permit any of its respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, the following shall be permitted if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and, if such transaction involves the Parent, the Parent shall survive such transaction:

(a)                                 any Subsidiary of the Parent may merge into or consolidate with another Subsidiary of the Parent and any Subsidiary of the Parent may merge into or consolidate with the Parent;

(b)                                 any Subsidiary of the Parent may merge into or consolidate with any other Person so long as such Subsidiary is the surviving entity of such merger or consolidation to the extent permitted under Section 6.10;

(c)                                  any Subsidiary of the Parent may liquidate or dissolve so long as an Obligor acquires all or substantially all of the assets of such Subsidiary in liquidation (or in the case such Subsidiary is not a Wholly Owned Subsidiary, such Obligor receives its pro rata share of such assets in liquidation); and

(d)                                 any Obligor or any of its respective Subsidiaries may change its jurisdiction of organization subject to compliance with Section 6.11;

provided that, notwithstanding the foregoing, no Subsidiary that is not an Obligor may merge into or consolidate with any Obligor, unless, if at the time thereof and immediately after giving effect thereto, no Default has occurred and is continuing and such Obligor shall survive such transaction.

Section 6.04                             Asset Sales.  No Borrower will, nor will permit any of its respective Subsidiaries to, make or permit any Disposition (whether in one or a related series of transactions) of any property or assets (other than cash and cash equivalents) or enter into any agreement to do so, except:

(a)                                 Dispositions of inventory in the ordinary course of business;

(b)                                 Dispositions of assets, properties or businesses to any Borrower or any of its respective Wholly Owned Subsidiaries that are Obligors and Dispositions of assets, properties or businesses to any Subsidiary that is not an Obligor by any Subsidiary that is not an Obligor;

(c)                                  Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;

(d)                                 Dispositions occurring as the result of a casualty event, condemnation or expropriation;

(e)                                  any Disposition (excluding any Disposition consisting of any Equity Interest in any of the Subsidiaries of the Parent) if (i) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by a Financial Officer) and (ii) after giving effect thereto, the aggregate fair market value of the assets as reasonably determined by the Parent disposed of in all Dispositions pursuant to this clause (e) would not exceed $5,000,000 during any fiscal year and $10,000,000 in the aggregate during the term hereof; provided that the consideration for any Disposition shall consist of at least 75% cash or cash equivalents payable at closing or notes, to the extent permitted under Section 6.05;

(f)                                   Dispositions by any Domestic Subsidiary of its assets to another Domestic Subsidiary that is a Wholly Owned Subsidiary, and Dispositions by any Foreign Subsidiary of its assets to another Foreign Subsidiary that is a Wholly Owned Subsidiary;

(g)                                  Dispositions of delinquent accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(h)                                 the surrender of contractual rights or the settlement, release or surrender of any contract, tort or other litigation claims in the ordinary course of business;

(i)                                     the abandonment or Disposition of Intellectual Property or other proprietary rights that are, in the reasonable business judgment of the Parent, no longer practicable to maintain or useful in the conduct of the business of any Borrower or any of its Subsidiaries;

(j)                                    Dispositions permitted by Section 6.03;

(k)                                 Dispositions of Indebtedness from the Parent to a Subsidiary thereof that is an Obligor or from a Subsidiary of the Parent that is an Obligor to the Parent or another Subsidiary thereof that is an Obligor in exchange for, upon conversion for, or in contribution in respect of, Equity Interests in such Subsidiary of the Parent in connection with the capitalization or recapitalization from time to time of any such Subsidiary and Dispositions of Indebtedness from a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor in exchange for, upon conversion for, or contribution in respect of, Equity Interests in such Subsidiary that is not an Obligor in connection with the capitalization or recapitalization from time to time of any such Subsidiary;

(l)                                     payment of Restricted Payments permitted by Section 6.07;

(m)                             Dispositions of Permitted Investments; and

(n)                                 any agreement to do any of the foregoing matters described in clauses (a) through (m) of this Section.

Section 6.05                             Investments.  No Borrower will, and will permit any of its Subsidiaries to, make or permit to exist any Investment in any other Person, except:

(a)                                 Permitted Investments;

(b)                                 Investments listed on Schedule 6.05 and any extensions, renewals, replacements or refinancings thereof that do not increase the amount of such Investments;

(c)                                  Investments and guarantees constituting Indebtedness permitted by Section 6.01(d) and Section 6.01(e);

(d)                                 Investments permitted by Section 6.03 or Section 6.06;

(e)                                  Business Acquisitions permitted by Section 6.10;

(f)                                   Investments by any Obligor in any Subsidiary of the Parent that is not an Obligor and in any joint venture that is not, and will not become, a Subsidiary of the Parent, in each case, that is engaged or will be engaged in the same business as the Parent and its Subsidiaries and businesses reasonably related thereto and other reasonable expansions and extensions of such business and businesses; provided that the aggregate amount of all Investments permitted under this clause (f) shall be limited to $20,000,000 outstanding from time to time of which no more than $15,000,000 may be outstanding in any such joint ventures, in each case, measured in Dollars at the time made and net of any cash returned to any Obligor.  For purposes of calculating the permitted Investments under this clause (f), any such Investments that are in the form of Indebtedness permitted under Section 6.01(f) and Section 6.01(h) shall be included in the Investments permitted under this clause (f), without duplication.  Notwithstanding the foregoing, no additional Investments shall be made pursuant to this clause (f) during the continuance of an Event of Default;

(g)                                  Investments by any Obligor in any other Obligor;

(h)                                 Investments received in satisfaction of judgments, settlements of accounts, debts or compromises of obligations or as consideration for the settlement, release or surrender of a contract, tort or other litigation claims, in each case in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(i)                                     prepaid expenses and advances in the ordinary course of business, and lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;

(j)                                    deposits of cash with banks or other financial institutions in the ordinary course of business so long as any such deposits by any US Borrower and any Domestic Subsidiary are subject to perfected Liens in favor of the US Administrative Agent;

(k)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the granting of trade credit in the ordinary course of business;

(l)                                     Investments by any Subsidiary that is not a Obligor in, to, or for the benefit of any Subsidiary that is not an Obligor;

(m)                             Investments received as consideration from any Disposition permitted by Section 6.04; and

(n)                                 other Investments not otherwise permitted by this Section 6.05 in aggregate amounts not in excess of $1,000,000 at any time outstanding.

Section 6.06                             Swap Agreements.  No Borrower will, nor will permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate raw material and supply cost risks or other risks to which any Borrower or any of its Subsidiaries has actual exposure; (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of any Borrower or any of its Subsidiaries; and (c) Swap Agreements to hedge foreign exchange rate risks to which any Borrower or any of its Subsidiaries has actual or reasonably anticipated exposure.  No Swap Agreement may be secured by a Lien except as permitted by Section 6.02(c).

Section 6.07                             Restricted Payments.  No Borrower will, nor will permit any of its Subsidiaries to, declare or make, or agree to pay or make, any Restricted Payment, except:

(a)                                 Restricted Payments by any Subsidiary of the Parent ratably with respect to the Equity Interests in such Subsidiary;

(b)                                 Restricted Payments to any Obligor;

(c)                                  Restricted Payments by the Parent pursuant to and in accordance with any stock option plans or other benefit plans for management (including non-employee directors) or employees of the Parent or any of its Subsidiaries in an aggregate amount during any fiscal year not to exceed $5,000,000; and

(d)                                 Restricted Payments during any fiscal year that do not exceed fifty percent (50%) of the sum of Net Income plus, to the extent deducted in the determination of such Net Income, non-cash, non-recurring asset impairment charges, including, without limitation, goodwill impairment charges, writedowns associated with asset sales and unrealized tax benefits (as determined by the Parent’s auditors) as a result of any asset impairment charges; provided that for purposes of this clause (e) no Event of Default exists or is created thereby.

Section 6.08                             Transactions with Affiliates.  No Borrower will, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates, except:

(a)                                 at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary, as applicable, than could be obtained on an arm’s-length basis from unrelated third parties;

(b)                                 any transaction between or among any of the Obligors;

(c)                                  transactions between or among any Subsidiary of the Parent that is not an Obligor and one or more other Subsidiaries of the Parent that are not Obligors;

(d)                                 Indebtedness permitted by clauses (d) and (e) of Section 6.01;

(e)                                  transactions permitted by Section 6.03;

(f)                                   any transaction permitted by clauses (a) through (n) of Section 6.04;

(g)                                  Investments permitted by Section 6.05;

(h)                                 any Restricted Payment permitted by Section 6.07;

(i)                                     the payment of reasonable fees, expenses and compensations to officers, directors, managers, employees and consultants of any Borrower or any of its Subsidiaries and customary indemnification and insurance arrangements in favor of any such officer, director, manager, employee or consultant, and any agreement related to any of the foregoing entered into in the ordinary course of business; and

(j)                                    any agreements in existence on the Effective Date, as set forth on Schedule 6.08(j), as such agreements may be renewed, replaced or otherwise modified after the Effective Date upon terms which taken as a whole are not less favorable to the Parent and its Subsidiaries than the original terms of such agreements.

Section 6.09                             Restrictive Agreements.  No Borrower will, and will permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such

Borrower or such Subsidiary to create, incur or permit to exist any Lien upon any of its or their property or assets, or (b) the ability of any Obligor to pay dividends or other distributions with respect to any shares of its capital stock (to the extent the holder of such shares is another Obligor) or to make or repay loans or advances to such Obligor or to guarantee Indebtedness of such Obligor; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Subsidiary of the Parent pending such sale, provided such restrictions and conditions apply only to the Subsidiary of the Parent that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.10                             Business Acquisitions.  Except as otherwise permitted by Section 6.05, no Borrower will, nor will permit any of its respective Subsidiaries to, make any Business Acquisitions; provided that each Borrower and any of its respective Subsidiaries may make Business Acquisitions so long as (a) the sum of the aggregate cash consideration paid for Business Acquisitions in any trailing four-quarter period (excluding any amounts financed with new equity) shall not exceed $25,000,000 or the equivalent in such other currency used in connection with such Business Acquisition, and the total consideration paid for any one Business Acquisition (including any amounts financed with new equity) shall not exceed $50,000,000 or the equivalent in such other currency used in connection with such Business Acquisition (except as otherwise provided in clause (d) below); (b) the Leverage Ratio calculated on a pro forma basis for the most recently ended trailing four-quarter period for which financial statements are required to be delivered pursuant to Section 5.01(b) giving effect to any such Business Acquisition as if such Business Acquisition were consummated at the commencement of such four-quarter period shall not be greater than the maximum permitted Leverage Ratio as set forth in Section 6.15 at such time minus 0.25; (c) the acquired business or assets are in the same or similar line of business as any Borrower or any of its respective Subsidiaries or any business reasonably related thereto or any reasonable expansion or extension of any such business; (d) for any Business Acquisition with total consideration in excess of $50,000,000 or the equivalent in such other currency used in connection with such Business Acquisition, Borrower shall have received the written approval of the US Administrative Agent having received the written approval of the Required Lenders, which approval shall not be unreasonably withheld and, in connection therewith, the Borrower shall have given the US Administrative Agent and the Lenders at least ten (10) Business Days prior written notice of any such proposed Business Acquisition (each of such notices, a “Permitted Acquisition Notice”), which notice must be timely provided and must be accompanied by all of the information required in this Section 6.10 and shall (i) contain the estimated date such proposed Business Acquisition is scheduled to be consummated, (ii) attach a true and correct copy of the draft purchase agreement (if available), letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Business Acquisition, (iii) contain the estimated aggregate purchase price of such proposed Business Acquisition and the estimated amount of related costs and expenses and the intended method of financing thereof, and (iv) contain the estimated amount of Loans required to effect such proposed Business Acquisition; (e) no Default shall exist before or immediately after giving effect to such Business Acquisition; (f) prior to the consummation of the proposed Business Acquisition with a total consideration paid therefor in excess of $10,000,000 or the equivalent in such other currency used in connection with such Business Acquisition the Parent shall furnish the US Administrative Agent an officer’s certificate executed by a Financial Officer, certifying as to compliance with the requirements of the applicable preceding clauses (a) through (c) and (e), containing the calculations required in clause (b) above; (g) the consummation of each Business Acquisition shall be deemed to be a representation and warranty by the Parent that all conditions thereto under this Section 6.10 have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder; and (h) in the case of a Business Acquisition of the Equity Interests of a Person, such Person’s board of directors (or similar governing body) shall have approved such Business Acquisition.

Section 6.11                             Constituent Documents.  No Obligor will amend its charter or by-laws or other constitutive documents in any manner which could adversely and materially affect the rights of the Lenders under this Agreement or their ability to enforce the same; provided however, any Obligor shall be permitted after the Effective Date to amend its constitutive documents for the purpose of changing its jurisdiction of organization so long as the US Administrative Agent is given 30 days’ prior written notice of such change.

Section 6.12                             Sales and Leasebacks.  No Borrower shall, nor shall permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that (i) any Borrower or any of its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than any Borrower or any of its respective Subsidiaries) or (ii) any Borrower or any of its respective Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Borrower or such Subsidiary to any Person (other than any other Borrower or any of other Subsidiaries of such Borrower) in connection with such lease; except for any such arrangement whereby any such sale or transfer of any assets that is made for cash consideration in an amount not less than the cost of such asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes construction of such asset.

Section 6.13                             Changes in Fiscal Year.  The Parent shall not change the end of its fiscal year to a date other than December 31.

Section 6.14                             Fixed Charge Coverage Ratio.  The Parent shall not permit the Fixed Charge Coverage Ratio for any trailing four quarter period measured as of the last day of any fiscal quarter to be less than 2.0 to 1.0.

Section 6.15                             Leverage Ratio.  The Parent shall not permit the Leverage Ratio for any trailing four quarter period measured as of the last day of any fiscal quarter to exceed (i) 2.25 to 1.0 for the period from the Effective Date through December 31, 2013 and (ii) 2.0 to 1.0 thereafter.

ARTICLE VII

Events of Default and Remedies

Section 7.01                             Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)                                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursements when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any Borrower shall fail to pay any interest on any Loan or any fee or other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or the other Loan Documents in respect of any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of any Borrower or any of its respective Subsidiaries in or in connection with this Agreement or any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

(d)                                 any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Parent’s existence) or Section 5.08 or in ARTICLE VI;

(e)                                  any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this ARTICLE VII) or in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice of such failure from the US Administrative Agent to the Parent;

(f)                                   any Borrower or any of their Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (in each case, after giving effect to any applicable grace or notice period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any of its

Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any of its Subsidiaries or for a substantial part of its assets (individually, or in the aggregate), and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     any Borrower or any of its Subsidiaries, shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any of its Subsidiaries or for a substantial part of their (individually, or in the aggregate) assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    any Borrower or any Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;

(k)                                 one or more judgments for the payment of money that is not covered by insurance in an aggregate amount in excess of $2,000,000 shall be rendered against any Borrower or any of its respective Subsidiaries or any combination thereof and the same shall remain undischarged or unstayed for a period of 60 consecutive days during which execution shall not be effectively stayed, or any attachment or levy shall be entered upon any assets of such Borrower or Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)                             a proceeding shall be commenced by any Obligor seeking to establish the invalidity or unenforceability of any Loan Document (exclusive of questions of interpretation thereof), or any Obligor shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

(n)                                 any Lien created by any of the Security Documents shall at any time fail to constitute a valid and (to the extent required by the Security Documents) perfected Lien on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing, in each case (i) other than as a result of action or inaction of the US Administrative Agent or any Lender, including the expiration of an UCC financing statements or other instruments necessary to perfect the US Administrative Agent’s Lien in the Collateral or (ii) as a result of any Disposition of any Collateral permitted under the applicable Loan Documents or as otherwise permitted thereunder; or

(o)                                 a Change in Control occurs;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the US Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of them; and in case of any event described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest notice of acceleration or the intent to accelerate or any other notice of any kind, all of which are hereby waived by each of them, and (iii) exercise any or all of the remedies available to it under any of the Loan Documents, at Law or in equity (including, without limitation, conducting a foreclosure sale of any of the Collateral).

Section 7.02                             Cash Collateral.  In addition to the remedies contained in Section 7.01, upon the occurrence and continuance of any Event of Default, the Agents shall have the remedies available to them under Section 2.05(j).

ARTICLE VIII

The Agents

Each Lender and each Issuing Lender hereby irrevocably appoints the US Administrative Agent, the Euro Administrative Agent and the Canadian Administrative Agent as its agents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Each Lender serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Affiliate thereof as if it were not an Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Agents or any of their Affiliates in any capacity.  The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agents by a Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agents also may rely upon any statement made to them orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any and all their duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agents.  The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents.

In addition, each Lender and each Issuing Lender hereby indemnifies the Agents (to the extent not reimbursed by the Borrowers), ratably according to its respective pro rata share of the total of the Commitments, or if no Commitments are outstanding, the respective pro rata share of the total of the Commitments immediately prior to the time Commitments ceased to be outstanding held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents (or any of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agents under this Agreement or the other Loan Documents (including any action taken or omitted under ARTICLE II of this Agreement); provided that such indemnity shall not, as to any Agent, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Agent.  Without limitation of the foregoing, each Lender and each Issuing Lender agrees to reimburse each of the Agents promptly upon demand for its respective pro rata share of the total of the Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agents (or any of them) in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents to the extent that such Agent is not reimbursed for such expenses by the Borrowers.  The provisions of this section shall survive the termination of this Agreement and the payment of the Obligations.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Parent.  Upon any such resignation, the Required Lenders shall have the right, with the approval of the Parent, which shall not be unreasonably withheld, conditioned or delayed, and shall not be required during the existence of an Event of Default, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Agent which shall be a bank with an office in (a) New York, New York, if such successor bank is the US Administrative Agent, (b) London, England, if such successor bank is the Euro Administrative Agent or (c) Toronto, Canada, if such successor bank is the Canadian Administrative Agent, or, in each case, an Affiliate of any such bank.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After an Agent’s resignation hereunder, the provisions of this ARTICLE III and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Guarantees

Section 9.01                             The Guarantees.  (a)(i)  Each US Guarantor the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries hereby jointly, severally, unconditionally and irrevocably with every other such US Guarantor guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Euro Loans and the Canadian Loans, and the full and punctual payment of all other Obligations payable by the Euro Borrowers, the Canadian Borrowers and the Foreign Guarantors under the Loan Documents.  Upon failure by any Euro Borrower, any Canadian Borrower or any Foreign Guarantor to pay punctually any such amount, each such US Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

(ii)                                  Each US Guarantor the assets of which are not all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries hereby jointly, severally, unconditionally and irrevocably with every other such US Guarantor guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the US Loans, the Euro Loans and the Canadian Loans, and the full and punctual payment of all other Obligations payable by the US Borrowers, the Euro Borrowers, the Canadian Borrowers, the Foreign Guarantors or any other US Guarantor under the Loan Documents.  Upon failure by any US Borrower, any Euro Borrower, any Canadian Borrower, any Foreign Guarantor or any other US Guarantor to pay punctually any such amount, each such US Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.

(iii)                               The Guarantee contained in clauses (i) and (ii) of this paragraph is a guaranty of payment and not of collection.  The Lenders shall not be required to exhaust any right or remedy or take any action against any Borrower, any Guarantor or any other Person or any Collateral.  Each US Guarantor agrees that, as between such US Guarantor and the Lenders, the Obligations of the US Borrowers, the Euro Borrowers, the Canadian Borrowers, the Foreign Guarantors and the other US Guarantors may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the US Borrowers, the Euro Borrowers or the Canadian Borrowers and that in the event of a declaration or attempted declaration, the Obligations of the US Borrowers, the Euro Borrowers, the Canadian Borrowers, the Foreign Guarantors and the other US Guarantors shall immediately become due and payable by each US Guarantor for the purposes of this Guarantee.

(b)                                 Each Foreign Guarantor hereby jointly, severally, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Euro Loans and the Canadian Loans, and the full and punctual payment of all other Obligations payable by the Euro Borrowers, the Canadian Borrowers or any other Foreign Guarantor under the Loan Documents.  Upon failure by any Euro Borrower, any Canadian Borrower or any other Foreign Guarantor to pay punctually any such amount, each Foreign Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement or the other Loan Documents.  This Guarantee is a guaranty of payment and not of collection.  The Lenders shall not be required to exhaust any right or remedy or take any action against the Borrowers, the Guarantors, or any other Person or any Collateral.  The Foreign Guarantors agree that, as between the Foreign Guarantors and the Lenders, the Obligations of the Euro Borrowers, the Canadian Borrowers and the other Foreign Guarantors may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Euro Borrowers or the Canadian Borrowers and that in the event of a declaration or attempted declaration, the Obligations of the Euro Borrowers and the Canadian Borrowers and the other Foreign Guarantors shall immediately become due and payable by each Foreign Guarantor for the purposes of this Guarantee.

Section 9.02                             Guarantee Unconditional.  The obligations of each of the Guarantors under this ARTICLE IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                                 any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any of the Borrowers or any other Guarantor under the Loan Documents, by operation of law or otherwise;

(b)                                 any modification, amendment or waiver of or supplement to the Loan Documents;

(c)                                  any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrowers or any other Guarantor under the Loan Documents;

(d)                                 any change in the corporate existence, structure or ownership of any of the Borrowers or any other Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Borrowers, any other Guarantor or their respective assets or any resulting release or discharge of any obligation of any of the Borrowers or any other Guarantor contained in the Loan Documents;

(e)                                  the existence of any claim, set-off or other rights which the Guarantor may have at any time against any of the Borrowers, any other Guarantor, any of the Agents, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)                                   any invalidity or unenforceability relating to or against any of the Borrowers or any other Guarantor for any reason of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any of the Borrowers or any other Guarantor of the principal of or interest on any Loan or any other amount payable by any of the Borrowers or any other Guarantor under the Loan Documents; or

(g)                                  any other act or omission or delay of any kind by any of the Borrowers, any other Guarantor, the Agents, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

Furthermore, notwithstanding that the Borrowers may not be obligated to the Agents and/or the Lenders for interest and/or attorneys’ fees and expenses on, or in connection with, any Obligations from and after the Petition Date (as hereinafter defined) as a result of the provisions of the federal bankruptcy law or otherwise, Obligations for which the Guarantors shall be obligated shall include interest accruing on the Obligations at the Default Rate from and after the date on which such Borrower files for protection under the federal bankruptcy laws or from and after the date on which an involuntary proceeding is filed against such Borrower under the federal bankruptcy laws (herein collectively referred to as the “Petition Date”) and all reasonable attorneys’ fees and expenses incurred by the Agents and the Lenders from and after the Petition Date in connection with the Obligations.

Section 9.03                             Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances.  The obligations of each of the Guarantors under this Article IX shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Obligors under the Loan Documents shall have been paid in full.  If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Obligors under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, the obligations of each of the Guarantors under this ARTICLE IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.  The US Guarantors under Section 9.01(a)(i) jointly and severally agree to indemnify each Euro Lender and each Canadian Lender, the US Guarantors under Section 9.01(a)(ii) jointly and severally agree to indemnify each US Lender, each Euro Lender and each Canadian Lender and the Foreign Guarantors jointly and severally agree to indemnify each Euro Lender and each Canadian Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Lender.

Section 9.04                             Waiver by Each Guarantor.  Each Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest notice of acceleration or the intent to accelerate and any other notice not provided for in this ARTICLE IX, as well as any requirement that at any time any action be taken by any Person against the Borrowers or any other Guarantor or any other Person.

Section 9.05                             Subrogation.  Each US Guarantor under Section 9.01(a)(ii) shall be subrogated to all rights of the US Lenders, the US Administrative Agent and the holders of the US Loans against the US Borrowers; provided that such Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on the Loans and all other sums at any time payable by the Borrowers under the Loan Documents shall have been paid in full.  Each US Guarantor under Section 9.01(a)(i) and each Foreign Guarantor shall be subrogated to all rights of the Euro Lenders, the Canadian Lenders, the Euro Administrative Agent, the Canadian Administrative Agent and the holders of the Euro Loans and the Canadian Loans against the Euro Borrowers and the Canadian Borrowers; provided that such Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on the Loans and all other sums at any time payable by the Borrowers under the Loan Documents shall have been paid in full.  If any amount is paid to any Guarantor on account of subrogation rights under these Guarantees at any time when all the Obligations have not been indefeasibly paid in full, the amount shall be held in trust for the benefit of the US Lenders, the Euro Lenders or the Canadian Lenders, as applicable, and shall be promptly paid to the Agents to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement.

Section 9.06                             Stay of Acceleration.

(a)                                 If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of any US Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each US Guarantor under Section 9.01(a)(ii) for its respective Obligations as described in this ARTICLE IX promptly following demand by the US Administrative Agent made at the request of the requisite proportion of the Lenders specified in ARTICLE X of this Agreement.

(b)                                 If acceleration of the time for payment of any amount payable by any Obligor under the Loan Documents is stayed upon insolvency, bankruptcy or reorganization of any Euro Borrower or any Canadian Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each US Guarantor under Section 9.01(a)(i) and each Foreign Guarantor hereunder for its respective Obligations as described in this ARTICLE IX promptly following demand by the Euro Administrative Agent made at the request of the requisite proportion of the Lenders specified in ARTICLE X of this Agreement.

Section 9.07                             Limit of Liability.  Notwithstanding any other provision of this ARTICLE IX, the obligations of each of the Guarantors under this ARTICLE IX shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Section 9.08                             Release upon Sale.  Upon any sale of any Guarantor permitted by this Agreement, and, if required hereunder, payment to the Agents, as applicable, for the pro rata benefit of the applicable Lenders, of the proceeds of such sale, such Guarantor shall (a) be released from its obligations as a Guarantor hereunder, (b) all Liens, if any, securing such Guarantee shall automatically be terminated and released and (c) the US Administrative Agent will, at the expense of said Guarantor, execute and deliver such documents as are reasonably necessary to evidence said releases and terminations, following written request from the applicable Borrower and receipt by the US Administrative Agent of a certificate from the applicable Borrower certifying no Default or Event of Default exists.

Section 9.09                             Benefit to Guarantor.  Each Guarantor acknowledges that the Loans made to the Borrowers may be, in part, re-loaned to, or used for the benefit of, such Guarantor and its Affiliates, that each Guarantor, because of the utilization of the proceeds of the Loans, will receive a direct benefit from the Loans and that, without the Loans, such Guarantor would not be able to continue its operations and carry on its business as presently conducted.

Section 9.10                             Jurisdiction Specific Provisions.  The provisions of this ARTICLE IX are subject to the limitations contained in the jurisdiction specific provisions contained in Schedule 9.10 attached hereto.

ARTICLE X

Miscellaneous

Section 10.01                      Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)                                     if to the Parent or any other Borrower, to

Dynamic Materials Corporation

5405 Spine Road

Boulder, Colorado  80301

Attention:  Chief Financial Officer

Facsimile No.:  (303) 604-1897

Telephone No.:  (303) 655-5700

with a copy to

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado  80203

Attention:  Garth Jensen

Facsimile No.:  (303) 866-0200

Telephone No.:  (303) 866-0365

(ii)                                  if to a Guarantor, to it in care of the Parent;

(iii)                               if to the US Administrative Agent, to

JP Morgan Loan Services

JPMorgan Chase Bank, N.A.

Loan and Agency Service Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Facsimile No.:  (312) 385-7102

Telephone No.:  (312) 732-2009

with copies to

JPMorgan Chase Bank, N.A.

1125 17th Street, Suite 300

Denver, Colorado  80202

Attention:  Brennon Crist

Facsimile No.:  (303) 244-3351

Telephone No.:  (303) 244-3220

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas  77002

Attention:  Marty DeBusk

Facsimile No.:  (713) 238-7202

Telephone No.:  (713) 220-4372

(iv)                              If to the Euro Administrative Agent, to

J.P. Morgan Europe Limited

125 London Wall

London

England

EC2Y 5AJ

Attention:  Agency Department

Facsimile No.:  (44) 207 777 2360

Telephone No.:  (44) 207 777 2352/2355

(v)                                 if to the Canadian Administrative Agent, to

JP Morgan Loan Services

JPMorgan Chase Bank, N.A.

Loan and Agency Service Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Facsimile No.:  (312) 385-7102

Telephone No.:  (312) 732-2009

(vi)                              if to the US Issuing Lender, to

JP Morgan Loan Services

JPMorgan Chase Bank, N.A.

Loan and Agency Service Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Facsimile No.:  (312) 385-7102

Telephone No.:  (312) 732-2009

with a copy to

JPMorgan Chase Bank, N.A.

1125 17th Street, Suite 300

Denver, Colorado  80202

Attention:  Brennon Crist

Facsimile No.:  (303) 244-3351

Telephone No.:  (303) 244-3220

(vii)                           if to the Euro Issuing Lender, to

J. P. Morgan Europe Limited
125 London Wall
London
England
EC2Y 5AJ
Attention:  Agency Department
Facsimile No.:  (44) 207 777 2360
Telephone No.: (44) 207 777 2352/2355

with a copy to

Global Trade Solutions
1 Chaseside (DB01-0365)
Bournemouth
England
BH 7 7DA
Attention:  Fiona Hallam
Facsimile No.:  (44) 1202 343730
Telephone No.: (44) 1202 347744

(viii)                        if to the Canadian Issuing Lender, to

JP Morgan Loan Services

JPMorgan Chase Bank, N.A.

Loan and Agency Service Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Facsimile No.:  (312) 385-7102

Telephone No.:  (312) 732-2009

(ix)                              if to the US Swingline Lender, to

JP Morgan Loan Services

JPMorgan Chase Bank, N.A.

Loan and Agency Service Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Facsimile No.:  (312) 385-7102

Telephone No.:  (312) 732-2009

with a copy to

JPMorgan Chase Bank, N.A.

1125 17th Street, Suite 300

Denver, Colorado  80202

Attention:  Brennon Crist

Facsimile No.:  (303) 244-3351

Telephone No.:  (303) 244-3220

(x)                                 if to the Euro Swingline Lender to

J. P. Morgan Europe Limited
125 London Wall
London
England
EC2Y 5AJ
Attention:  Agency Department
Facsimile No.:  (44) 207 777 2360
Telephone No.: (44) 207 777 2352/2355

(xi)                              if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the US Administrative Agent.  Each of the Agents or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02                      Waivers; Amendments.

(a)                                 No failure or delay by any Agent, Issuing Lender or Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, Lender or Issuing Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the US Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (including any agreement to amend or modify the definition of Leverage Ratio that would have the effect of reducing such rate of interest), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.02(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, provided, that nothing herein shall prohibit the US Administrative Agent from releasing any Collateral, or require the consent of the other Lenders for such release, in respect of items sold, leased, conveyed or otherwise disposed to the extent such sale, lease, conveyance or other disposition is permitted hereunder, (vii) release all or substantially all of the Guarantees (other than in connection with any transaction permitted hereunder), without the written consent of each Lender or (viii) change any of the provisions of Section 2.20 or the definition of “Defaulting Lender” without the consent of the Required Lenders, each Agent, each Swingline Lender and each Issuing Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, Issuing Lender or Swingline Lender hereunder without the prior written consent of such Agent, Issuing Lender or Swingline Lender, as applicable.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent (1) of all Lenders or (2) of each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 10.03                      Expenses; Indemnity; Damage Waiver.

(a)                                 The Parent shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel and consultants for the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence undertaken by the Agents with respect to the financing contemplated by this Agreement, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, Issuing Lender or Lender, including the fees, charges and disbursements of one primary law firm as counsel, local counsel as needed and consultants for any Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Parent shall indemnify each Agent, Issuing Lender and Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan made or Letter of Credit issued by any Lender or Issuing Lender, as applicable, or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; and whether or not caused by the ordinary, sole or contributory negligence of any Indemnitee, provided further that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.  It is agreed by the parties hereto that the indemnity obligations of the Parent under the Commitment Letter are superseded to the extent described in this Agreement.

(c)           To the extent that the Parent fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section, (i) in the case of amounts owed to the US Administrative Agent, the US Issuing Lender or the US Swingline Lender, each US Lender severally agrees to pay to the US Administrative Agent, the US Issuing Lender or the US Swingline Lender, as the case may be, such Lender’s Applicable Percentage of such unpaid amount, (ii) in the case of the case of amounts owed to the Euro Administrative Agent, the Euro Issuing Lender or the Euro Swingline Lender, each Euro Lender severally agrees to pay to the Euro Administrative Agent, the Euro Issuing Lender or the Euro Swingline Lender, as the case may be, such Lender’s Applicable Percentage of such unpaid amount, and (iii) in the case of amounts owed to the Canadian Administrative Agent or the Canadian Issuing Lender, each Canadian Lender severally agrees to pay to the Canadian Administrative Agent or the Canadian Issuing Lender, as the case may be, such Lender’s Applicable Percentage of such unpaid amount, in each case, as such unpaid amount is determined as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against such Agent, Issuing Lender or Swingline Lender in its capacity as such.

(d)           To the extent permitted by applicable Law, each Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable no later than ten (10) Business Days from demand therefor.

Section 10.04         Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void), except pursuant to a merger in accordance with Section 6.03; and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Indemnitees, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Parent, provided that no such consent shall be required for an assignment to a Lender or an Affiliate of a Lender or if any Event of Default has occurred and is continuing; provided further that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the US Administrative Agent within seven Business Days after having received written notice thereof;

(B)           the US Administrative Agent, provided that no such consent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment of the same Class immediately prior to giving effect to such assignment; and

(C)           each Issuing Lender and Swingline Lender.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the aggregate amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the US Administrative Agent) shall not be less than $5,000,000 or the equivalent amount as determined by the US Administrative Agent and after giving affect to such assignment, the assigning Lender’s Commitment or Loans shall not be less than $5,000,000 or the equivalent amount as determined by the US Administrative Agent unless each of the Parent and the US Administrative Agent otherwise consent, provided that no such consent of the Parent shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing; provided further that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the US Administrative Agent within seven Business Days after having received written notice thereof;

(B)           each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement and be pro rata among the Classes of Commitments of each Lender;

(C)           the parties to each assignment shall execute and deliver to the US Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be payable by or due or owing from any Obligor);

(D)          the assignee, if it shall not be a Lender, shall deliver to the US Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Guarantors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)           no assignment shall be made that results in an increase to the Mandatory Cost or increased liability of any Obligor under Section 2.14 or Section 2.16; and

(F)           no assignment shall be made to (1) any Borrower or any Affiliate thereof, (2) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2), or (3) to a natural person.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The US Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and each Borrower, Agent, Issuing Lender and Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each Borrower, Agent, Issuing Lender and Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the US Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register and, with respect to the assignment of any Euro Commitment or Loan, shall notify the Euro Administrative Agent thereof, and with respect to any assignment of any Canadian Commitment or Loan, shall notify the Canadian Administrative Agent thereof.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Lender or either Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Participant shall be entitled to the benefits and subject to the limitations of Section 2.14, Section 2.15, and Section 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 (c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent (which consent expressly acknowledges any additional obligations of the Borrowers in respect of Indemnified Taxes or Other Taxes).  A Participant shall not be entitled to the benefits of Section 2.16 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent, to comply with Section 2.16(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05         Survival.  All covenants, agreements, representations and warranties made by any of the Borrowers and Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent,

Issuing Lender or other Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 10.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06         Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the US Administrative Agent and when the US Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic photocopy (i.e. “PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any and all of the obligations of such Borrower and each Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each such Lender this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09         Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           EACH OF THE BORROWERS AND GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENTS, THE ISSUING LENDER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE ANY OF THE BORROWERS OR GUARANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12         Confidentiality.

(a)           Each of the Agents, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that in the case of Information required to be disclosed by a Person pursuant to a subpoena or similar legal process, such Person shall use reasonable efforts to provide the Parent with prior notice of such required disclosure and the opportunity to obtain a protective order in respect thereof if no conflict exists with such Peron’s governmental, regulatory or legal requirements), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations under the Loan Documents, (g) with the consent of the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, the Issuing Lenders or any Lender on a nonconfidential basis from a source other than any Borrower or any of its respective Subsidiaries.  For the purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower, any such Subsidiary or its respective business, other than any such information that is available to the Agents, the Issuing Lenders or any Lender on a nonconfidential basis prior to disclosure by such Borrower or such Subsidiary, as applicable; provided that, in the case of information received from such Borrower or such Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)           EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE US BORROWER AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)           ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND GUARANTORS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

(d)           Notwithstanding the provisions of Section 10.12(b), or any other provision of this Agreement or any Loan Document, each of the Agents, the Issuing Lenders, the Lenders and the Obligors may disclose to any and all Persons general information that is relevant in order to understand the tax treatment and tax structure of the transactions contemplated by this Agreement or any Loan Document.  For the avoidance of doubt, the preceding sentence does not allow for the disclosure of any specific information that is not otherwise discloseable by reason of Section 10.12(b) and that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement, such as (i) the specific identity of the Borrowers or any of its current or future Affiliates or (ii) any specific pricing terms or any other specific nonpublic business or financial information.  For purposes of this Section 10.12(d), the terms “tax treatment” and “tax structure” shall have the meaning provided by Treasury Regulation Section 1.6011-4.

Section 10.13         Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or reimbursement obligation, together with all fees, charges and other amounts that are treated as interest on such Loan or reimbursement obligation under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or reimbursement obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or reimbursement obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or reimbursement obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans, reimbursement obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

Section 10.14         USA Patriot Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Section 10.15         Amendment and Restatement.  Upon the Effective Date, the Prior Agreement shall be amended, restated and superseded in its entirety by this Agreement.  The parties hereto acknowledge and agree that (i) this Agreement, any promissory notes delivered pursuant to Section 4.01(d) and the other Loan Documents executed and delivered herewith do not constitute a novation or termination of the “Obligations” as defined in the Prior Agreement as in effect prior to the Effective Date and (ii) such “Obligations” are in all respects continuing with only the terms thereof being modified as provided in this Agreement.

Section 10.16         Exiting Lenders.  Each of Bank of America, N.A., Vectra Bank of Colorado, National Association and U.S. Bank, N.A., as “Lenders” under the Prior Agreement (collectively, the “Exiting Lenders”), hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans outstanding under, the Prior Agreement such that, after giving effect to this Agreement (a) each of the Exiting Lenders shall (i) be paid in full for all amounts owing under the Prior Agreement as agreed and calculated by such Exiting Lenders and the US Administrative Agent in accordance with the Prior Agreement, (ii) cease to be a “Lender” under the Prior Agreement and the “Loan Documents” as defined therein and (iii) relinquish its rights (provided that it shall still be entitled to any rights of indemnification in respect of any circumstance or event or condition arising prior to the Effective Date) and be released from its obligations under the Prior Agreement and the other “Loan Documents” as defined therein, (b) the Term Loan Commitments (as defined in the Prior Agreement) of the Term Lenders (as defined in the Prior Agreement) are hereby reallocated to the US Commitments of the US Lenders under this Agreement, and (c) the Commitments of each Lender shall be as set forth on Schedule 2.01 hereto.  The foregoing assignments, transfers and conveyances are without recourse to the Exiting Lenders and without any warranties whatsoever by the Agents, the Issuing Lenders or any Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  The assignee Lenders and the US Administrative Agent shall make all appropriate adjustments in payments under the Prior Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves.  Each of the Exiting Lenders is executing this Agreement for the sole purpose of evidencing its agreement to this Section 10.16 only and for no other purpose.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT, US BORROWER, EURO BORROWER, CANADIAN BORROWER AND US GUARANTOR:		DYNAMIC MATERIALS CORPORATION

	By:	/s/ Richard A. Santa
	Title:	Senior Vice President and Chief Financial Officer

US BORROWER AND US GUARANTOR:		AMK WELDING, INC.

	By:	/s/ Richard A. Santa
	Title:	Vice President, Secretary and Treasurer

US BORROWER AND US GUARANTOR:		DMC KOREA HOLDING, INC.

	By:	/s/ Richard A. Santa
	Title:	Vice President

US BORROWER AND US GUARANTOR:		DYNAenergetics US, Inc.

	By:	/s/ Richard A. Santa
	Title:	Secretary

EURO BORROWER AND FOREIGN GUARANTOR:		DYNAMIC MATERIALS LUXEMBOURG 2 S.a r.L

	By:	/s/ Richard A. Santa
	Title:	Class B Director

EURO BORROWER AND FOREIGN GUARANTOR:		DYNAenergetics Holding GmbH

	By:	/s/ Patrick Xylander
	Title:	Managing Director

EURO BORROWER AND FOREIGN GUARANTOR:		DYNAenergetics Beteiligungs GmbH

	By:	/s/ Patrick Xylander
	Title:	Managing Director

EURO BORROWER AND FOREIGN GUARANTOR:		DYNAenergetics GmbH & Co KG

	By:	DYNAenergetics Beteiligungs GmbH, as general partner

	By:	/s/ Patrick Xylander
	Title:	Managing Director

CANADIAN BORROWER AND FOREIGN GUARANTOR:		DYNAenergetics Canada Inc.

	By:	/s/ Richard A. Santa
	Title:	Vice President

FOREIGN GUARANTOR:		DYNAenergetics NA, LLC

	By:	/s/ Richard A. Santa
	Title:	Vice President, Secretary and Treasurer

FOREIGN GUARANTOR:		DYNAMIC MATERIALS LUXEMBOURG 1 S.a r.L

	By:	/s/ Richard A. Santa
	Title:	Class B Director

FOREIGN GUARANTOR:		NOBELCLAD EUROPE SA

	By:	/s/ Antoine Nobilie
	Title:	Administrator et Directeur General

FOREIGN GUARANTOR:		NITRO METALL AB

	By:	/s/ Richard A. Santa
	Title:	Director

FOREIGN GUARANTOR:		DYNAenergetics SIBERIA LIMITED

	By:	/s/ Egor Toropchanin
	Title:	Director

FOREIGN GUARANTOR:		ooo PERFOLINE

	By:	/s/ Sergey A. Starigov
	Title:	General Director

FOREIGN GUARANTOR:		ooo DYNAenergetics RUS

	By:	/s/ Wilhelm Sonnenberg
	Title:	General Director

FOREIGN GUARANTOR:		DMC DYNAPLAT HOLDINGS GmbH

	By:	/s/ Dr. Malte Veehmayer
	Title:	Managing Director

FOREIGN GUARANTOR:		DMC DYNAPLAT HOLDINGS GmbH and CO., KG

	By:	DMC DYNAPLAT HOLDINGS GmbH, as general partner

	By:	/s/ Dr. Malte Veehmayer
	Title:	Managing Director

US ADMINISTRATIVE AGENT, US ISSUING LENDER, US SWINGLINE LENDER AND US LENDER:		JPMORGAN CHASE BANK, N.A

	By:	/s/ Brennon Crist
	Title:	Senior Vice President

EURO ADMINISTRATIVE AGENT, EURO ISSUING LENDER, EURO SWINGLINE LENDER AND EURO LENDER:		J.P. MORGAN EUROPE LIMITED

	By:	/s/ Lucy Butler
	Title:	Vice President

CANADIAN ADMINISTRATIVE AGENT, CANADIAN ISSUING LENDER AND CANADIAN LENDER:		JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

	By:	/s/ Michael N. Tam
	Title:	Senior Vice President

SYNDICATION AGENT, US LENDER, EURO LENDER AND CANADIAN LENDER:		KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Michelle K. Bushey
	Title:	Senior Vice President

DOCUMENTATION AGENT, US LENDER AND EURO LENDER:		WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Jason Weston
	Title:	Vice President

US LENDER, EURO LENDER AND CANADIAN LENDER:		BANK OF THE WEST

	By:	/s/ Terry A. Switz
	Title:	Vice President

EURO LENDER:		JPMORGAN CHASE BANK, N.A., LONDON BRANCH

	By:	/s/ Lucy Butler
	Title:	Vice President

CANADIAN LENDER:		WELLS FARGO FINANCIAL CORPORATION CANADA

	By:	/s/ Richard Valade
	Title:	President

Acknowledged and agreed to only with respect to Section 10.16 of the Agreement by:

BANK OF AMERICA, N.A.

By:	/s/ David R. Barney

Title:	Senior Vice President

Acknowledged and agreed to only with respect to Section 10.16 of the Agreement by:

VECTRA BANK OF COLORADO, NATIONAL ASSOCIATION

By:	/s/ Malcolm R. Evans

Title:	Vice President

Acknowledged and agreed to only with respect to Section 10.16 of the Agreement by:

U.S. BANK, N.A.

By:	/s/ Greg Blanchard

Title:	Vice President

Disclosure Schedules Omitted

SCHEDULE 2.01

COMMITMENTS

LENDER	US COMMITMENT	EURO COMMITMENT	CANADIAN COMMITMENT
JPMorgan Chase Bank, N.A.	$13,200,000
J.P. Morgan Europe Limited / JPMorgan Chase Bank, N.A., London Branch(1)		€5,866,667
JPMorgan Chase Bank, N.A., Toronto Branch			C$	550,000
KeyBank National Association	$8,400,000	€3,733,333	C$	350,000
Wells Fargo Bank, N.A.	$8,400,000	€3,733,333
Wells Fargo Financial Corporation Canada			C$	350,000
Bank of the West	$6,000,000	€2,666,667	C$	250,000
TOTAL	$36,000,000	€16,000,000	C$	1,500,000

(1)  For purposes of Euro Loans to the Parent, JPMorgan Chase Bank, N.A., London Branch shall be a Euro Lender.  For purposes of Euro Loans to any other Euro Borrower, J.P. Morgan Europe Limited shall be a Euro Lender.

Schedule 9.10

Jurisdiction Specific Provisions

JURISDICTION SPECIFIC PROVISIONS

The guaranty provisions in Article IX are further subject to the following:

I.                                        Parallel Debt.

a.                                      Each of the Euro Borrowers and Euro Guarantors (together, “Euro Obligors”) hereby irrevocably and unconditionally undertake to pay to the US Administrative Agent amounts equal to any amounts owing from time to time by that Euro Obligor to any Secured Party under any of the Loan Documents as and when those amounts are or become due; provided, however, no Euro Obligor shall have any obligation under this clause (a) to pay to the US Administrative Agent any amounts owing by any US Guarantor or US Borrower to any Secured Party under any of the Loan Documents.

b.                                      Each Euro Obligor, the US Administrative Agent, the Euro Administrative Agent and the Canadian Administrative Agent acknowledge that the obligations of each Euro Obligor under section (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding Obligations of that Euro Obligor to any of the Agents or any Secured Party under any of the Loan Documents (its “Corresponding Debt”) nor shall the amounts for which each Euro Obligor is liable under section (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

1.                                      the Parallel Debt of each Euro Obligor shall be decreased to the extent that its Corresponding Debt has been paid or (in the case of guarantee obligations) discharged;

2.                                      the Corresponding Debt of each Euro Obligor shall be decreased to the extent that its Parallel Debt has been paid or (in the case of guarantee obligations) discharged;

3.                                      the amount of the Parallel Debt of a Euro Obligor shall at all times be equal to the amount of its Corresponding Debt;

4.                                      the Parallel Debt owed by a German Guarantor (as defined below) shall be subject to the same limitations set forth below in section II below as its Corresponding Debt; and

5.                                      the Parallel Debt shall irrespective of clauses 1-4 above at any time amount to at least 1 Euro.

c.                                       Each of the Agents acts in its own name as an independent and separate right and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust.  The security granted under the Loan Documents to the US Administrative Agent to secure the Parallel Debt is granted to the US Administrative Agent in its capacity as agent for the independent and separate creditors of the Parallel Debt and shall not be held on trust.

d.                                      Without limiting or affecting the Agents’ rights against the Obligors (whether under this subsection (a) or under any other provision of the Loan Documents), each Euro Obligor acknowledges that:

1.                                      nothing in this subsection (a) shall impose any obligation on any Agent to advance any sum to any Euro Obligor or otherwise under any Loan Document, except in its capacity as a Lender; and

2.                                      for the purpose of any vote taken under any Loan Document, no Agent shall be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

II.                                   Limitation on German Obligors Liabilities.

a.                                      With a view to give due regard to the obligations of the managing directors of any Obligor incorporated in the Federal Republic of Germany in the form of a limited liability company (Gesellschaft mit beschränkter Haftung) or in the form of a limited liability company (Gesellschaft mit beschränkter Haftung) acting as general partner of a limited partnership (Kommanditgesellschaft) (a “German Guarantor”) (aa) to duly consider the own interest of such German Guarantor and the German Guarantor’s creditors as well as (bb) to preserve the stated share capital (Stammkapital) of the German Guarantor, the liability of any German Guarantor to any Secured Party under any of the Loan Documents for Corresponding Debt or Parallel Debt (“Relevant German Guarantee”) shall be limited if and to the extent that:

1.                                      the Relevant German Guarantee qualifies a an up-stream or cross-stream security;

2.                                      the relevant German Guarantor guarantees obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of section 15 of the German Act on Stock Corporations (Aktiengesetz) (other than any of that German Guarantor’s Subsidiaries); and

3.                                      the enforcement of the Relevant German Guarantee would cause the net assets of the German Guarantor to fall below or further reduce the stated share capital (Stammkapital) of such German Guarantor in violation of sections 30 et seq. German Act on Limited Liability Companies (GmbH-Gesetz).

b.                                      The net assets under Clause II.a.3. shall be determined in accordance with the principles for ordinary bookkeeping at the time of the enforcement and the preparation of balance sheets as they were consistently applied by the German Guarantor in preparing its balance sheets in previous years, as the sum of the balance sheet positions shown under section 266 (2) (A), (B) and (C) of the German Commercial Code (Handelsgesetzbuch) less the sum of the balance sheet positions shown under section 266 (3) (B), (C) (but disregarding, for the avoidance of doubt, the obligations under the Relevant German Guarantee) and (D) of the German Commercial Code (Handelsgesetzbuch), save for the following adjustments:

1.                                      any amounts resulting from an increase of the German Guarantor’s stated share capital after the date of this Agreement which has been effected in violation of the Loan Agreement shall be deducted from the stated share capital; and

2.                                      loans and other contractual liabilities incurred by the German Guarantor in violation of the provisions of any of the Loan Documents shall be disregarded to the extent that such violation results from grossly negligent or willful misconduct.

c.                                       The limitations set out in Clause II.a. above shall only apply if and to the extent that

1.                                      within fifteen (15) Business Days following the notification by any Agent of its intention to enforce against the German Guarantor, the managing directors (Geschäftsführer) on behalf of the German Guarantor have confirmed in writing to the US Administrative Agent (aa) to what extent the Relevant German Guarantee is an up-stream or cross stream security and (bb) which amount of such up-stream security and/or cross-stream cannot be enforced as it would cause the net assets of the German Guarantor to fall below its stated share capital in violation of sections 30 et seq. German Act on Limited Liability Companies (GmbH-Gesetz) and such confirmation is supported by conclusive evidence (the “Management Determination”); and

2.                                      (x) none of the Agents (acting on the instructions of the Secured Parties) has contested the Management Determination by arguing that no or a lesser amount would be necessary to maintain its stated share capital within fifteen (15) Business Days following the Management Determination, or (y) within thirty-five (35) Business Days from the date any Agent has contested the Management Determination, the US Administrative Agent receives a determination by auditors of international standard and reputation (“Auditor’s Determination”) appointed by the German Guarantor of the amount that would have been necessary to maintain its stated share capital without violation of sections 30 et seq. German Act on Limited Liability Companies (GmbH-Gesetz).

d.                                      If and to the extent that the Relevant German Guarantee has been enforced without regard to the limitations set out in Clause II. A. above because (i) the Management Determination or Auditor’s Determination was not delivered within the relevant time frame or (ii) the realizable amount pursuant to the Auditor’s Determination is lower than the respective amount stated in the Management Determination, the US Administrative Agent shall upon written demand of the German Guarantor (procure to) repay to the German Guarantor any amount required to maintain such German Guarantor’s stated share capital (Stammkapital) in accordance with sections 30 et seq. of the German Limited Liability Company Act (GmbH-Gesetz).

e.                                       If the US Administrative Agent disagrees with the Auditor’s Determination it shall notify the German Guarantor accordingly.  The Secured Parties shall only be entitled to enforce the Relevant German Guarantee up to the amount which is undisputed between themselves and the German Guarantor in accordance with the provisions of Clause II.  In relation to the amount which is disputed between the US Administrative Agent and the German Guarantor, the Secured Parties shall be entitled to further pursue claims (if any) in court.

f.                                        In an enforcement situation the German Guarantor shall, upon the written request of the US Administrative Agent and to the extent legally permitted, for the purposes of the determination of its net assets dispose of all assets which are shown in the balance sheet of the

German Guarantor with a book value (Buchwert) which is significantly lower than the market value of such asset if such asset is not necessary for the operation of its business (nicht betriebsnotwendig) and to the extent it can be realized commercially justifiable.

g.                                       The Relevant German Guarantee shall be limited if and to the extent that the payment or enforcement of such liability would cause the managing directors’ (Geschäftsführer) liability of such German Guarantor or its general partner under section 64 sentence 3 of the German Act on Limited Liability Companies (GmbH-Gesetz) or section 130a para 1 sentence 3 of the German Commercial Code (Handelsgesetzbuch), respectively.  The US Administrative Agent agrees to enforce any Relevant German Guarantee of a German Guarantor only to the extent that the managing directors (Geschäftsführer) of the German Obligor or its general partner are not or will not become liable as a result of the enforcement pursuant to section 64 sentence 3 of the German Act on Limited Liability Companies (GmbH-Gesetz) or section 130a para 1 sentence 3 of the German Commercial Code (Handelsgesetzbuch), respectively.

h.                                      The Relevant German Guarantee shall be limited if and to the extent that the payment or enforcement of such liability would threaten the corporate existence of the German Guarantor pursuant to the German concept of destructive interference (existenzvernichtender Eingriff).  The US Administrative Agent agrees to enforce the liability only to the extent that such enforcement would not result in a threat to the corporate existence of the German Guarantor pursuant to the German concept of destructive interference (existenzvernichtender Eingriff).

III.                              Limitation on French Guarantor’s liabilities:

a.                                      The obligations and liabilities of any Guarantor incorporated under the laws of France (a “French Guarantor”) hereunder shall not extend to the payment obligations of any Obligor incorporated in the United States of America or any other jurisdiction other than France.

b.                                      The obligations and liabilities of any French Guarantor hereunder shall not include, and shall not be construed as including, any obligation or liability which if incurred would breach any provisions of financial assistance as defined by article L.225-216 of the French Commercial Code (Code de Commerce) for the guarantee, or the subscription, or the acquisition, or the financing, or the refinancing of the acquisition, directly or indirectly, of its own shares.

c.                                       Notwithstanding anything to the contrary in this Agreement, the liabilities of any French Guarantor hereunder shall at any time be limited:

(x)                                 regarding any Obligor which is a Subsidiary of the French Guarantor, to a guarantee of such Subsidiary’s total payment obligations to the Finance Parties under the Finance Documents (subject always to the provisions of paragraphs (i) and (ii) above); and

(y)                                 regarding any Obligor which is not a Subsidiary of the French Guarantor, to a guarantee of such Obligor’s payment obligations up to the aggregate outstanding principal amount (if any) borrowed by such French Guarantor from such Obligor, to the extent such borrowed amounts remain outstanding at the time of enforcement of such guarantee (subject always to the provisions of paragraph (i) above).

d.                                      For the avoidance of doubt, it is acknowledged that the French Guarantors are not “co-débiteurs solidaires” as to their obligations pursuant to the guarantees given pursuant to Article IX.

IV.                               Limitation on Swedish Obligors Liability.

a.                                      The obligations of each Euro Guarantor that is incorporated under the laws of Sweden shall under Article IX be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)) in force from time to time regulating the purpose of a company’s business, prohibited loans and guarantees and distribution of assets (including profits/dividends) and it is understood that the liability of any such Swedish Euro Guarantor under Article IX only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

b.                                      The termination and release of any Lien created under the laws of Sweden shall require the prior consent of the Administrative Agent (such consent not to be unreasonably withheld).

V.                                    Limitation on Luxembourg Obligors Liability.  The obligations of each Guarantor incorporated in Luxembourg (a “Luxembourg Guarantor”) under Article IX (Guarantee) for the obligations under the Loan Documents of any Obligor that is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited to an aggregate amount not exceeding:

a.                                      The greater of (x) 95% of such Luxembourg Guarantor’s net assets (capitaux propres) (as referred to in article 34 of the Luxembourg Law dated 19 December 2002) as at the date on which a demand under the guarantee in Article IX (Guarantee) is made; and (y) 95% of such Luxembourg Guarantor’s net assets (capitaux propres) (as referred to in article 34 of the Luxembourg Law dated 19 December 2002) as at the date of this Agreement; and

b.                                      Any other advances, loans or moneys made available to the Luxembourg Guarantor by any of its Affiliates.

The above limitation does not apply to any amount lent to the Luxembourg Guarantor or to any of its direct or indirect Subsidiaries (regardless of the form thereof), where such amount lent is financed directly or indirectly by a borrowing under the Loan Documents.

EXHIBIT 1.1A

FORM OF
ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement dated as of December 21, 2011 (as amended and in effect on the date hereof, the “Credit Agreement”), among Dynamic Materials Corporation, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date inserted by the US Administrative Agent as contemplated below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and US Loans, Euro Loans and Canadian Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in US Letters of Credit, Euro Letters of Credit, Canadian Letters of Credit, US LC Disbursements, Euro LC Disbursements, Canadian LC Disbursements, US Swingline Loans and Euro Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a US Lender, a Euro Lender and a Canadian Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) any documentation required to be delivered by the Assignee pursuant to Section 10.04(b)(ii) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b)(ii)(C) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Legal Name of Assignor:

Legal Name of Assignee:

Exhibit 1.1A-1

Assigned Interest:

Commitment Assigned	Principal Amount Assigned	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)
US Commitment	$		%
Euro Commitment	€		%
Canadian Commitment	C$		%

[Signature Pages follow]

Exhibit 1.1A-2

Assignment Date:                   , 20       [TO BE INSERTED BY US ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth above are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit 1.1A-3

The undersigned hereby consent to the within assignment:

[DYNAMIC MATERIALS CORPORATION,
as Parent

By:
Name:
Title:	](1)

[JPMORGAN CHASE BANK, N.A.,
as US Administrative Agent

By:
Name:
Title:	](2)

JPMORGAN CHASE BANK, N.A.,
as US Issuing Lender and US Swingline Lender

By:
Name:
Title:

J.P. MORGAN EUROPE LIMITED,
as Euro Issuing Lender and Euro Swingline Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Issuing Lender

By:
Name:
Title:

(1)  Consent to be included to the extent required by Section 10.01(b)(i)(A) of the Credit Agreement.

(2)  Consent to be included to the extent required by Section 10.04(b)(i)(B) of the Credit Agreement.

Exhibit 1.1A-4

EXHIBIT 1.1B(i)

FORM OF
JOINDER AGREEMENT
(Domestic)

ADDENDUM AND JOINDER TO
CREDIT AGREEMENT
(US Security Agreement; Section 5.09(a)(ii))(3)

This ADDENDUM AND JOINDER TO CREDIT AGREEMENT (this “Addendum”) is entered into by                             , a                 (the “New Subsidiary”), [                  , a                                (the “New Subsidiary Parent”)](4) and DYNAMIC MATERIALS CORPORATION, a Delaware corporation (the “Parent”) in favor of JPMORGAN CHASE BANK, N.A., as US Administrative Agent under the Credit Agreement (in such capacity, the “Agent”).

WHEREAS, the Parent, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrower party thereto, the Guarantors party thereto, the Lenders, the Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent (collectively, the “Original Parties”), entered into that certain Amended and Restated Credit Agreement dated as of December 21, 2011 (as the same has been or may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Parent and the Wholly Owned Subsidiaries of the Parent that are Domestic Subsidiaries all or substantially all of the assets of which do not consist of stock or securities in one or more Foreign Subsidiaries are parties to that certain Security and Pledge Agreement dated as of November 16, 2007, by and among the Parent, the Wholly Owned Domestic Subsidiaries party thereto and the Agent (as the same has been or may be amended, modified or supplemented, the “Security Agreement”);

WHEREAS, the New Subsidiary is required to execute this Addendum pursuant to Section 5.09(a)(ii) of the Credit Agreement; and

(3) This form may be modified as may be necessary or appropriate to provide for the use of this form to join more than one New Subsidiary; provided that the form, as modified, is satisfactory to the Agent in its reasonable discretion.  This form may also be modified as may be necessary or appropriate to provide for the addition of Equity Interests in a New Subsidiary as Collateral under the Security Agreement without adding the New Subsidiary as a Debtor under the Security Agreement or a party to the Credit Agreement if the New Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary the assets of which are all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries and such New Subsidiary is executing a separate Addendum to become a party to the Credit Agreement and to the security agreement to which the Foreign Guarantors are parties.

(4) Include if Parent is not the immediate parent of New Subsidiary.

Exhibit 1.1B(i)-1

WHEREAS, the New Subsidiary desires to become a party to the Credit Agreement and the Security Agreement and to receive all the benefits of and to become subject to the obligations thereof as a US Guarantor;

NOW, THEREFORE, in consideration of the benefits to be derived by the New Subsidiary under the Credit Agreement as a US Guarantor and for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above-named parties agree as follows:

1.                                       Terms.  Capitalized terms used herein and not defined herein have the same meanings assigned to such terms in the Credit Agreement.

2.                                       Joinder.  By executing and delivering this Addendum, the New Subsidiary hereby (i) becomes a party to the Credit Agreement as a US Guarantor and the Security Agreement as a Debtor as if the New Subsidiary had originally signed the Credit Agreement and Security Agreement and (ii) expressly assumes all obligations and liabilities of a “US Guarantor” or “Debtor” thereunder, as applicable.  In furtherance thereof, the New Subsidiary hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the US Loans, the Euro Loans and the Canadian Loans, and the full and punctual payment of all other Obligations payable by the US Borrowers, the Euro Borrowers, the Canadian Borrower, any Foreign Guarantor or any other US Guarantor under the Loan Documents, upon the terms and conditions set forth in the Credit Agreement after giving effect to this Addendum.

3.                                       Updated Information (Credit Agreement).  Concurrently with this Addendum, the New Subsidiary is delivering a completed New Subsidiary Information List, as attached in Attachment A hereto.  The Parent and the New Subsidiary acknowledge and agree that Schedules 3.01, 3.03, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 6.02, 6.05, 6.08(j) and 6.09 of the Credit Agreement, as updated by the information with respect to the New Subsidiary reflected on the corresponding schedules of the New Subsidiary Information List and any other relevant information, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Credit Agreement, after giving effect to this Addendum.  The New Subsidiary hereby confirms that the representations and warranties set forth in Article III of the Credit Agreement applicable to it or its New Subsidiary Collateral (as defined below) are true and correct with respect to the New Subsidiary and the New Subsidiary Collateral, after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in the Credit Agreement is intended to apply as of the date of this Addendum with respect to the New Subsidiary.

4.                                       Updated Information (Security Documents).

a.                                       [Each of the] [The] Parent [and New Subsidiary Parent] acknowledges and agrees that Annex 1 of the Security Agreement, as updated to add the information with respect to the [New Subsidiary] Parent’s Equity Interests (as defined in the Security Agreement) in the New Subsidiary set forth on Attachment B hereto and any other relevant information, is a true, accurate and complete representation of the information described and referenced in the corresponding sections of the Security Agreement, after giving effect to this Addendum.  The

Exhibit 1.1B(i)-2

[New Subsidiary] Parent hereby confirms that the representations and warranties set forth in Article IV of the Security Agreement with respect to the New Subsidiary Parent Collateral (as defined below) are true and correct with respect to the New Subsidiary Parent Collateral, after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in Article IV of the Security Agreement insofar as they relate to the New Subsidiary Parent Collateral is intended to apply as of the date of this Addendum with respect to the New Subsidiary Parent Collateral.

b.                                      Each of the Parent and the New Subsidiary acknowledges and agrees that Annexes 1 through 14, inclusive, of the Security Agreement, as updated to add the information with respect to the New Subsidiary and the New Subsidiary Collateral set forth on the corresponding Annexes of the New Subsidiary Information List attached in Attachment A hereto and any other relevant information, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Security Agreement, after giving effect to this Addendum.  The New Subsidiary hereby confirms that the representations and warranties set forth in Article IV of the Security Agreement applicable to the New Subsidiary and the New Subsidiary Collateral are true and correct with respect to the New Subsidiary and the New Subsidiary Collateral, after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in the Security Agreement is intended to apply as of the date of this Addendum with respect to the New Subsidiary and the New Subsidiary Collateral.

5.                                       Security Interest ([New Subsidiary] Parent).  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (as defined in the Security Agreement), the [New Subsidiary] Parent hereby grants to the Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of the [New Subsidiary] Parent’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by the [New Subsidiary] Parent and whether now existing or hereafter coming into existence and wherever located (collectively, the “New Subsidiary Parent Collateral”):  (a) all Securities Collateral (as defined in the Security Agreement) described on Attachment B to this Addendum, and (b) all Proceeds (as defined in the Security Agreement) of such Securities Collateral, pursuant to and in accordance with the terms of the Security Agreement (and all such New Subsidiary Parent Collateral shall be “Collateral” for purposes of the Security Agreement); provided, that neither the New Subsidiary Parent Collateral nor the Collateral shall include any Excluded Equity Interests (as defined in the Security Agreement) or any of the dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage or any other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Excluded Equity Interests.

6.                                       Security Interest (New Subsidiary).  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (as defined in the Security Agreement), the New Subsidiary hereby grants to the Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of the New Subsidiary’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by the New Subsidiary and whether now existing or hereafter coming into existence and wherever located (collectively, the “New

Exhibit 1.1B(i)-3

Subsidiary Collateral”):  (a) all Securities Collateral (as defined in the Security Agreement) described on Attachment C to this Addendum, (b) all other Collateral (as defined in the Security Agreement) described in the Security Agreement and (c) all Proceeds (as defined in the Security Agreement) of such Collateral, pursuant to and in accordance with the terms of the Security Agreement (and all such New Subsidiary Collateral shall be “Collateral” for purposes of the Security Agreement); provided, that neither the New Subsidiary Collateral nor the Collateral shall include any Excluded Equity Interests (as defined in the Security Agreement) or any of the dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage or any other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Excluded Equity Interests.

7.                                       Authorization to Take Further Action.  The New Subsidiary and the [New Subsidiary] Parent hereby authorize the Agent to file such financing statements as may be necessary or desirable to perfect the Liens under the Security Agreement and any modification, extension or ratification thereof.

8.                                       Reliance.  All parties hereto acknowledge that the Agents and the Lenders are relying on this Addendum, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Subsidiary hereunder, and that, but for the execution of this Addendum by said parties, the Agents and the Lenders would not allow the New Subsidiary to become party to the Credit Agreement.  The New Subsidiary does hereby covenant and agree that it will execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Addendum and the implementation thereof.

9.                                       Warranties.  The New Subsidiary (a) represents and warrants that it is legally authorized to enter into this Addendum, and (b) confirms that it is a Wholly Owned Subsidiary of the Parent and that it is a Domestic Subsidiary all or substantially all of the assets of which do not consist of stock or securities in one or more Foreign Subsidiaries.

10.                                 Choice of Law.  This Addendum shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

11.                                 Ratification; Conflicts.  Any and all conflicts or inconsistencies between the terms and provisions of this Addendum and the Credit Agreement shall be governed and controlled by the terms and provisions of this Addendum.  Except as modified hereby, the Credit Agreement and the Security Agreement remain in full force and effect according to their terms.

12.                                 Effectiveness.  Upon execution of this Addendum by the New Subsidiary, this Addendum shall become immediately effective and enforceable as to such New Subsidiary and all of the Original Parties.

[Signature Page Follows]

Exhibit 1.1B(i)-4

IN WITNESS WHEREOF, the parties have executed this Addendum and agreed to the provisions contained herein effective as of                              , 20              .

NEW SUBSIDIARY:	,
a

By:

Name:
Title:

[NEW SUBSIDIARY PARENT	,
a

By:

Name:
Title: ]

PARENT:	DYNAMIC MATERIALS CORPORATION,
a Delaware corporation

By:

Name:
Title:

Exhibit 1.1B(i)-5

ATTACHMENT A

ADDITIONAL INFORMATION REGARDING THE NEW SUBSIDIARY

The following Schedules as described in the Credit Agreement:

Schedule 3.01	Organization
Schedule 3.03	No Violations
Schedule 3.05	No Undisclosed Liabilities
Schedule 3.06	Litigation
Schedule 3.07	Compliance with Law
Schedule 3.08	Material Contracts
Schedule 3.09	Properties
Schedule 3.10	Intellectual Property
Schedule 3.12	Environmental Compliance
Schedule 6.02	Existing Liens
Schedule 6.05	Permitted Investments
Schedule 6.08(j)	Permitted Affiliate Agreements
Schedule 6.09	Restrictive Agreements

The following Annexes as described in the Security Agreement:

Annex 1	Intellectual Property Licenses
Annex 2	Patent Collateral
Annex 3	Securities Collateral
Annex 4	Trademark Collateral
Annex 5	Filing Offices
Annex 6	Debtor Information
Annex 7	Previous Names and Transactions
Annex 8	Offices and Locations of Records
Annex 9	Deposit Accounts
Annex 10	Securities Accounts and Commodity Accounts
Annex 11	Instruments and Tangible Chattel Paper
Annex 12	Electronic Chattel Paper
Annex 13	Letters of Credit
Annex 14	Commercial Tort Claims

Exhibit 1.1B(i)-6

Entity Documents
Provide a copy of all that apply:

Corporation:	Filed Articles of Incorporation/Amendments and Bylaws/Resolutions with Incumbency Certificate
Partnership:	Partnership Agreement and filed/recorded Certificate of Partnership
Limited Liability Company (LLC):	Article of Organization and Operating Agreement/Member or Manager Consent with Incumbency Certificate
Limited Liability Partnership (LLP):	Certificate of registered partnership and partnership agreement
Fictitious Name Filing:	Trade Name-Entities doing business under fictitious name; if applicable

Exhibit 1.1B(i)-7

ATTACHMENT B

EQUITY INTERESTS OWNED BY THE [NEW SUBSIDIARY] PARENT IN THE NEW SUBSIDIARY

Exhibit 1.1B(i)-8

ATTACHMENT C

EQUITY INTERESTS OWNED BY THE NEW SUBSIDIARY
IN ITS WHOLLY OWNED SUBSIDIARIES

Exhibit 1.1B(i)-9

EXHIBIT 1.1(B)(ii)

FORM OF
JOINDER AGREEMENT
(Foreign)

ADDENDUM AND JOINDER TO
CREDIT AGREEMENT
(Foreign Security Agreement; Sections 5.09(a)(i), Section 5.09(b), Section 5.09(c))(5)

This ADDENDUM AND JOINDER TO CREDIT AGREEMENT (this “Addendum”) is entered into by                                    , a                                           (the “New Subsidiary”) [                           , a                                     (the “New Subsidiary Parent”)](6) and DYNAMIC MATERIALS CORPORATION, a Delaware corporation (the “Parent”) in favor of JPMORGAN CHASE BANK, N.A., as US Administrative Agent under the Credit Agreement (in such capacity, the “US Agent”) [and J.P. MORGAN EUROPE LIMITED, as Euro Administrative Agent under the Credit Agreement (in such capacity, the “Euro Agent”)].

WHEREAS, the Parent, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrower party thereto, the Guarantors party thereto, the Lenders, the Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent (collectively, the “Original Parties”), entered into that certain Amended and Restated Credit Agreement dated as of December 21, 2011 (as the same has been or may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Euro Borrowers, the Canadian Borrower and the Wholly Owned Subsidiaries of the Parent that are Foreign Subsidiaries and the Wholly Owned Subsidiaries of the Parent that are Domestic Subsidiaries all or substantially all of the assets of which consist of stock or securities in one or more Foreign Subsidiaries are parties to that certain Security and Pledge Agreement dated as of November 16, 2007, by and among Dynamic Materials Luxembourg 2 S.á r.l., the Wholly Owned Foreign Subsidiaries party thereto and the Agent (as the same has been or may be amended, modified or supplemented, the “Security Agreement”);

(5)  This form may be modified as may be necessary or appropriate to provide for the use of this form to join more than one New Subsidiary; provided that the form, as modified, is satisfactory to the US Agent in its reasonable discretion.

(6)  If the immediate parent of the New Subsidiary is the Parent, the Parent will not grant any security interests pursuant to this Addendum, but will execute an addendum to the Security Agreement to which the Parent is a party for purposes of adding a portion of the Equity Interests of the New Subsidiary as collateral under such Security Agreement.  If the New Subsidiary Parent is a Domestic Subsidiary the assets of which are not all or substantially all comprised of stock or securities in one or more Foreign Subsidiaries, the New Subsidiary Parent will not be a party to this Addendum, but will execute an addendum to the Security Agreement to which the New Subsidiary Parent is a party for purposes of adding a portion of the Equity Interests of the New Subsidiary as collateral under such Security Agreement.

Exhibit 1.1B(ii)-1

[WHEREAS, the New Subsidiary owns 100% of the Equity Interests in                                 , which is an entity organized under the laws of                             and intends to join that certain Share Pledge Agreement governed by the laws of such jurisdiction and entered into by                                 (the “Share Pledge Agreement”);(7)]

[WHEREAS, the New Subsidiary Parent owns 100% of the Equity Interests in the New Subsidiary, and intends to add such Equity Interests to the collateral under the Share Pledge Agreement;](8)

WHEREAS, the New Subsidiary is required to execute this Addendum pursuant to Section [5.09(a)(i)/5.09(b)/5.09(c)] of the Credit Agreement; and

WHEREAS, the New Subsidiary desires to become a party to the Credit Agreement [and][,] Security Agreement [and Share Pledge Agreement] and to receive all the benefits of and to become subject to the obligations thereof as a Foreign Guarantor;

NOW, THEREFORE, in consideration of the benefits to be derived by the New Subsidiary under the Credit Agreement as a Foreign Guarantor and for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above-named parties agree as follows:

1.             Terms.  Capitalized terms used herein and not defined herein have the same meanings assigned to such terms in the Credit Agreement.

2.             Joinder.  By executing and delivering this Addendum, the New Subsidiary hereby (i) becomes a party to the Credit Agreement as a Foreign Guarantor [and][,] the Security Agreement as a Debtor [and the Share Pledge Agreement as a party thereunder] as if the New Subsidiary had originally signed the Credit Agreement [and][,] Security Agreement [and Share Pledge Agreement] and (ii) expressly assumes all obligations and liabilities of a “Foreign Guarantor” [or][,] “Debtor” [or “pledgor”] thereunder, as applicable.  In furtherance thereof, the New Subsidiary hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Euro Loans and the Canadian Loans, and the full and punctual payment of all other Obligations payable by the Euro Borrowers, the Canadian Borrower or any other Foreign Guarantor under the Loan Documents, upon the terms and conditions set forth in the Credit Agreement after giving effect to this Addendum.

(7)  The New Subsidiary will join existing Share Pledge Agreement to the extent permitted under applicable laws; in the event a pledge is required under a new jurisdiction or a joinder cannot be effective pursuant to this Addendum, the New Subsidiary will execute a new Share Pledge Agreement.  All optional language regarding the Share Pledge Agreement will be used only to the extent a new Share Pledge Agreement is not executed.  The New Subsidiary will not be required to execute a new Share Pledge Agreement or join an existing Share Pledge Agreement if it does not have a Wholly Owned Subsidiary.

(8)  The New Subsidiary Parent will not add collateral to the Share Pledge Agreement if an addition cannot be effective pursuant to this Addendum.  In such event, the New Subsidiary Parent will not be a party to this Addendum and will execute a new Share Pledge Agreement.  All optional language with respect to adding collateral under a Share Pledge Agreement will be used only to the extent applicable.

Exhibit 1.1B(ii)-2

3.             Updated Information (Credit Agreement).  Concurrently with this Addendum, the New Subsidiary is delivering a completed New Subsidiary Information List, as attached in Attachment A hereto.  The Parent and the New Subsidiary acknowledge and agree that Schedules 3.01, 3.03, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 6.02, 6.05, 6.08(j) and 6.09 of the Credit Agreement, and, if the New Subsidiary is formed or organized under the laws of a jurisdiction with respect to which jurisdiction specific guarantee limitations are set forth on Schedule 9.10 of the Credit Agreement, Schedule 9.10 of the Credit Agreement, as updated to add the information with respect to the New Subsidiary reflected on the corresponding schedules of the New Subsidiary Information List and any other relevant information, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Credit Agreement, after giving effect to this Addendum.  The New Subsidiary hereby confirms that the representations and warranties set forth in Article III of the Credit Agreement applicable to it or its New Subsidiary Collateral are true and correct with respect to the New Subsidiary and the New Subsidiary Collateral (as defined below), after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in the Credit Agreement is intended to apply as of the date of this Addendum with respect to the New Subsidiary.

4.             Updated Information (Security Documents).

(a)           [Each of the] [The] Parent [and New Subsidiary Parent] acknowledges and agrees that Annex 1 of the Security Agreement, as updated to add the information with respect to the [New Subsidiary] Parent’s Equity Interests (as defined in the Security Agreement) in the New Subsidiary set forth on Attachment B hereto and any other relevant information, is a true, accurate and complete representation of the information described and referenced in the corresponding sections of the Security Agreement, after giving effect to this Addendum.  The [New Subsidiary] Parent hereby confirms that the representations and warranties set forth in Article IV of the Security Agreement with respect to the New Subsidiary Parent Collateral (as defined below) are true and correct with respect to the New Subsidiary Parent Collateral, after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in Article IV of the Security Agreement insofar as they relate to the New Subsidiary Parent Collateral is intended to apply as of the date of this Addendum with respect to the New Subsidiary Parent Collateral.

(b)           Each of the Parent and the New Subsidiary acknowledges and agrees that Annexes 1 through 5, inclusive, of the Security Agreement, as updated to add the information with respect to the New Subsidiary and the New Subsidiary Collateral set forth on the corresponding Annexes of the New Subsidiary Information List attached in Attachment A hereto and any other relevant information, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Security Agreement, after giving effect to this Addendum.  The New Subsidiary hereby confirms that the representations and warranties set forth in Article IV of the Security Agreement applicable to the New Subsidiary and the New Subsidiary Collateral are true and correct with respect to the New Subsidiary and the New Subsidiary Collateral, after giving effect to this Addendum.  Any phrase stating “as of the date hereof” or any similar phrase in its representations and warranties set forth in the Security Agreement is intended to apply as of the date of this Addendum with respect to the New Subsidiary and the New Subsidiary Collateral.

Exhibit 1.1B(ii)-3

[(c)        Each of the Parent and the New Subsidiary acknowledges and agrees that Schedule 1 of the Share Pledge Agreement, as updated by the information contained in Schedule 1 of Attachment A hereto, is a true, accurate and complete representation of the information described and referenced in the corresponding sections of the Share Pledge Agreement, after giving effect to this Addendum.  The New Subsidiary hereby confirms that the representations and warranties set forth in [insert applicable provisions] of the Share Pledge Agreement are true and correct with respect to the New Subsidiary and the New Subsidiary Collateral, after giving effect to this Addendum.]

5.             Security Interest (New Subsidiary Parent)(9).  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (as defined in the Security Agreement), the New Subsidiary Parent hereby grants to the US Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of the New Subsidiary Parent’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by the New Subsidiary Parent and whether now existing or hereafter coming into existence and wherever located (collectively, the “New Subsidiary Parent Collateral”):  (a) all Securities Collateral (as defined in the Security Agreement) described on Attachment B to this Addendum, and (b) all Proceeds (as defined in the Security Agreement) of such Securities Collateral, pursuant to and in accordance with the terms of the Security Agreement (and all such New Subsidiary Parent Collateral shall be “Collateral” for purposes of the Security Agreement).  [In addition, the New Subsidiary Parent hereby grants to the Euro Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the New Subsidiary Parent Collateral pursuant to, and in accordance with, the terms of the Share Pledge Agreement.]

6.             Security Interest (New Subsidiary).  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations (as defined in the Security Agreement), the New Subsidiary hereby grants to the US Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of the New Subsidiary’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by the New Subsidiary and whether now existing or hereafter coming into existence and wherever located (collectively, the “New Subsidiary Collateral”):  (a) all Securities Collateral (as defined in the Security Agreement) described on Attachment C to this Addendum, (b) all other Collateral (as defined in the Security Agreement) described in the Security Agreement and (c) all Proceeds (as defined in the Security Agreement) of such Securities Collateral, pursuant to and in accordance with the terms of the Security Agreement (and all such New Subsidiary Collateral shall be “Collateral” for purposes of the Security Agreement).  [In addition, the New Subsidiary Parent hereby grants to the Euro Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the New Subsidiary Parent Collateral pursuant to, and in accordance with, the terms of the Share Pledge Agreement.]

(9)  Include only if New Parent Subsidiary is a party to this Addendum.

Exhibit 1.1B(ii)-4

7.             Authorization to Take Further Action.  [Each of the] [The] New Subsidiary [and the New Subsidiary Parent] hereby authorizes the US Agent to file such financing statements as may be necessary or desirable to perfect the Liens under the Security Agreement and any modification, extension or ratification thereof.

8.             Reliance.  All parties hereto acknowledge that the Agents and the Lenders are relying on this Addendum, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Subsidiary hereunder, and that, but for the execution of this Addendum by said parties, the Agents and the Lenders would not allow the New Subsidiary to become party to the Credit Agreement.  The New Subsidiary does hereby covenant and agree that it will execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Addendum and the implementation thereof.

9.             Warranties.  The New Subsidiary (a) represents and warrants that it is legally authorized to enter into this Addendum, and (b) confirms that it is a Wholly Owned Subsidiary of the Parent and that it is either a Foreign Subsidiary or a Domestic Subsidiary all or substantially all of the assets of which consist of stock or securities in one or more Foreign Subsidiaries.

10.           Choice of Law.  This Addendum shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.

11.           Ratification; Conflicts.  Any and all conflicts or inconsistencies between the terms and provisions of this Addendum and the Credit Agreement shall be governed and controlled by the terms and provisions of this Addendum.  Except as modified hereby, the Credit Agreement and the Security Agreement remain in full force and effect according to their terms.

12.           Effectiveness.  Upon execution of this Addendum by the New Subsidiary, this Addendum shall become immediately effective and enforceable as to such New Subsidiary and all of the Original Parties.

[Signature Page Follows]

Exhibit 1.1B(ii)-5

IN WITNESS WHEREOF, the parties have executed this Addendum and agreed to the provisions contained herein effective as of                                 , 200        .

NEW SUBSIDIARY:	,
a

By:

Name:
Title:

[NEW SUBSIDIARY PARENT	,
a

By:

Name:
Title: ]

PARENT:	DYNAMIC MATERIALS CORPORATION,
a Delaware corporation

By:

Name:
Title:

Exhibit 1.1B(ii)-6

ATTACHMENT A

ADDITIONAL INFORMATION REGARDING THE NEW SUBSIDIARY

The following Schedules as described in the Credit Agreement:

Schedule 3.01                Organization

Schedule 3.03                No Violations

Schedule 3.05                No Undisclosed Liabilities

Schedule 3.06                Litigation

Schedule 3.07                Compliance with Law

Schedule 3.08                Material Contracts

Schedule 3.09                Properties

Schedule 3.10                Intellectual Property

Schedule 3.12                Environmental Compliance

Schedule 6.02                Existing Liens

Schedule 6.05                Permitted Investments

Schedule 6.08(j)            Permitted Affiliate Agreements

Schedule 6.09                Restrictive Agreements

[Schedule 9.10             Jurisdiction Specific Provisions] [If applicable]

The following Annexes as described in the Security Agreement:

Annex 1                         Securities Collateral

Annex 2                         Filing Offices

Annex 3                         Debtor Information

Annex 4                         Previous Names and Transactions

Annex 5                         Offices and Locations of Records

[3.                             The following schedule as described in the Share Pledge Agreement:

Schedule I                     Pledged Shares]

Exhibit 1.1 B(ii)-7

Entity Documents

Provide a copy of all organizational documents, including, as applicable:

•              Evidence of Formation/Registration

•              Governing Documents/Bylaws

•              Authorizing Resolutions/Consents

•              Incumbency Certificates

Exhibit 1.1B(ii)-8

ATTACHMENT B

EQUITY INTERESTS OWNED BY THE [NEW SUBSIDIARY] PARENT IN NEW SUBSIDIARY

Exhibit 1.1B(ii)-9

ATTACHMENT C

EQUITY INTERESTS OWNED BY THE NEW SUBSIDIARY
IN ITS WHOLLY OWNED SUBSIDIARIES

Exhibit 1.1B(ii)-10

EXHIBIT 1.1C

MANDATORY COST

1.             The Mandatory Cost is an addition to the interest rate to compensate Euro Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.             On the first day of each Interest Period (or as soon as possible thereafter) the Euro Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Euro Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Euro Administrative Agent as a weighted average of the Eurocurrency Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Euro Lender in the relevant Euro Loan) and will be expressed as a percentage rate per annum.

3.             The Additional Cost Rate for any Euro Lender lending from a facility office in a Participating Member State will be the percentage notified by that Euro Lender to the Euro Administrative Agent.  This percentage will be certified by that Euro Lender in its notice to the Euro Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Euro Lender’s participation in all Euro Loans made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4.             The Additional Cost Rate for any Euro Lender lending from a facility office in the United Kingdom will be calculated by the Euro Administrative Agent as follows:

(a)             in relation to a sterling Loan:

per cent. per annum

(b)           in relation to a Loan in any currency other than sterling:

per cent. per annum.

Where:

A                             is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Euro Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                             is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost) and, if the Euro Loan is an unpaid sum, the Default Rate payable for the relevant Interest Period on the Euro Loan.

Exhibit 1.1C-1

C                             is the percentage (if any) of Eligible Liabilities which that Euro Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                             is the percentage rate per annum payable by the Bank of England to the Euro Administrative Agent on interest bearing Special Deposits.

E                              is designed to compensate Euro Lenders for amounts payable under the Fees Rules and is calculated by the Euro Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Euro Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                               For the purposes of this Exhibit:

(a)                                 “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)                                 “Reference Bank” means the Euro Administrative Agent and any other bank or financial institution appointed as such by the Euro Administrative Agent under this Agreement in consultation with the Euro Borrowers; and

(e)                                  “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                               In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                               If requested by the Euro Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Euro Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

Exhibit 1.1C-2

8.                               Each Euro Lender shall supply any information required by the Euro Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Euro Lender shall supply the following information on or prior to the date on which it becomes a Euro Lender:

(a)             the jurisdiction of its facility office; and

(b)             any other information that the Euro Administrative Agent may reasonably require for such purpose.

Each Euro Lender shall promptly notify the Euro Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.                               The percentages of each Euro Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Euro Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Euro Lender notifies the Euro Administrative Agent to the contrary, each Euro Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

10.                        The Euro Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over or under compensates any Euro Lender and shall be entitled to assume that the information provided by any Euro Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                        The Euro Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Eurocurrency Lenders on the basis of the Additional Cost Rate for each Euro Lender based on the information provided by each Euro Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                        Any determination by the Euro Administrative Agent pursuant to this Exhibit in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Euro Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.                        The Euro Administrative Agent may from time to time, after consultation with the Euro Borrowers and the Euro Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Exhibit in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Exhibit 1.1C-3

EXHIBIT 1.1D

FORM OF

COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement dated as of                         , 20     (this “Agreement”) is among (i) Dynamic Materials Corporation (the “Parent”), (ii) JPMorgan Chase Bank, N.A., in its capacity as US administrative agent (the “US Administrative Agent”) under the Amended and Restated Credit Agreement dated as of December 21, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Parent, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, the US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent, (iii) the [US/Foreign] Guarantors party hereto (the “Guarantors”) and (iv)                          (the “Increasing Lender”).

PRELIMINARY STATEMENTS

A.            Pursuant to Section 2.19 of the Credit Agreement, the Parent has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by agreeing with a Lender to increase that Lender’s Commitment.

B.            The Parent has given notice to the US Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.19 by increasing the [US/Euro/Canadian] Commitment of the Increasing Lender from                 to                (1), and the US Administrative Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

SECTION 1.         Increase of Commitment.  Pursuant to Section 2.19 of the Credit Agreement, the [US/Euro/Canadian] Commitment of the Increasing Lender is hereby increased from               to              .

SECTION 2.         Increasing Lender Credit Decision.  The Increasing Lender acknowledges that it has, independently and without reliance upon any Agent or any Lender and based on the financial statements referred to in Section 3.04 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein.  The Increasing Lender also acknowledges that it will, independently and without reliance upon any Agent or any Lender and based on such documents and information as it shall deem appropriate

(1)  Amount of increase must be at least $5,000,000, €3,000,000 or C$1,000,000, as applicable.

Exhibit 1.1D-1

at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 3.         Acknowledgement.  The US Administrative Agent hereby acknowledges the increase in the [US/Euro/Canadian] Commitment of the Increasing Lender effectuated hereby.

SECTION 4.         Representations and Warranties of the Parent.  The Parent represents and warrants as follows:

(a)           The execution, delivery and performance by the Parent of this Agreement are within the Parent’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Parent’s certificate of incorporation or bylaws or (ii) any agreement to which the Parent is a party where such contravention could reasonably be expected to result in a Material Adverse Effect.

(b)           No consent, waiver, approval, exemption, authorization or other action of any Person is required for the valid execution, delivery and performance by the Parent of this Agreement except such (i) as have been obtained or made and are in full force and effect, and (ii) those required in the ordinary course of business of the Parent in order to comply with requirements of applicable Law.

(c)           This Agreement constitutes a legal, valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d)           At the time of delivery of the Commitment Increase Notice, no Default, Event of Default or Material Adverse Change had occurred and was continuing.

SECTION 5.         Representations and Warranties of the Guarantors.  Each Guarantor represents and warrants as follows:

(a)           The execution, delivery and performance by it of this Agreement are within the Parent’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other organization documents, as applicable, or (ii) any agreement to which it is a party where such contravention could reasonably be expected to result in a Material Adverse Effect.

(b)           No consent, waiver, approval, exemption, authorization or other action of any Person is required for the valid execution, delivery and performance by it of this Agreement except such (i) as have been obtained or made and are in full force and effect, and (ii) those required in the ordinary course of its business in order to comply with requirements of applicable Law.

Exhibit 1.1D-2

(c)           This Agreement constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 6          Effectiveness.  This Agreement shall become effective as of the date first above written upon the receipt by the US Administrative Agent of the following:

(a)           counterparts of this Agreement executed by the Parent, the Guarantors, the US Administrative Agent and the Increasing Lender; and

(b)           a certified copy of the corporate resolutions of the Parent and the [US/Euro/Canadian] Borrower[s] approving the increase in the [US/Euro/Canadian] Commitment and the execution, delivery and performance of this Agreement in a form reasonably acceptable to the US Administrative Agent.

SECTION 7.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 8.         Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered in original, facsimile or pdf form, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.         Expenses.  The Parent agrees to pay all reasonable out-of-pocket expenses incurred by the S Administrative Agent in connection with this Agreement as required by Section 10.03 of the Credit Agreement.

[Signatures on following page]

Exhibit 1.1D-3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

PARENT:

DYNAMIC MATERIALS CORPORATION,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:

[INSERT US/FOREIGN GUARANTORS, AS APPLICABLE]

US ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.
as US Administrative Agent

By:
Name:
Title:

INCREASING LENDER:

[NAME OF INCREASING LENDER]

By:
Name:
Title:

Exhibit 1.1D-4

EXHIBIT 1.1E

FORM OF
NEW LENDER AGREEMENT

This New Lender Agreement dated as of [                         ] (this “Agreement”) is among (i) Dynamic Materials Corporation (the “Parent”), (ii) JPMorgan Chase Bank, N.A., in its capacity as US administrative agent (the “US Administrative Agent”) under the Amended and Restated Credit Agreement dated as of December 21, 2011 (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Parent, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, the US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent, (iii) the Guarantors party hereto (the “Guarantors”), and (iv)                           (“New Lender”).

PRELIMINARY STATEMENTS

A.            Pursuant to Section 2.19 of the Credit Agreement, the Parent has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by offering to the Lenders and other banks and financial institutions the opportunity to participate in all or a portion of the increased Commitments.

B.            The Parent has given notice to the US Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.19 by increasing the US, Euro and Canadian Commitments by $[               ], €[               ] and C$[               ](1) and the existing Lenders have failed to subscribe to all of such increased Commitment.

C.            The New Lender desires to become a Lender under the Credit Agreement and extend Loans to the Borrowers in accordance with the terms thereof and the US Administrative Agent, each Issuing Lender and each Swingline Lender are willing to consent thereto.

Accordingly, the parties hereto agree as follows:

SECTION 1.           Loan Documents.  The New Lender hereby acknowledges receipt of copies of the Credit Agreement and the other Loan Documents.

SECTION 2.           Joinder to Credit Agreement. By executing and delivering this Agreement, the New Lender hereby agrees (i) to become a party to the Credit Agreement as a Lender as defined therein and (ii) to be bound by all the terms, conditions, representations, and

(1)  Amount of increase must be at least $5,000,000, €3,000,000 or C$1,000,000, as applicable.

Exhibit 1.1E-1

warranties of the Credit Agreement and the other Loan Documents applicable to Lenders, and all references to the Lenders in the Loan Documents shall be deemed to include the New Lender.  Without limiting the generality of the foregoing, the New Lender hereby agrees to make US, Euro and Canadian Loans to the US, Euro and Canadian Borrowers and to acquire participations in US, Euro and Canadian Letters of Credit and US and Euro Swingline Loans from time to time during the Availability Period in an aggregate principal amount that will not result in the New Lender’s US Credit Exposure exceeding its US Commitment, its Euro Credit Exposure exceeding its Euro Commitment or its Canadian Credit Exposure exceeding its Canadian Commitment.  The US Commitment of the New Lender shall be $[               ](2), the Euro Commitment of the New Lender shall be €[               ](3) and the Canadian Commitment of the New Lender shall be C$[               ](4).

SECTION 3.           New Lender Credit Decision.  The New Lender acknowledges that it has, independently and without reliance upon any Agent or any Lender and based on the financial statements referred to in Section 3.04 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein.  The New Lender also acknowledges that it will, independently and without reliance upon any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

SECTION 4.           Consent.  Each of the US Administrative Agent, each Issuing Lender and each Swingline Lender hereby consents to the participation of the New Lender in the increased Commitments.

SECTION 5.           Representation and Warranties of the Parent.  The Parent represents and warrants as follows:

(a)           The execution, delivery and performance by the Parent of this Agreement are within the Parent’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Parent’s certificate of incorporation or bylaws or (ii) any agreement to which the Parent is a party where such contravention could reasonably be expected to result in a Material Adverse Effect.

(b)           No consent, waiver, approval, exemption, authorization or other action of any Person is required for the valid execution, delivery and performance by the Parent of this Agreement except such (i) as have been obtained or made and are in full force and effect, and (ii) those required in the ordinary course of business of the Parent in order to comply with requirements of applicable Law.

(c)           This Agreement constitutes a legal, valid and binding agreement of the Parent enforceable against the Parent in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’

(2)  Must be at least $5,000,000.

(3)  Must be at least €3,000,000.

(4)  Must be at least C$1,000,000.

Exhibit 1.1E-2

rights and remedies generally and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d)           At the time of delivery of the Commitment Increase Notice, no Default, Event of Default or Material Adverse Change had occurred and was continuing.

SECTION 6.           Representations and Warranties of the Guarantors.  Each Guarantor represents and warrants as follows:

(a)           The execution, delivery and performance by it of this Agreement are within the Parent’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its articles or certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other organization documents, as applicable, or (ii) any agreement to which it is a party where such contravention could reasonably be expected to result in a Material Adverse Effect.

(b)           No consent, waiver, approval, exemption, authorization or other action of any Person is required for the valid execution, delivery and performance by it of this Agreement except such (i) as have been obtained or made and are in full force and effect, and (ii) those required in the ordinary course of its business in order to comply with requirements of applicable Law.

(c)           This Agreement constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 7.           Effectiveness.  This Agreement shall become effective as of the date first above written upon the receipt by the US Administrative Agent of the following:

(a)           Counterparts of this Agreement executed by the Parent, the Guarantors, the US Administrative Agent, each Issuing Lender, each Swingline Lender and the New Lender;

(b)           an Administrative Questionnaire, duly completed by the New Lender;

(c)           any documentation required to be delivered by the New Lender pursuant to Section 2.16 of the Credit Agreement, duly completed and executed by the New Lender; and

(d)           a certified copy of the corporation resolutions of the Parent and the Borrowers approving the increase in the Commitments and the execution, delivery and performance of this Agreement in a form reasonably acceptable to the US Administrative Agent.

SECTION 8.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 9.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be

Exhibit 1.1E-3

delivered in original, facsimile or pdf form, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 9.           Expenses.  The Parent agrees to pay all reasonable out-of-pocket expenses incurred by the US Administrative Agent in connection with this Agreement as required by Section 10.03 of the Credit Agreement.

[Signatures on following page]

Exhibit 1.1E-4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

PARENT:

DYNAMIC MATERIALS CORPORATION,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:

[INSERT NAMES OF ALL GUARANTORS]

JPMORGAN CHASE BANK, N.A.
as US Administrative Agent, US Issuing Lender and US Swingline Lender

By:
Name:
Title:

J.P. MORGAN EUROPE LIMITED,
as Euro Issuing Lender and Euro Swingline Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Issuing Lender

By:
Name:
Title:

Exhibit 1.1E-5

NEW LENDER:

[NAME OF NEW LENDER]

By:
Name:
Title:

Exhibit 1.1E-6

EXHIBIT 2.03

FORM OF
REQUEST FOR BORROWING

[US Administrative Agent in the case of a Eurodollar or ABR Borrowing]

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn, 7th Floor

Chicago, Illinois  60603

Attention:              Robin Bailey

Alternative:           Jeremy Stank

Facsimile:               (312) 385-7102

[Euro Administrative Agent in the case of a Eurocurrency Borrowing]

J.P. Morgan Europe Limited

125 London Wall

London

England EC2Y 5AJ

Attention:              Agency

Facsimile:               44 207 777 2360

[Canadian Administrative Agent in the case of a CDOR or Canadian Prime Borrowing]

JPMorgan Chase Bank, N.A., Toronto Branch

[                                      ]

[                                      ]

[                                      ]

Attention:              [                        ]

Facsimile:               [                        ]

Re:                               Amended and Restated Credit Agreement dated as of December 21, 2011 (the “Credit Agreement”), by and among Dynamic Materials Corporation, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A, as Documentation Agent

Ladies and Gentlemen:

Pursuant to the Credit Agreement, the undersigned Borrower hereby makes the requests indicated below:

Exhibit 2.03-1

(a)	Amount of Borrowing:

(b)	Requested funding date:

(c)	Class of Borrowing:

US Borrowing

Euro Borrowing

Canadian Borrowing

(d)	Type of Borrowing:

ABR Borrowing

Eurodollar Borrowing

Eurocurrency Borrowing

Canadian Prime Borrowing

CDOR Borrowing

(e)	Requested Interest Period for Eurodollar Borrowing, Eurocurrency Borrowing or CDOR Borrowing:

(f)	Location and number of account to which funds are to be disbursed:

Each of the undersigned certifies that [s]he is an authorized officer of the undersigned Borrower and as such [s]he is authorized to execute this request on behalf of the undersigned Borrower.  The undersigned Borrower represents and warrants that (i) the undersigned Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement and that no Default or Event of Default has occurred and is continuing or will occur as a result of the making of requested Borrowing; (ii) no Material Adverse Effect has occurred since the date of the most recent Borrowing and (iii) the representations and warranties of each Obligor set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of the Borrowing requested hereby; provided that to the extent any such representation or warranty was made as of a specific date, such representation and warranty shall be true and correct in all material respects as of such specific date.

Exhibit 2.03-2

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

By:
Name:
Title:

Exhibit 2.03-3

EXHIBIT 2.07

FORM OF

INTEREST ELECTION REQUEST

[US Administrative Agent in the case of a Eurodollar or ABR Borrowing]

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn, 7th Floor

Chicago, Illinois 60603

Attention:              Robin Bailey

Alternative:           Jeremy Stank

Facsimile:               (312) 385-7102

[Euro Administrative Agent in the case of a Eurocurrency Borrowing]

J.P. Morgan Europe Limited

125 London Wall

London

England EC2Y 5AJ

Attention:              Agency

Facsimile:               44 207 777 2360

[Canadian Administrative Agent in the case of a CDOR or Canadian Prime Borrowing]

JPMorgan Chase Bank, N.A., Toronto Branch

[                                      ]

[                                      ]

[                                      ]

Attention:              [                       ]

Re:                               Amended and Restated Credit Agreement dated as of December 21, 2011 (the “Credit Agreement”), by and among Dynamic Materials Corporation, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A, as Documentation Agent

Ladies and Gentleman:

Pursuant to the Credit Agreement, the undersigned Borrower hereby makes the requests indicated below:

(a)           The Borrowing to which this Interest Election Request applies is as follows:

Exhibit 2.07-1

(i)            Date of Borrowing:                                      .

(ii)           Class of Borrowing:                                      .

(iii)          Type of Borrowing:                                      .

(iv)          Interest Period:                                      .

(v)           Aggregate amount to be [converted] [continued]:                                      .

(b)                                 The effective date of the election made pursuant to this Interest Election Request is                                      .

(c)                                  The Borrowing resulting from this Interest Election Request shall be a                                       Borrowing.

(d)                                 The Interest Period applicable to the resulting Borrowing is                                      .

Each of the undersigned certifies that [s]he is an authorized officer of the undersigned Borrower and as such [s]he is authorized to execute this request on behalf of the undersigned Borrower.  The undersigned Borrower represents and warrants that (i) the undersigned Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement and that no Default or Event of Default has occurred and is continuing or will occur as a result of the making of requested Borrowing; (ii) no Material Adverse Effect has occurred since the date of the most recent Borrowing and (iii) the representations and warranties of each Obligor set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of the Borrowing requested hereby; provided that to the extent any such representation or warranty was made as of a specific date, such representation and warranty shall be true and correct in all material respects as of such specific date.

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

By:
Name:
Title:

Exhibit 2.07-2

EXHIBIT 5.01(c)

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that [s]he is a Financial Officer of Dynamic Materials Corporation, a Delaware corporation (the “Parent”) and that as such [s]he is authorized to execute this certificate on behalf of the Parent.  With reference to the Amended and Restated Credit Agreement dated as of December 21, 2011 (the “Credit Agreement”), by and among the Parent, the US Borrowers party thereto, the Euro Borrowers party thereto, the Canadian Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, J.P. Morgan Europe Limited, as Euro Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, KeyBank National Association, as Syndication Agent and Wells Fargo Bank, N.A, as Documentation Agent, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)                                  The representations and warranties of the Obligors contained in the Credit Agreement and in the other Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and to the best of the undersigned’s knowledge are true and correct in all material respects at and as of the time of delivery hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(b)                                 No Default has occurred or is continuing, or if a Default has occurred, the details thereof and any action taken or proposed to be taken with respect thereto are specified on Exhibit A attached hereto.

(c)                                  There have been no changes in GAAP or the application thereof since the date of the last audited financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement, or if any change has occurred, the effect such change would have on the financial statements accompanying this certificate is set forth on Exhibit A attached hereto.

(d)                                 Calculations for all financial covenants are set forth in the worksheet attached hereto as Exhibit B.

EXECUTED AND DELIVERED this              day of                                   .

DYNAMIC MATERIALS CORPORATION

By:
Name:
Title:

Exhibit 5.01(c)-1

EXHIBIT A

DEFAULTS; CHANGES IN GAAP

Exhibit 5.01(c)-2

EXHIBIT B

FINANCIAL COVENANT CALCULATION WORKSHEET

($ in 000’s)

	Calculation	Covenant Requirement
Fixed Charge Coverage Ratio	x	2.0 to 1.0
Leverage Ratio	x	See Note 1

Fixed Charge Coverage Ratio: for the trailing four quarter period measured as of the last day of the fiscal quarter ended , 20
(i) Consolidated EBITDA for such trailing four quarter period to
(ii) Fixed Charges for such trailing four quarter period

Leverage Ratio: for the trailing four quarter period measured as of the last day of the fiscal quarter ended , 20
(i) Consolidated Funded Indebtedness of the Parent on the last day of the trailing four quarter period to
(ii) Consolidated Pro Forma EBITDA of the Parent for such trailing four quarter period

Note:

1.                                       Required Leverage Ratio: (i) <2.25 to 1.0 for the period from the Effective Date through December 31, 2013, and (ii) <2.0 to 1.0 thereafter.

Exhibit 5.01(c)-3